                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

================================================================================

                           IRON MOUNTAIN INCORPORATED

                  SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 8, 2004


                           --------------------------
                                  $550,000,000
                           --------------------------

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                     WACHOVIA BANK, NATIONAL ASSOCIATION AND
                             THE BANK OF NOVA SCOTIA
                           as Co-Documentation Agents,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                       JPMORGAN CHASE BANK, TORONTO BRANCH

                        as Canadian Administrative Agent

                                       and

                          J.P. MORGAN SECURITIES INC.,
                         as Lead Arranger and Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
Section 1   Definitions and Accounting Matters...........................................2

       1.01.   Certain Defined Terms.....................................................2
       1.02.   Accounting Terms and Determinations......................................29
       1.03.   Types of Loans...........................................................30

Section 2   Loans, Etc..................................................................30

       2.01.   US$ Loans; US$-Canadian Loans; Multi-Currency Loans; C$ Loans;
               Swingline Loans; Term Loans..............................................30
       2.02.   Reductions of Commitments................................................35
       2.03.   Fees.....................................................................35
       2.04.   Lending Offices..........................................................36
       2.05.   Several Obligations: Remedies Independent................................36
       2.06.   Notes....................................................................36
       2.07.   Use of Proceeds..........................................................36
       2.08.   Letters of Credit........................................................36
       2.09.   Currency Fluctuations, etc...............................................41

Section 3   Borrowings, Conversions and Prepayments.....................................42

       3.01.   Procedure for US$ Loan Borrowing, US$-Canadian Loan Borrowing,
               Term Loan Borrowing and Multi-Currency Borrowing.........................42
       3.02.   Prepayments and Conversions..............................................43
       3.03.   Procedure for Swingline Borrowing; Refunding of Swingline Loans..........44

Section 4   Payments of Principal and Interest..........................................47

       4.01.   Repayment of Loans.......................................................47
       4.02.   Interest.................................................................48

Section 5   Payments; Pro Rata Treatment; Computations; Etc.............................49

       5.01.   Payments.................................................................49
       5.02.   Pro Rata Treatment.......................................................51
       5.03.   Computations.............................................................52
       5.04.   Minimum and Maximum Amounts; Types.......................................52
       5.05.   Certain Notices..........................................................53
       5.06.   Non-Receipt of Funds by the Administrative Agent.........................55
       5.07.   Sharing of Payments; Waiver of Enforcement Without Consent. Etc..........56
       5.08.   Withholding Tax Exemption................................................57

       5.09.   Judgment Currency........................................................58

Section 6   Yield Protection and Illegality.............................................59

       6.01.   Additional Costs.........................................................59
       6.02.   Limitation on Types of Loans.............................................60
       6.03.   Illegality...............................................................61
       6.04.   Substitute ABR Loans.....................................................61
       6.05.   Compensation.............................................................61
       6.06.   Capital Adequacy.........................................................62
       6.07.   Substitution of Lender...................................................62
       6.08.   Additional Costs in Respect of Letters of Credit.........................62

Section 7   Conditions Precedent........................................................63

       7.01.   Effective Date...........................................................63
       7.02.   Initial and Subsequent Loans.............................................65

Section 8   Representations and Warranties..............................................65

       8.01.   Corporate Existence......................................................65
       8.02.   Information..............................................................66
       8.03.   Litigation...............................................................67
       8.04.   No Breach................................................................67
       8.05.   Corporate Action.........................................................67
       8.06.   Approvals................................................................67
       8.07.   Regulations U and X......................................................68
       8.08.   ERISA and the Canadian Pension Plans.....................................68
       8.09.   Taxes....................................................................68
       8.10.   Subsidiaries; Agreements; Etc............................................68
       8.11.   Investment Company Act...................................................68
       8.12.   Public Utility Holding Company Act.......................................69
       8.13.   Ownership and Use of Properties..........................................69
       8.14.   Environmental Compliance.................................................69
       8.15.   Solvency.................................................................69
       8.16.   Senior Debt..............................................................69

Section 9   Covenants...................................................................70

       9.01.   Financial Statements and Other Information...............................70
       9.02.   Taxes and Claims.........................................................72
       9.03.   Insurance................................................................72
       9.04.   Maintenance of Existence; Conduct of Business............................73
       9.05.   Maintenance of and Access to Properties..................................73
       9.06.   Compliance with Applicable Laws..........................................73
       9.07.   Litigation...............................................................74
       9.08.   Indebtedness.............................................................74
       9.09.   Consolidated Leverage Ratio..............................................74

       9.10.   Domestic Leverage Ratio..................................................75
       9.11.   Fixed Charges Coverage Ratio.............................................76
       9.12.   Mergers, Asset Dispositions. Etc.........................................76
       9.13.   Liens....................................................................77
       9.14.   Investments..............................................................78
       9.15.   Restricted Payments......................................................79
       9.16.   Transactions with Affiliates.............................................80
       9.17.   Subordinated Indebtedness................................................81
       9.18.   Lines of Businesses......................................................82
       9.19.   Modification of Other Agreements.........................................82
       9.20.   Interest Rate and Currency Exchange Protection...........................82
       9.21.   Certain Obligations Respecting Subsidiaries..............................82
       9.22.   Environmental Matters....................................................83
       9.23.   Residual Assurances......................................................84
       9.24.   Investments in Excluded Subsidiaries.....................................84
       9.25.   Hedging Agreements.......................................................84
       9.26.   Perfection of Security Interests in Stock of Foreign Subsidiaries........85

Section 10   Defaults...................................................................85

       10.01.  Events of Default........................................................85
       10.02.  Ratable Treatment of Lenders.............................................87

Section 11   The Administrative Agent...................................................88

       11.01.  Appointment Powers and Immunities........................................88
       11.02.  Reliance by Administrative Agent.........................................89
       11.03.  Defaults.................................................................89
       11.04.  Rights as a Lender.......................................................89
       11.05.  Indemnification..........................................................90
       11.06.  Non-Reliance on Administrative Agent and Other Lenders...................90
       11.07.  Failure to Act...........................................................90
       11.08.  Resignation or Removal of Administrative Agent...........................91
       11.09.  Consents under Basic Documents...........................................91
       11.10.  Collateral Sub-Agents....................................................91
       11.11.  Multi-Currency Payment Agent and Canadian Administrative Agent...........91
       11.12.  Additional Ministerial Powers of the Administrative Agent................92

Section 12   Miscellaneous..............................................................92

       12.01.  Waiver...................................................................92
       12.02.  Notices..................................................................92
       12.03.  Expenses Etc.............................................................92
       12.04.  Indemnification..........................................................93
       12.05.  Amendments. Etc..........................................................93
       12.06.  Successors and Assigns...................................................93
       12.07.  Confidentiality..........................................................95

       12.08.  Survival.................................................................95
       12.09.  Captions.................................................................95
       12.10.  Counterparts; Integration................................................96
       12.11.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL..........96
       12.12.  Canadian Borrower's Agent................................................96
       12.13.  Designation of Indebtedness..............................................96
       12.14.  Amendments to Security Documents, Etc....................................96
       12.15.  USA PATRIOT Act..........................................................97

                                    SCHEDULES

SCHEDULE I       -    Commitments
SCHEDULE II      -    Subsidiaries; Investments in Joint Ventures and Other Persons
SCHEDULE III     -    Credit Agreements, Indentures, Leases
SCHEDULE IV      -    Existing Letters of Credit

                                    EXHIBITS

EXHIBIT A-1      -    Form of Revolving Credit Note
EXHIBIT A-2      -    Form of Term Note
EXHIBIT B        -    Subsidiary Guaranty
EXHIBIT C        -    Company Guaranty
EXHIBIT D        -    Company Pledge Agreement
EXHIBIT E        -    Subsidiary Pledge Agreement
EXHIBIT F        -    Canadian Borrower Pledge Agreement
EXHIBIT G-1      -    Form of Opinion of Special New York Counsel to the Company
EXHIBIT G-2      -    Form of Opinion of Special Pennsylvania Counsel to the Company
EXHIBIT G-3      -    Form of Opinion of Special Nova Scotia Counsel to the Canadian Borrower
EXHIBIT H        -    Form of Opinion of Special New York Counsel to the Administrative Agent
EXHIBIT I        -    Exemption Certificate
EXHIBIT J        -    Form of Acknowledgment and Confirmation of Guarantee or Security Document
EXHIBIT K        -    Form of Commitment Increase Supplement
EXHIBIT L        -    Form of Additional Lender Supplement
EXHIBIT M        -    Form of Incremental Term Loan Activation Notice
EXHIBIT N        -    Form of Assignment and Assumption
EXHIBIT O        -    Form of Lender Addendum

                                     ANNEXES

ANNEX A          -    Canadian Borrower Provisions

              SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 8, 2004, among: IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (together with its successors and as more fully defined below, the "COMPANY"); IRON MOUNTAIN CANADA CORPORATION, a company organized and existing under the laws of the Province of Nova Scotia (formerly known as Pierce Leahy Canada Company) (the "CANADIAN BORROWER"); each of the lenders that is listed under the caption "US$ LENDERS" on the signature pages hereto and each lender or financial institution that becomes a "US$ LENDER" after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a "US$ LENDER" and, collectively, together with their respective successors, the "US$ LENDERS"); each of the lenders that is listed under the caption "US$-CANADIAN LENDERS" on the signature pages hereto and each lender or financial institution that becomes a "US$-CANADIAN LENDER" after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a "US$-CANADIAN LENDER" and, collectively, together with their respective successors, the "US$-CANADIAN LENDERS"); each of the lenders that is listed under the caption "MULTI-CURRENCY LENDERS" on the signature pages hereto and each lender or financial institution that becomes a "MULTI-CURRENCY LENDER" after the date hereof pursuant to
       Section 12.06 hereof (individually, together with its successors, a "MULTI-CURRENCY LENDER" and, collectively, together with their respective successors, the "MULTI-CURRENCY LENDERS"); each of the lenders that is listed under the caption "CANADIAN LENDERS" on the signature pages hereto and each lender or financial institution that becomes a "CANADIAN LENDER" after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a "CANADIAN LENDER" and, collectively, together with their respective successors, the "CANADIAN LENDERS"); each of the lenders that is listed under the caption "INITIAL TERM LENDERS" on the signature pages hereto and each lender or financial institution that becomes an "INITIAL TERM LENDER" after the date hereof pursuant to
       Section 12.06 hereof (individually, together with its successors, an "INITIAL TERM LENDER" and, collectively, together with their respective successors, the "INITIAL TERM LENDERS"); Fleet National Bank, as Syndication Agent, Wachovia Bank, National Association and The Bank of Nova Scotia, as Co-Documentation Agents, J.P. MORGAN SECURITIES INC., as arranger and bookrunner, JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, together with its successors in such capacity, the "CANADIAN ADMINISTRATIVE AGENT") and JPMORGAN CHASE BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, the Company, certain of the Lenders and the Administrative Agent are parties to the Sixth Amended and Restated Credit Agreement, dated as of April 2, 2004 (the "EXISTING CREDIT AGREEMENT"), providing, subject to the terms thereof, for extensions of credit to be made by said Lenders to the Company;

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated (a) to provide for a new term loan facility in the aggregate principal amount of $200,000,000, the proceeds of which (together with other funds available to the

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                                                                               2

Company) will be used to prepay in full the term loans outstanding under the Existing Credit Agreement and (b) to continue the existing revolving credit facility; and the Lenders and the Administrative Agent are willing, upon and subject to the terms and conditions hereof, so to amend and restate the Existing Credit Agreement;

          WHEREAS, in order to carry out such amendment and restatement and the subsequent review and interpretation of the Existing Credit Agreement as so amended and restated, the parties hereto desire to amend and restate the Existing Credit Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree that on the Effective Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

          Section 1  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings and the terms defined in Annex A hereto shall have the meanings given to them therein (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ABR LOANS" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

          "ACCOUNTS RECEIVABLE FINANCING" shall mean any accounts receivable sale arrangement, credit facility or conditional purchase contract or similar arrangement providing financing secured directly or indirectly by the accounts receivable and related records, collateral and rights of the Company or its Subsidiaries; PROVIDED that any such transaction shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof (such approval not to be unreasonably withheld).

          "ACKNOWLEDGMENT AND CONFIRMATION OF GUARANTEE OR SECURITY DOCUMENT" shall mean an Acknowledgment and Confirmation of Guarantee or Security Document, in substantially the form of Exhibit J hereto, as said acknowledgment and confirmation shall be modified and supplemented and in effect from time to time.

          "ACQUIRED DEBT" shall mean, with respect to the Company or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Company or any Subsidiary thereof in connection with a Permitted Acquisition occurring after the Effective Date, provided that (i) such Indebtedness was not created by such other Person in contemplation of such acquisition and (ii) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $25,000,000.

          "ACQUISITION" shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by the Company and/or one or more of its Subsidiaries.

          "ACQUISITION CONSIDERATION" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Company and its Subsidiaries in connection therewith, inclusive of (a) Stock Consideration and (b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition,
     (iii) the principal amount of Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

          "ADDITIONAL EXPENDITURES" shall mean, with respect to any Acquisition, amounts expended or to be expended by the Company and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by the Company to be essential for the integration or restructuring of the assets so acquired.

          "ADJUSTED EBITDA" shall mean, for any period, EBITDA for such period, minus the tax provision for such period currently payable.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing,
     (a) no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation and (b) Subsidiaries shall be deemed not to be Affiliates of the Company or any of the other Subsidiaries.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE COMMITMENT FEE RATE" shall mean, at any time, the percentage per annum set forth in the schedule below opposite the Pricing Level in effect at such time:

                      Pricing Level                Applicable Commitment Fee Rate
                      -------------                ------------------------------
                         LEVEL 4

     Greater than or equal to 4.50 to 1.00                     0.500%

                         LEVEL 3

     Less than 4.50 to 1.00 and greater than or
     equal to 3.75 to 1.00                                     0.375%

                         LEVEL 2

     Less than 3.75 to 1.00 and greater than or
     equal to 3.25 to 1.00                                     0.375%

                         LEVEL 1

     Less than 3.25 to 1.00                                    0.375%

          For purposes of this definition, the "Pricing Level" in effect at any time shall be the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth in the definition of "Applicable Margin" in this Section 1.01 corresponding to the Applicable Leverage Ratio in effect at such time.

          "APPLICABLE L/C PERCENTAGE" shall mean, at any time, the Applicable Margin in effect at such time with respect to Eurocurrency Loans that are Revolving Loans (irrespective of whether at the time any Eurocurrency Loan is outstanding).

          "APPLICABLE LENDING OFFICE" for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE LEVERAGE RATIO" shall mean, at any time, the Consolidated Leverage Ratio as at the end of the most recent fiscal quarter of the Company in respect of which financial statements have been delivered by the Company pursuant to either Section 9.01(a) or 9.01(b) hereof; PROVIDED, that no change in the Applicable Leverage Ratio will take effect until the date five Business Days following receipt by the Administrative Agent of the applicable financial statements.

          "APPLICABLE MARGIN" shall mean (a) with respect to the Initial Term Loans, (i) 0.75% in the case of ABR Loans and (ii) 1.75% in the case of Eurocurrency Loans, (b) with respect to Loans other than Term Loans, the rate for the respective Type of Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

                      Range of Applicable
                         Leverage Ratio                Applicable Margin
                      -------------------              -----------------
                                                      ABR     Eurocurrency
                                                     Loans       Loans
                                                     -----    ------------
                          LEVEL 4

           Greater than or equal to 4.50 to 1.00     1.00%        2.00%

                          LEVEL 3

           Less than 4.50 to 1.00 and
           greater than or equal to 3.75 to 1.00     0.75%        1.75%

                          LEVEL 2

           Less than 3.75 to 1.00 and
           greater than or equal to 3.25 to 1.00     0.50%        1.50%

                          LEVEL 1

           Less than 3.25 to 1.00                    0.25%        1.25%

          and (c) for Incremental Term Loans, such per annum rates as shall be agreed to by the Company and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice; PROVIDED, that if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Initial Term Loans) relating to the Initial Term Loans by more than 0.25%, the Applicable Margin relating to the Initial Term Loans shall be adjusted to be equal to the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans MINUS 0.25%.

          "ARRANGER" shall mean J.P. Morgan Securities Inc.

          "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

          "BASIC DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Company Guaranty, the Subsidiary Guaranty, the Security Documents and the Acknowledgment and Confirmation of Guarantee or Security Document entered into pursuant to the terms hereof.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWERS" shall mean the Company and the Canadian Borrower.

          "BORROWING DATE" shall mean any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

          "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in New York City or Boston, Massachusetts and, where such term is used in the definition of "Quarterly Date" in this Section 1.01 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Eurocurrency Loan or a notice with respect to any such borrowing, payment, prepayment, conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CALCULATION DATE" shall mean any Business Day as the Administrative Agent shall elect, but in any event, at least once each calendar month. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, to the extent practicable, select the FIRST day of each Interest Period applicable to Multi-Currency Loans as Calculation Dates.

          "CANADIAN BORROWER PLEDGE AGREEMENT" shall mean the pledge agreement, dated as of February 1, 2000, between the Canadian Borrower and the Canadian Administrative Agent, as the same shall be modified and supplemented and in effect from time to time. The Canadian Borrower Pledge Agreement as in effect on the Effective Date is attached as Exhibit F hereto.

          "CANADIAN COMMITMENTS" shall have the meaning assigned to such term in Annex A hereto.

          "CANADIAN DOLLARS" shall have the meaning assigned to such term in Annex A hereto.

          "CANADIAN LENDERS" shall have the meaning assigned to such term in the Preamble hereto.

          "CANADIAN PENSION PLAN" shall mean any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), the Company, the Canadian Borrower or any other Subsidiary of the Company in respect of any person's employment in Canada or a province or territory thereof with the Company, the Canadian Borrower or any other Subsidiary of the Company and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

          "CANADIAN SECURITY DOCUMENTS" shall mean the Canadian Borrower Pledge Agreement and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on the stock of the Canadian Borrower or any other Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrower hereunder and under any of the other Loan Documents or to secure any guarantee by any Canadian Subsidiary of any such obligations and liabilities.

          "CANADIAN SUBSIDIARY" shall mean a Subsidiary incorporated under the laws of Canada or any province or territory thereof.

          "CAPITAL EXPENDITURES" shall mean capital expenditures by the Company or any of its Subsidiaries during the relevant period determined in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, including, without limitation, all common stock and all preferred stock.

          "CASUALTY EVENT" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CHANGE OF CONTROL" shall mean that:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or

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                                                                               8

     becomes the "beneficial owner" (as defined in Rules 1 3d-3 and 1 3d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company, or

          (b) in any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (c) the Company shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "COLLATERAL ACCOUNT" shall mean a cash collateral account in the name and under the control of the Administrative Agent (and the Multi-Currency Payment Agent) maintained in accordance with the terms of the Security Documents.

          "COMMITMENT PERIOD" shall mean the period from and including the Effective Date to but not including the Commitment Termination Date.

          "COMMITMENTS" shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments, the Canadian Commitments (for all purposes other than Sections 2, 3, 4, 5 and 6 hereof) and the Initial Term Commitments.

          "COMMITMENT TERMINATION DATE" shall mean April 2, 2009 (or, if such day is not a Business Day, the next preceding Business Day) or, in the case of the Term Loans (and for the purposes of Sections 9.08 and 12.05), the Facility Termination Date or Incremental Term Maturity Date, as applicable.

          "COMPANY" shall mean Iron Mountain Incorporated, a Pennsylvania corporation.

          "COMPANY GUARANTY" shall mean the guaranty, dated as of February 1, 2000, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Company guarantees the obligations of the Canadian Borrower under the Basic Documents. The Company Guaranty as in effect on the Effective Date is attached hereto as Exhibit C.

          "COMPANY PLEDGE AGREEMENT" shall mean the pledge agreement, dated as of February 1, 2000, between the Company and the Administrative Agent, as the same shall

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                                                                               9

     be modified and supplemented and in effect from time to time. The Company Pledge Agreement as in effect on the Effective Date is attached hereto as Exhibit D.

          "CONSOLIDATED LEVERAGE RATIO" shall have the meaning assigned to such term in Section 9.09 hereof.

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean at any date the assets of the Company and its Subsidiaries determined on such date on a consolidated basis, LESS goodwill and other intangible assets.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "CURRENCY EXCHANGE AGREEMENT" shall mean a currency exchange agreement or similar arrangement between the Company and one or more of the Lenders.

          "C$ LOAN" shall have the meaning assigned to such term in Annex A hereto.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DE MINIMUS EXCLUDED SUBSIDIARY" shall mean an Excluded Subsidiary designated as such by the Company, PROVIDED, that after giving effect to such designation, the aggregate net tangible assets of the Excluded Subsidiaries so designated does not exceed $50,000,000.

          "DOLLAR EQUIVALENT" shall mean, on any date of determination, with respect to any amount in any Multi-Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Canadian Administration Agent using the Exchange Rate with respect to such Multi-Currency then in effect, in the case of any such Multi-Currency as determined pursuant to Section 2.09.

          "DOLLARS", "US$" and "$" shall mean lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Company organized in the United States of America.

          "EBITDA" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Company and its Subsidiaries, of
     (a) net income for such period PLUS (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period (including minority interest expense), (iii) Interest Expense for such period, (iv) provision for income taxes for such period, (v) extraordinary, unusual or non-recurring charges or other items (including without limitation losses arising from any

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                                                                              10

     natural disasters, debt extinguishment expenses, foreign currency transaction losses and losses on investments) for such period determined in accordance with GAAP, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP and (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon MINUS (c) to the extent included in the calculation of net income for such period, the sum of (i) other income (including interest income) for such period (including gains attributable to minority interest in its Subsidiaries), (ii) extraordinary, unusual or non-recurring gains or other items (including without limitation gains resulting from debt extinguishment, foreign currency transaction gains and gains on investments) for such period determined in accordance with GAAP and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon.

          For the purposes of calculating the ratios set forth in Sections 9.09,
     9.10 and 9.11 there may, at the Company's option (such option to be consistently applied with respect to each transaction), be included in EBITDA for any relevant period, on a PRO FORMA basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with any Permitted Acquisition or any acquisition pursuant to
     Section 9.14(viii)(b) hereof having Acquisition Consideration, in the case of any such Permitted Acquisition, or an aggregate amount of consideration paid, in the case of such acquisition pursuant to Section 9.14(viii)(b) hereof, of more than $500,000. The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.

          "EFFECTIVE DATE" shall have the meaning assigned to such term in
     Section 7.01 hereof.

          "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ENVIRONMENTAL LIABILITIES" shall mean all liabilities of the Company and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential which arise under or relate to Environmental Laws.

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                                                                              11

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY BASE RATE" shall mean, (a) with respect to any Eurocurrency Loans denominated in Dollars, Canadian Dollars or euros the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen or, with respect to Canadian Dollars only, Page 3740 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 or Page 3740, as applicable, of the Telerate screen (or otherwise on such screen), the "EUROCURRENCY BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered currency deposits in the relevant currency at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and (b) with respect to Eurocurrency Loans denominated in Pounds Sterling, the rate per annum determined by the Administrative Agent to be the average of the rates quoted by the Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for such Loans for the offering by the Reference Lenders to leading banks in the Paris interbank market of deposits in Pounds Sterling having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurocurrency Loans of the Reference Lenders to which such Interest Period relates. If any Reference Lender is not participating in any Eurocurrency Loans during the Interest Period therefor (pursuant to Section 6.04 hereof or for any other reason), the Eurocurrency Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loan which such Reference Lender would have made had it been participating in such Loans. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 6.02 shall apply.

          "EUROCURRENCY LOANS" shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurocurrency Base Rate" in this Section 1.01.

          "EUROCURRENCY RATE" shall mean, for any Eurocurrency Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) determined by the Administrative Agent to be equal to (i) the Eurocurrency Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Reserve Requirement for such Loans.

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                                                                              12

          "EUROS" shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

          "EVENTS OF DEFAULT" shall have the meaning assigned to such term in
     Section 10.01 hereof.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXCHANGE RATE" shall mean with respect to any Multi-Currency on a particular date, the rate at which such Multi-Currency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multi-Currency as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multi-Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent's spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multi-Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multi-Currency, for delivery on a spot basis; PROVIDED, HOWEVER, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "EXCLUDED SUBSIDIARY" shall mean any Subsidiary of the Company principally engaged in the records and information management business or related activities organized outside of the United States of America.

          "EXCLUDED SUBSIDIARY MATERIAL ADVERSE CHANGE" shall mean the occurrence of a material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Excluded Subsidiaries, taken as a whole.

          "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to such term in the Recitals.

          "EXISTING FACILITY" shall mean any Facility owned by the Company or any of its Subsidiaries on the Effective Date.

          "EXISTING LETTERS OF CREDIT" shall mean, collectively, all letters of credit identified on Schedule IV hereto and outstanding on the Effective Date.

          "FACILITY" shall mean any facility, or part of a facility (including, without limitation, related office buildings, parking lots or other related real property), now or hereafter owned by the Company or any of its Subsidiaries, in each case including, without limitation, the land on which such facility is located, all buildings and other

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                                                                              13

     improvements thereon, including leasehold improvements, all fixtures, furniture, equipment, inventory and other tangible personal property located in or used in connection with such facility and all accounts receivable and other intangible personal property (other than motor vehicles) related to the ownership, lease or operation of such facility, all whether now existing or hereafter acquired.

          "FACILITY TERMINATION DATE" shall mean April 2, 2011 (or, if such day is not a Business Day, the next preceding Business Day).

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FIXED CHARGES" shall mean for any period the sum of (i) Scheduled Amortization for such period PLUS (ii) Interest Expense for such period PLUS (iii) 50% of the total Capital Expenditures (total Capital Expenditures being calculated for this purpose to exclude replacement Capital Expenditures made with the proceeds of insurance) for such period PLUS (iv) the aggregate amount of non-compete expenses for such period to the extent not capitalized in accordance with GAAP PLUS (v) the aggregate amount of dividend payments in cash by the Company during such period.

          "FUNDED INDEBTEDNESS" shall mean, without duplication, (a) Indebtedness that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof) and (b) Indebtedness outstanding hereunder.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America consistently applied.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the

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                                                                              14

     ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

          "HAZARDOUS SUBSTANCES" shall mean any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including any substance regulated under Environmental Laws.

          "HEDGING AGREEMENT" shall mean any Interest Rate Agreement or Currency Exchange Agreement between the Company and any financial institution.

          "IME" shall mean Iron Mountain Europe Limited, a company organized under the laws of England and Wales.

          "IME CREDIT AGREEMENT" shall mean the Credit Facilities Agreement, dated March 2004, for IME, arranged by Barclays Capital, and The Governor and Company of The Bank of Scotland, acting as Facility Agent and Security Trustee.

          "INCREMENTAL TERM LENDERS" shall mean each Lender that holds an Incremental Term Loan.

          "INCREMENTAL TERM LOAN ACTIVATION NOTICE" shall mean a notice substantially in the form of Exhibit M.

          "INCREMENTAL TERM LOANS" shall mean any Loan made pursuant to Section 2.01(c).

          "INCREMENTAL TERM MATURITY DATE" shall mean with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be April 2, 2011 or later.

          "INDEBTEDNESS" shall mean, as to any Person (determined without duplication):

                 (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

                 (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

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                                                                              15

                 (iii) Capital Lease Obligations and Synthetic Lease Obligations of such Person;

                 (iv) obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

                 (v) for purposes of Section 10.01(b) only, indebtedness of such Person under any Hedging Agreement;

                 (vi)   indebtedness of others of the type described in clauses
          (i) through (v) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person;

                 (vii)  indebtedness of others of the type described in clauses
          (i) through (v) above Guaranteed by such Person; and

                 (viii) Accounts Receivable Financings and Permitted Mortgage Financings of such Person.

          Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

          "INITIAL TERM COMMITMENT" shall mean, as to each Initial Term Lender, the obligation of such Initial Term Lender to make Initial Term Loans, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Initial Term Lender's name on Schedule I hereto under the caption "Initial Term Commitment" or, in the case of a Person that is party to an assignment permitted under
     Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 3.02 hereof). The original aggregate amount of the Initial Term Commitments is $200,000,000.

          "INITIAL TERM LENDERS" shall have the meaning assigned to such term in the Preamble hereto.

          "INITIAL TERM LOANS" shall have the meaning ascribed to such term in
     Section 2.01(a).

          "INTEREST EXPENSE" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), including the interest portion of rental or similar payments under Capital Lease Obligations and Synthetic Leases and any capitalized interest, and excluding amortization of debt discount and expense, interest paid in kind and any swap "breakage" or similar costs.

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                                                                              16

          "INTEREST PERIOD" shall mean, with respect to any Eurocurrency Loans, the period commencing on the date such Loans are made or converted from ABR Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second, third, sixth or (if acceptable to all Lenders) twelfth calendar month thereafter, as the Company may select as provided in Section 5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

                 (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

                 (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                 (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan would otherwise be a shorter period, such Loans shall not be available hereunder for such period.

          "INTEREST RATE AGREEMENT" shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Company and any financial institution.

          "INVESTMENTS" shall have the meaning assigned to such term in Section
     9.14 hereof.

          "ISSUING BANK" shall mean JPMorgan Chase Bank or any Affiliate thereof or any other Lender so designated with the consent of such other Lender, JPMorgan Chase Bank and the Company.

          "JPMORGAN CHASE BANK" shall mean JPMorgan Chase Bank and its successors.

          "LENDERS" shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Canadian Lenders (for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof) and the Term Lenders.

          "LENDER ADDENDUM" shall mean a Lender Addendum, in substantially the form of Exhibit O hereto.

          "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of

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                                                                              17

     Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn stated amount of such Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.08 hereof or Annex A hereto, as the case may be, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.08.

          "LETTERS OF CREDIT" shall have the meaning assigned to such term in
     Section 2.08 hereof and, unless the content otherwise requires, refers to Canadian Letters of Credit as defined in Annex A hereto.

           "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LIQUID INVESTMENTS" shall mean:

                 (i) deposits maturing within 90 days of the acquisition thereof denominated in freely exchangeable currencies and issued by
          (X) a Lender or (Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Ratings Services or A-2 or higher by Moody's Investors Service, Inc.;

                 (ii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
          (i) above entered into with (x) any Lender or (y) any bank or trust company meeting the qualifications specified in clause (i)(Y) above;

                 (iii) obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue;

                 (iv) commercial paper with maturities of not more than 90 days and a published rating of not less than A-2 and P-2 (or the equivalent rating); and

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                                                                              18

                 (v) investments in money market funds substantially all of whose assets are comprised of securities and other obligations of the types described in clauses (i) through (iv) above.

          "LOANS" shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans, the C$ Loans (for all purposes other than Sections 3,4,5 and 6 hereof) and the Term Loans.

          "MAJORITY LENDERS" shall mean Lenders having at least 51% of (a) the aggregate amount of (i) the Revolving Commitments and (ii) the Initial Term Commitments (or, if the Term Loans have been made, the aggregate unpaid principal amount of the Term Loans) or (b) if the Revolving Commitments shall have terminated, the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Lenders and the Administrative Agent or the Multi-Currency Payment Agent under any of the Basic Documents or the Senior Subordinated Debt Documents or (d) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "MERGING SUBSIDIARY" shall have the meaning assigned to such term in
     Section 9.04 hereof.

          "MULTI-CURRENCY" shall mean each of Pounds Sterling, euros, Dollars or Canadian Dollars.

          "MULTI-CURRENCY COMMITMENT" shall mean, as to each Multi-Currency Lender, the obligation of such Multi-Currency Lender to make Multi-Currency Loans, and to issue or participate in Multi-Currency Swingline Loans and Letters of Credit pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Multi-Currency Lender's name on Schedule I hereto under the caption "Multi-Currency Commitment"(expressed in Dollars) or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof). The original aggregate amount of the Multi-Currency Commitments is $100,000,000.

          "MULTI-CURRENCY LOAN" shall have the meaning assigned to such term in
     Section 2.01.

          "MULTI-CURRENCY LOANS (DOLLAR EQUIVALENT)" shall mean the Dollar Equivalent of the relevant Multi-Currency Loans.

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                                                                              19

          "MULTI-CURRENCY PAYMENT AGENT" shall mean the London branch office of JPMorgan Chase Bank.

          "MULTI-CURRENCY PERCENTAGE" shall mean, with respect to any Multi-Currency Lender at any time, the ratio (expressed as a percentage) of
     (a) the amount of the Multi-Currency Commitment of such Multi-Currency Lender at such time to (b) the aggregate amount of the Multi-Currency Commitments of all of the Multi-Currency Lenders at such time.

          "MULTI-CURRENCY SWINGLINE COMMITMENT" shall mean the obligation of the Swingline Lender to make Multi-Currency Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $25,000,000.

          "MULTI-CURRENCY SWINGLINE LOANS" shall have the meaning assigned to such term in Section 2.01(d).

          "MULTIEMPLOYER PLAN" shall mean at any time an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

          "NET CASH PROCEEDS" shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

                 (a) with respect to the disposition of any asset by the Company or any of its Subsidiaries (except IME and its Subsidiaries), the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Indebtedness which (except in the case of Indebtedness of any Excluded Subsidiary permitted under clause (v) of Section 9.08 hereof) is secured by such asset and which (in all cases) is required to be repaid in connection with the disposition thereof, PLUS (B) the reasonable out-of-pocket expenses incurred by the Company or such Subsidiary, as the case may be, in connection with such disposition, PLUS (C) provision for taxes, including income taxes, attributable to the disposition of such asset;

                 (b) with respect to the issuance of any Indebtedness of the Company or any its Subsidiaries (except IME and its Subsidiaries) (including, without limitation (x) any Accounts Receivable Financing permitted under the terms of Section 9.08 hereof (to the extent the net proceeds exceed $100,000,000) and (y) any Permitted Mortgage Financing of Existing Facilities but excluding any Permitted Mortgage Financing of Facilities acquired after the Effective Date), the gross proceeds received by the Company or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and

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                                                                              20

                 (c) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries (except IME and its Subsidiaries) in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event.

     In the case of any Accounts Receivable Financing, the gross proceeds therefrom shall be determined on the basis of the gross proceeds received in cash from unrelated financing parties at the time of the first transaction under such Accounts Receivable Financing or any new tranche thereof.

          "1999 SENIOR SUBORDINATED DEBT" shall mean Indebtedness of the Company in respect of the 8-1/4% Senior Subordinated Notes of the Company due July 1, 2011 issued pursuant to the 1999 Senior Subordinated Debt Indenture.

          "1999 SENIOR SUBORDINATED DEBT INDENTURE" shall mean the indenture dated as of April 26, 1999 among the Company, certain of its Subsidiaries and The Bank of New York, as Trustee, as the same may be amended or modified, without prejudice to the provisions of Section 9.19 hereof.

          "NOTES" shall mean the promissory notes provided for by Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "OBLIGOR" shall mean, collectively, the Company, the Canadian Borrower and each of the Subsidiary Guarantors.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ACQUISITION" has the meaning set forth in Section 9.12.

          "PERMITTED INDEBTEDNESS" shall mean, without duplication:

                 (i)    Seller Indebtedness;

                 (ii)   Indebtedness secured by Permitted Mortgages;

                 (iii)  Indebtedness in respect of agreements not to compete;

                 (iv)   Capitalized Lease Obligations;

                 (v) Indebtedness consisting of reimbursement obligations in respect of letters of credit issued by any bank for the account of the Company or any of its

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                                                                              21

          Subsidiaries, the aggregate amount available to be drawn under which may not exceed $10,000,000 at any time;

                 (vi) Indebtedness in respect of any Hedging Agreement permitted under Section 9.25 hereof;

                 (vii) Indebtedness of the Company in an aggregate outstanding principal amount not at any time exceeding $30,000,000;

                 (viii) any Guaranty by the Company of Indebtedness of Excluded Subsidiaries in an aggregate outstanding principal amount not at any time exceeding $15,000,000;

                 (ix) any guaranty by the Company of Indebtedness incurred pursuant to the foregoing clauses (ii), (iii), (iv) or (v) by a Subsidiary of the Company;

                 (x)    Acquired Debt of the Company or any Subsidiary;

                 (xi) Indebtedness of (a) the Company to any Subsidiary, (b) any Subsidiary to any other Subsidiary or (c) any Subsidiary to the Company, PROVIDED that any Indebtedness incurred pursuant to the foregoing clause (b) or (c) is permitted as an Investment by the lender thereof under Section 9.14 or 9.24; and

                 (xii) Indebtedness of any Excluded Subsidiary to any minority shareholder or partner in such Excluded Subsidiary.

     PROVIDED, that Permitted Indebtedness incurred pursuant to the foregoing clauses (i) and (iii) may be incurred only in connection with Permitted Acquisitions.

          "PERMITTED MORTGAGE" means any mortgage subjecting property of any Subsidiary of the Company to a Lien where (i) the outstanding Capital Stock of such Subsidiary has been pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Company Pledge Agreement, the Canadian Borrower Pledge Agreement, the Subsidiary Pledge Agreement or another pledge agreement that is in form and substance reasonably acceptable to the Administrative Agent, (ii) the Company shall agree, for the benefit of the Administrative Agent and the Lenders, not to permit any Subsidiary owning any interest in such property to create, incur or suffer to exist any Indebtedness other than Indebtedness permitted hereunder (determined without giving effect to clause (ii) of the definition of "Permitted Indebtedness" in this Section 1.01) and other Indebtedness secured by such mortgage, (iii) such mortgage (and the other documentation, if any, relating thereto) does not contain any cross-default provisions referring to any other indebtedness of the Company or its Subsidiaries (except in the case of Permitted Mortgage Financings of Existing Facilities) and (iv) such mortgage (and the other documentation, if any, relating thereto) does not contain any covenants subjecting the Company or its Subsidiaries to financial tests of any nature (except in the case of Permitted Mortgage Financings of Existing Facilities).

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                                                                              22

          "PERMITTED MORTGAGE FINANCING" shall mean any financing (or series of related financings) by the Company or any of its Subsidiaries after the Effective Date that is secured by a mortgage on one or more Facilities, PROVIDED that (a) the proceeds of such financing (except to the extent that Permitted Mortgage Financings of Facilities acquired after the Effective Date are excluded by the definition of "Net Cash Proceeds" herein) are applied to the prepayment of Loans as provided in Section 3.02(b) hereof,
     (b) such financings are otherwise permitted by the terms of Section 9.08 hereof and (c) in the case of each such mortgage financing by a Subsidiary of the Company, each such mortgage created thereby is a Permitted Mortgage.

          "PERSON" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          "PLAN" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (b)maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "POST-DEFAULT RATE" shall mean a rate equal to the sum of 2% PLUS the higher of (i) the rate of interest applicable to ABR Loans and (ii) in the case of any Loan, the rate of interest (if any) otherwise applicable to such Loan.

          "POUNDS STERLING" shall mean the lawful currency of the United Kingdom, PROVIDED that, unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of the United Kingdom as the lawful currency of that country, then: (i) any reference herein to, and any obligations arising hereunder in, the currency of the United Kingdom shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by the Administrative Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably); PROVIDED further that, if a change in the currency of the United Kingdom occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

          "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in

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                                                                              23

     New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "PRINCIPAL STOCKHOLDERS" shall mean each of Vincent J. Ryan, Schooner Capital Corporation, C. Richard Reese, Eugene B. Doggett, J. Peter Pierce, Leo W. Pierce, Sr., B. Thomas Golisano, Kent P. Dauten and their respective Affiliates.

          "QUARTERLY DATES" shall mean the last Business Day of each March, June, September and December.

          "RCRA" means the Resource Conservation and Recovery Act, as amended.

          "RECOVERY EVENT" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

          "REFERENCE LENDERS" shall mean JPMorgan Chase Bank, Fleet National Bank, Wachovia Bank, National Association and The Bank of Nova Scotia.

          "REFUNDED MULTI-CURRENCY SWINGLINE LOANS" shall have the meaning given thereto in Section 3.03(b)(ii).

          "REFUNDED US$ SWINGLINE LOANS" shall have the meaning given thereto in
     Section 3.03(b)(i).

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company or the Canadian Borrower, as the case may be, then outstanding to reimburse amounts paid by the Issuing Bank or the Canadian Issuing Bank, as the case may be, in respect of any drawings under a Letter of Credit.

          "REINVESTMENT DEFERRED AMOUNT" shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith that are not applied to prepay or reduce the Commitments pursuant to Section 3.02(c).

          "REINVESTMENT EVENT" shall mean any disposition of assets or Recovery Event in respect of which, so long as no Event of Default has occurred and is continuing, the

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                                                                              24

     Company has determined that it (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of such disposition of assets or Recovery Event to acquire or construct assets useful in its business.

          "REINVESTMENT PREPAYMENT AMOUNT" shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or construct assets useful in the Company's business.

          "REINVESTMENT PREPAYMENT DATE" shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or construct assets useful in the Company's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "RELEASE" shall have the meaning set forth in 42 U.S.C. Section 9601(22), but shall not include any "federally permitted release" as defined in 42 U.S.C. Section 9601(10). The term "Released" shall have a corresponding meaning.

          "RESERVE REQUIREMENT" shall mean, for any Eurocurrency Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurocurrency Rate is to be determined as provided in the definition of "Eurocurrency Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans.

          "RESIDUAL ASSURANCES" shall mean any commitment or undertaking by the Company required as a condition to any financing made available by any Person to an Affiliate of the Company to finance the costs of construction or acquisition by such Affiliate of records management facilities (including the acquisition of real estate for development purposes), where such facility is intended to be leased to the Company or a Subsidiary of the Company, which commitment or undertaking is intended to provide such Person with an additional assurance that it will receive a minimum return under such financing (and which does not constitute a Guaranty of the principal amount of such financing); provided that such commitment or undertaking shall be entered into on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

          "RESTRICTED PAYMENT" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Company, or any payment

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                                                                              25

     in respect of any option or warrant to purchase any shares of any class of Capital Stock of the Company or the exchange or conversion of any shares of any class of Capital Stock of the Company for or into any obligations of or shares of any other class of Capital Stock of the Company or any other property, but excluding dividends payable solely in, or exchanges or conversions for or into, shares of common stock of the Company.

          "REVOLVING COMMITMENTS" shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments, the Swingline Commitment and, for all purposes other than Sections 2, 3, 4, 5 and 6, the Canadian Commitments.

          "REVOLVING LENDERS" shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Swingline Lender and, for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof, the Canadian Lenders.

          "REVOLVING LOANS" shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and, for all purposes other than Sections 3, 4, 5 and 6 hereof, the C$ Loans.

          "SCHEDULED AMORTIZATION" shall mean, for any period, the sum (calculated without duplication) of all payments of principal of Indebtedness of the Company (other than Indebtedness hereunder) scheduled to be made during such period.

          "SECURITY DOCUMENTS" shall mean, collectively, the Company Pledge Agreement, the Canadian Borrower Pledge Agreement, the Subsidiary Pledge Agreement and all Uniform Commercial Code financing statements and similar items required by said agreements to be filed with respect to the security interests in personal property created pursuant thereto.

          "SELLER INDEBTEDNESS" shall mean Indebtedness incurred after the date hereof and payable to sellers in connection with Permitted Acquisitions that by its terms is subordinated to the payment of the principal of and interest on the Loans and Reimbursement Obligations.

          "SENIOR DEBT" shall mean at any time, the aggregate principal amount of Funded Indebtedness outstanding MINUS the aggregate principal amount of Subordinated Indebtedness outstanding.

          "SENIOR SUBORDINATED DEBT" shall mean, collectively, the 1999 Senior Subordinated Debt, the 2001 Senior Subordinated Notes, the 2002 Senior Subordinated Notes, the 2003 Senior Subordinated Notes, the 2004 Senior Subordinated Notes and any other subordinated Indebtedness permitted under
     Section 9.08(iii) hereof.

          "SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Senior Subordinated Debt Indentures and the promissory notes evidencing Indebtedness thereunder, in each case as the same may be amended or modified, without prejudice to the provisions of Section 9.19 hereof.

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                                                                              26

          "SENIOR SUBORDINATED DEBT INDENTURES" shall mean, collectively, the 1999 Senior Subordinated Indenture, the 2001 Senior Subordinated Notes Indenture, the 2002 Senior Subordinated Notes Indenture, the 2004 Senior Subordinated Notes Indenture and documentation for subordinated indebtedness permitted under 9.08(iii) hereof.

          "SPE" shall mean any special purpose entity formed by the Company for the purposes of engaging in an Accounts Receivable Financing permitted under the terms of this Agreement.

          "STOCK CONSIDERATION" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Company and its Subsidiaries in connection therewith consisting of the Company's common stock or with proceeds of the issuance of the Company's common stock within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by the Company in respect of any Acquisition where the Stock Consideration consists of the Company's common stock shall be deemed to be equal to the fair market value of the Company's common stock so paid, determined in good faith by the Company at the time of such Acquisition.

          "STOCK REPURCHASES" shall have the meaning assigned to such term in
     Section 9.15(ii).

          "SUBORDINATED INDEBTEDNESS" shall mean, collectively, (a) Senior Subordinated Debt and (b) Seller Indebtedness.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUBSIDIARY GUARANTOR" shall mean (i) each of the Subsidiaries of the Company listed in Part 1 of Schedule II hereto other than those Subsidiaries identified in Part 1 of Schedule II as not being a Subsidiary Guarantor and (ii) each other Subsidiary of the Company that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Company hereunder pursuant to Section 9.21.

          "SUBSIDIARY GUARANTY" shall mean the subsidiary guaranty, dated as of February 1, 2000, between the Subsidiary Guarantors and the Administrative Agent, as said agreement shall be modified and supplemented and in effect from time to time and pursuant to which the Subsidiary Guarantors guarantee the obligations of the Company under the Basic Documents and any Hedging Agreements with any Lender or any

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                                                                              27

     Affiliate thereof. The Subsidiary Guaranty as in effect on the Effective Date is attached as Exhibit B hereto.

          "SUBSIDIARY PLEDGE AGREEMENT" shall mean the pledge agreement, dated as of February 1, 2000, between the Subsidiary Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time. The Subsidiary Pledge Agreement as in effect on the Effective Date is attached as Exhibit E hereto.

          "SWINGLINE LENDER" shall mean each of one or more Lenders, in its capacity as the lender of Multi-Currency Swingline Loans or US$ Swingline Loans, as the case may be. The Swingline Lender shall be designated by the Company from time to time with the consent of the Administrative Agent.

          "SWINGLINE LOANS" shall mean the US$ Swingline Loans and the Multi-Currency Swingline Loans.

          "SYNTHETIC LEASE" shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

          "SYNTHETIC LEASE OBLIGATIONS" shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

          "TERM LENDERS" shall mean the collective reference to the Initial Term Lenders and the Incremental Term Lenders.

          "TERM LOANS" shall mean the collective reference to the Initial Term Loans and the Incremental Term Loans.

          "2001 SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 8-5/8% Senior Subordinated Notes of the Company due April 1, 2013 issued pursuant to the 2001 Senior Subordinated Debt Indenture.

          "2001 SENIOR SUBORDINATED DEBT INDENTURE" shall mean the Indenture dated as of April 3, 2001, as supplemented by a First Supplemental Indenture dated as of April 3, 2001, among the Company and The Bank of New York, as Trustee, and by a Second Supplemental Indenture dated as of September 14, 2001, among the Company and The Bank of New York, as Trustee, as the same may be amended or modified, without prejudice to the provisions of Section 9.19 hereof.

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                                                                              28

           "2002 SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 7-3/4% Senior Subordinated Notes of the Company due January 15, 2015 issued pursuant to the 2002 Senior Subordinated Debt Indenture.

          "2002 SENIOR SUBORDINATED DEBT INDENTURE" shall mean the Indenture dated as of December 30, 2002, as supplemented by a First Supplemental Indenture dated as of December 30, 2002, among the Company and The Bank of New York, as Trustee, and by a Second Supplemental Indenture dated as of June 20, 2003, among the Company and The Bank of New York, as Trustee, as the same may be amended or modified, without prejudice to the provisions of
     Section 9.19 hereof.

          "2003 SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 6-5/8% Senior Subordinated Notes of the Company due January 1, 2016 issued pursuant to the 2002 Senior Subordinated Debt Indenture.

          "2004 SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 7-1/4% Senior Subordinated Notes of the Company due April 15, 2014 issued pursuant to the 2004 Senior Subordinated Debt Indenture.

          "2004 SENIOR SUBORDINATED DEBT INDENTURE" shall mean the Indenture dated as of January 22, 2004, among the Company and The Bank of New York, as Trustee, as the same may be amended or modified, without prejudice to the provisions of Section 9.19 hereof.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "UNFUNDED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

          "US$ COMMITMENT" shall mean, as to each US$ Lender, the obligation of such US$ Lender to make US$ Loans, and to issue or participate in Letters of Credit and US$ Swingline Loans pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$ Lender's name on
     Schedule I hereto under the caption "US$ Commitment" or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to
     Section 2.01, 2.02 or 3.02 hereof). The original aggregate amount of the US$ Commitments is $75,000,000.

          "US$ COMMITMENT PERCENTAGE" shall mean, with respect to any US$ Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$ Commitment of such US$ Lender at such time to (b) the aggregate amount of the US$ Commitments of all of the US$ Lenders at such time.

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                                                                              29

          "US$ LOANS" shall have the meaning assigned to such term in Section 2.01.

          "US$-CANADIAN COMMITMENT" shall mean, as to each US$-Canadian Lender, the obligation of such US$-Canadian Lender to make US$-Canadian Loans in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$-Canadian Lender's name on Schedule I hereto under the caption "US$-Canadian Commitment" or, in the case of a Person that is party to an assignment permitted under Section
     12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof). The original aggregate amount of the US$-Canadian Commitments is $175,000,000 minus the original aggregate amount of the Canadian Commitments.

          "US$-CANADIAN COMMITMENT PERCENTAGE" shall mean, with respect to any US$-Canadian Lender at any time, the ratio (expressed as a percentage) of
     (a) the amount of the US$-Canadian Commitment of such US$-Canadian Lender at such time to (b) the aggregate amount of the US$-Canadian Commitments of all of the US$-Canadian Lenders at such time.

          "US$-CANADIAN LOANS" shall have the meaning assigned to such term in
     Section 2.01.

          "US$ SWINGLINE COMMITMENT" shall mean the obligation of the Swingline Lender to make US$ Swingline Loans pursuant to Section 2.01(d) in an aggregate principal at any one time not to exceed $15,000,000.

          "US$ SWINGLINE LOANS" shall have the meaning assigned to such term in section 2.01(d).

          "US$ SWINGLINE PARTICIPATION AMOUNT" shall have the meaning assigned to such term in section 3.03(c)(i).

          "VOTING STOCK" shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          "WHOLLY-OWNED SUBSIDIARY" shall mean as to any Person, a Subsidiary of such Person all of whose outstanding shares of Capital Stock (except directors' qualifying shares) are directly or indirectly owned by such Person.

          1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance

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                                                                              30

with GAAP; provided that if any change in GAAP proposed after the Effective Date in itself materially affects the calculation of any financial covenant in
Section 9, the Company may by notice to the Administrative Agent, or the Administrative Agent (at the request of the Majority Lenders) may by notice to the Company, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Company, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 9.01 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. To enable the ready determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

          1.03. TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination of whether such Loan is a Eurocurrency Loan or an ABR Loan.

          Section 2 LOANS, ETC.

          2.01. US$ LOANS; US$-CANADIAN LOANS; MULTI-CURRENCY LOANS; C$ LOANS; SWINGLINE LOANS; TERM LOANS.

          (a) Subject to the terms and conditions of this Agreement, (i) each US$ Lender severally agrees to continue and make loans to the Company in Dollars ("US$ LOANS") during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Commitment of such US$ Lender as in effect from time to time, PROVIDED that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time, (ii) each US$-Canadian Lender severally agrees to continue and make loans to the Company in Dollars or Canadian Dollars ("US$-CANADIAN LOANS") during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Commitment of such US$-Canadian Lender as in effect from time to time, PROVIDED that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans, together with the aggregate outstanding principal amount of all C$ Loans and the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time,
(iii) each Multi-Currency Lender severally agrees to continue and make loans to the Company in any Multi-Currency ("MULTI-CURRENCY LOANS") during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Commitment of such Multi-Currency Lender as in effect from time to time, PROVIDED that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding, exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time, (iv) each Canadian Lender severally agrees to continue and make C$ Loans to the Canadian Borrower in Canadian Dollars during the Commitment Period and the

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                                                                              31

Canadian Issuing Bank agrees to make available Canadian Letters of Credit in accordance with the terms and provisions of Annex A hereto, and (v) each Initial Term Lender severally agrees to make a term loan to the Company in Dollars ("INITIAL TERM LOANS") on the Effective Date in an amount not to exceed the amount of the Initial Term Commitment of such Initial Term Lender. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Company may (x) borrow, repay and reborrow the US$ Loans, the Dollar-denominated US$-Canadian Loans and the Dollar-denominated Multi-Currency Loans by means of ABR Loans and Eurocurrency Loans and (y) convert the US$ Loans, the Dollar-denominated US$-Canadian Loans, the Dollar-denominated Multi-Currency Loans or the Term Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods. Unless otherwise provided herein, all Multi-Currency Loans and all US$-Canadian Loans made to the Company, other than Dollar-denominated Multi-Currency Loans and Dollar-denominated US$-Canadian Loans, shall be made, maintained and continued as Eurocurrency Loans. Notwithstanding the foregoing, in connection with the making of any Initial Term Loan pursuant to this clause
(v) of this Section 2.01(a), by delivering notice to the Administrative Agent prior to the Effective Date, any Initial Term Lender may elect to convert all or part of the outstanding principal amount of such Lender's existing term loans under the Existing Credit Agreement into a principal amount of Initial Term Loans hereunder equal to the principal amount so converted.

          (b)    (i)    Notwithstanding anything to the contrary contained in
this Agreement, the Company may request from time to time that the aggregate Revolving Commitments hereunder be increased by an aggregate amount not to exceed $200,000,000 LESS the aggregate amount of borrowings of Incremental Term Loans pursuant to Section 2.01(c). The Company may (I) request any of one or more of the Lenders to increase the amount of its Revolving Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender and shall contain the Company's requested allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments) and/or (II) arrange for any of one or more banks or financial institutions not a party hereto (an "OTHER LENDER") to become a party to and a Lender under this Agreement, PROVIDED that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent. In no event may any Lender's Revolving Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Company's request for an increase shall be deemed a rejection by such Lender of the Company's request. The aggregate Revolving Commitments of all Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing. Upon any request by the Company to increase the aggregate Revolving Commitments hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Revolving Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment.

          (ii) If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Revolving Commitment hereunder (such a Lender hereinafter referred to as an

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                                                                              32

"INCREASING LENDER"), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, substantially in the form of Exhibit K (a "COMMITMENT INCREASE SUPPLEMENT"), which agreement shall specify, among other things, (x) the amount of the increased Revolving Commitment of such Increasing Lender and (y) the allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments. Upon the effectiveness of such Increasing Lender's increase in Revolving Commitment, Schedule I shall, without further action, be deemed to have been amended appropriately to reflect the increased Revolving Commitment and of such Increasing Lender. Any Other Lender which is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall enter into a written agreement with the Company and the Administrative Agent, substantially in the form of Exhibit L (an "ADDITIONAL LENDER SUPPLEMENT"), which agreement shall specify, among other things, its Revolving Commitment hereunder. When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Revolving Commitment of such Other Lender. Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a "Lender" hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Revolving Commitment shall be the amount specified in its Additional Lender Supplement. Each Other Lender which executes and delivers an Additional Lender Supplement and becomes a party hereto and a "Lender" hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an "ADDITIONAL LENDER."

          (iii) In no event shall an increase in a Lender's Revolving Commitment or the Revolving Commitment of an Other Lender become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Company, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5 and 7 of Exhibit G-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the aggregate Revolving Commitments hereunder resulting from the increase in such Lender's Revolving Commitment or the extension of a Revolving Commitment by such Other Lender. In no event shall an increase in a Lender's Revolving Commitment or the Revolving Commitment of an Other Lender which results in the aggregate Revolving Commitments of all Lenders hereunder exceeding the amount which is authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company. Upon the effectiveness of the increase in a Lender's Revolving Commitment or the Revolving Commitment of an Other Lender pursuant to the preceding sentence and execution by an Increasing Lender of a Commitment Increase Supplement or by an Additional Lender of an Additional Lender Supplement, the Company shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding US$ Loans, Multi-Currency Loans, US$-Canadian Loans and/or C$ Loans, as applicable, as shall be required to cause the aggregate outstanding principal amount of such Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to

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                                                                              33

such Lender's share of the relevant aggregate Revolving Commitments hereunder after giving effect to any increase thereof.

          (iv) No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Company and acknowledged by the Administrative Agent. No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor. In no event shall the Revolving Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Revolving Commitments hereunder shall be increased by the amount of each Additional Lender's Revolving Commitment. Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.

          (c)    (i)    Notwithstanding anything to the contrary contained in
this Agreement, the Company may request not more than twice that any one or more Lenders (or any Other Lender) shall make Incremental Term Loans in an aggregate amount (x) on any one occasion, not less than $50,000,000, and (y) at all times, not to exceed $200,000,000 in the aggregate LESS any increase in the Revolving Commitments pursuant to Section 2.01(b). The Company may (I) request any of one or more of the Lenders to make Incremental Term Loans (which request shall be in writing and sent to the Administrative Agent to forward to such Lender) and/or
(II) arrange for any Other Lender to become a party to and a Lender under this Agreement, PROVIDED that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent. The Incremental Term Loans may not be made if, at the time of such proposal hereunder or after giving effect to the borrowing of such Incremental Term Loans, a Default or Event of Default has occurred and is continuing. Upon any such request pursuant to this Section 2.01(c)(i) by the Company, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to participate in any increase described in this paragraph, and each Lender may at its option, unconditionally and without cause, decline to participate in such increase.

          (ii) If any Lender is willing, in its sole and absolute discretion, to make Incremental Term Loans hereunder, it shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the amount of such Incremental Term Loans, (ii) the applicable Incremental Term Maturity Date, (iii) the amortization schedule for such Incremental Term Loans,
(iv) the Applicable Margin for such Incremental Term Loans and (v) the proposed original issue discount applicable to such Incremental Term Loans, if any. Any Other Lender which is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the

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                                                                              34

Company with the Administrative Agent) shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice and enter into an Additional Lender Supplement. Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a "Lender" hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and the amount of its Incremental Term Loans shall be the amount specified in its Additional Lender Supplement.

          (iii) In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a favorable written opinion of counsel for the Company, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5 and 7 of Exhibit G-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the borrowings of the Incremental Term Loans. In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.

          (d) (i) The Swingline Lender agrees to make a portion of the credit otherwise available to the Company under the US$ Commitments from time to time during the Commitment Period by making swing line loans ("US$ SWINGLINE LOANS") to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Swingline Commitment (notwithstanding that the US$ Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect), PROVIDED that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time. During the Commitment Period, the Company may use the US$ Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. US$ Swingline Loans shall be ABR Loans only. For purposes of calculating the commitment fee payable in respect of the US$ Commitments under Section 2.03, the US$ Swingline Loans shall not be treated as usage of the US$ Commitments. US$ Swingline Loans shall be Dollar-denominated Loans only.

          (ii) The Swingline Lender agrees to make a portion of the credit otherwise available to the Company under the Multi-Currency Commitments from time to time during the Commitment Period by making swing line loans ("MULTI-CURRENCY SWINGLINE LOANS") to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Swingline Commitment (notwithstanding that the Multi-Currency Swingline Loans outstanding at any time, when aggregated with the Multi-Currency Swingline Lender's other outstanding Revolving Loans, may exceed the Multi-Currency Swingline Commitment then in effect), PROVIDED that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding, exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time. During the Commitment Period, the Company may use the Multi-

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                                                                              35

Currency Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Multi-Currency Swingline Loans shall be Eurocurrency Loans only and the Interest Period with respect to such Eurocurrency Loans shall be as agreed upon by the Multi-Currency Swingline Lender. For purposes of calculating the commitment fee payable in respect of the Multi-Currency Commitments under Section 2.03, the Multi-Currency Swingline Loans shall not be treated as usage of the Multi-Currency Commitments. Multi-Currency Swingline Loans shall be denominated only in Pounds Sterling.

          2.02.  REDUCTIONS OF COMMITMENTS.

          (a) MANDATORY. The US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall terminate on the Commitment Termination Date. In addition, the US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall be reduced as provided in Section 3.02(c).

          (b) OPTIONAL. The Company shall have the right to terminate or reduce the unused US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments (for which purpose use of the US$ Commitments and Multi-Currency Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities under the US$ Commitment or the Multi-Currency Commitment, as the case may be) at any time or from time to time, provided that (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

          (c) NO REINSTATEMENT. US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments once terminated or reduced may not be reinstated.

          2.03. FEES. The Company shall pay to the Administrative Agent for the account of each US$ Lender, US$-Canadian Lender or Multi-Currency Lender commitment fees in Dollars on the daily average unused amount of such Lender's US$ Commitment, US$-Canadian Commitment or Multi-Currency Commitment, as the case may be, (for which purpose, (i) the aggregate amount of any Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments shall be deemed to be a PRO RATA (based on the US$ Commitments or the Multi-Currency Commitments, as the case may be) use of each Lender's US$ Commitment or Multi-Currency Commitment, as the case may be, and (ii) the daily average amount of each US$-Canadian Lender's US$-Canadian Commitment shall be determined after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto) for the period from the Effective Date to and including the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this Section 2.03 shall be payable on the Quarterly Dates and on the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date. The Company shall pay to JPMorgan Chase Bank on the Effective Date syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Company shall pay to the Administrative Agent on the Effective Date and on each anniversary thereof, so long as any of the Commitments are in

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                                                                              36

effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual agency fee in the amount heretofore mutually agreed in writing.

          2.04. LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.05. SEVERAL OBLIGATIONS: REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

          2.06. NOTES. The Company, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender (each, a "NOTE") in substantially the form of Exhibit A-1 (in the case of Revolving Loans) or Exhibit A-2 (in the case of Term Loans) hereto, dated the Effective Date, payable to such Lender in a principal amount equal to relevant Commitment of such Lender as in effect on the Effective Date and otherwise duly completed. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company under the relevant Commitment, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

          2.07. USE OF PROCEEDS. The proceeds of the Loans shall be used in part to prepay the Loans outstanding under the Existing Credit Agreement and for the general corporate purposes of the Company and its Subsidiaries, including, without limitation, the making of Permitted Acquisitions and capital expenditures and the refinancing of existing Indebtedness of the Company and its Subsidiaries. The proceeds of the Initial Term Loans shall be used on the Effective Date to prepay existing term loans. Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any of the Loans or Letters of Credit.

          2.08. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the US$ Commitments and the Multi-Currency Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof or in Annex A hereto, as the case may be, for the issuance by the Issuing Bank of standby letters of credit (collectively with the Existing Letters of Credit, "LETTERS OF CREDIT") for the account of the Company or for the account of such of its Subsidiaries as the Company may specify, PROVIDED that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments, together with the aggregate outstanding principal amount of the US$ Loans or the Multi-Currency Loans, as the case may be, exceed the aggregate amount of the US$ Commitments or the Multi-Currency Commitments, as the case may be, as in effect from time to time, (ii) the aggregate outstanding amount of all Letter of Credit Liabilities under the US$ Commitments and the Multi-Currency Commitments exceed $100,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the

Commitment Termination Date and the date one year following the issuance of such Letter of Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date). On the Effective Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued and outstanding hereunder (with the Existing Letters of Credit denominated in Dollars being deemed to be issued under the US$ Commitments and the Existing Letters of Credit denominated in other currencies being deemed to be issued under the Multi-Currency Commitments).

          The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Administrative Agent (or if the Letter of Credit is to be issued under the Multi-Currency Commitments, the Multi-Currency Payment Agent) at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 5 days preceding the Commitment Termination Date) on which each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Any Letter of Credit to be issued in a currency other than Dollars shall be issued under the Multi-Currency Commitments. Upon receipt of any such notice, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall advise the Issuing Bank of the contents thereof. The Issuing Bank shall notify the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the issuance of any Letter of Credit and of any termination or expiry thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the US$ Commitment or Multi-Currency Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's US$ Commitment Percentage or Multi-Currency Commitment Percentage, as the case may be, of the then undrawn stated amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's rights and obligations under such Letter of Credit in an amount equal to such Lender's US$ Commitment Percentage or Multi-Currency Commitment Percentage, as the case may be, of such rights and obligations, and each Lender (other than the Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Issuing Bank to pay and discharge when due, its US$ Commitment Percentage or Multi-Currency Commitment Percentage of the Issuing Bank's obligation to pay drawings under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Administrative Agent or the Multi-Currency Payment Agent, as

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                                                                              38

     the case may be) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.08, the Company shall advise the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 hereof.

          (e) Each Lender (other than the Issuing Bank) shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank at an account in New York, New York specified by the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) in Dollars and in immediately available funds the amount of such Lender's US$ Commitment Percentage or Multi-Currency Commitment Percentage, as the case may be, of any payment under a Letter of Credit issued under the US$ Commitments or the Multi-Currency Commitments, as the case may be, upon notice by the Issuing Bank (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than gross negligence or wilful misconduct of the Issuing Bank), including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, under this Agreement for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

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                                                                              39

          (f) Upon the making of each payment by a Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be), the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this
     Section 2.08). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly notify the Administrative Agent of such receipt and pay to the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) for account of each Lender entitled thereto such Lender's US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be), repay to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.08.

          (g) The Company shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Lenders (ratably in accordance with their respective US$ Commitment Percentages or Multi-Currency Percentages, as the case may be) a letter of credit fee in Dollars in respect of each Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Letter of Credit and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Issuing Bank a fronting fee in Dollars in respect of each Letter of Credit in an amount equal to a percentage per annum of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the

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                                                                              40

     stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Letter of Credit shall be denominated in Dollars or a Multi-Currency and (iii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.08 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate or, in the case of any amount payable in a currency other than Dollars, the rate determined by the Administrative Agent or the Multi-Currency Payment Agent (in the case of Letters of Credit issued under the Multi-Currency Commitments) in its discretion as the appropriate rate for interbank settlements, PROVIDED that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate then payable by the Company on such amount.

          (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions as are applicable

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                                                                              41

     under this Section 2.08 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Lender (including the Issuing Bank, the Administrative Agent and the Multi-Currency Payment Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender, the Administrative Agent or the Multi-Currency Payment Agent may incur (or that may be claimed against such Lender, the Administrative Agent or the Multi-Currency Payment Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; PROVIDED that the Company shall not be required to indemnify any Lender, the Administrative Agent or the Multi-Currency Payment Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, its failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.08 is intended to limit the other obligations of the Company, any Lender, the Administrative Agent or the Multi-Currency Payment Agent under this Agreement.

          2.09.  CURRENCY FLUCTUATIONS, ETC.

          (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Multi-Currency Payment Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to (x) each Multi-Currency for which there are at such time outstanding Multi-Currency Loans or Letters of Credit issued under the Multi-Currency Commitments and (y) the Canadian Dollar if there are at such time outstanding non-Dollar-denominated US$-Canadian Loans, and (ii) give notice thereof to the Multi-Currency Lenders which have committed to make Multi-Currency Loans in each such Multi-Currency, to the US$-Canadian Lenders which have committed to make US$-Canadian Loans in Canadian Dollars and to the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE") and shall remain effective until the next succeeding Reset Date.

          (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Multi-Currency Payment Agent shall (i) determine (x) the Dollar Equivalent of the aggregate principal amount of Multi-Currency Loans, Multi-Currency Swingline Loans and Letter of Credit Liabilities under the Multi-Currency Commitments in each Multi-Currency then outstanding (after giving effect to any Multi-Currency Loans to be made or repaid on such date) (the "OUTSTANDING MULTI-CURRENCY AMOUNT") and (y) the Dollar Equivalent of the Dollar-denominated US$-Canadian Loans and Letter of Credit Liabilities under the US$-Canadian Commitments, Canadian Dollar denominated US$-Canadian Loans and C$ Loans and Letter of Credit Liabilities outstanding under the Canadian Commitments then outstanding (after giving effect to any non-Dollar-denominated US$-Canadian Loans to be made or repaid on such date)

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                                                                              42

(the "OUTSTANDING US$-CANADIAN AMOUNT") and (ii) notify the Multi-Currency Lenders or the US$-Canadian Lenders, as the case may be, and the Company of the results of such determination.

          (c) If on any Reset Date, Outstanding Multi-Currency Amount exceeds 105% of the aggregate amount of the Multi-Currency Commitments, then the Company shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in any Multi-Currency as selected by the Company) Multi-Currency Loans in an aggregate amount such that, after giving effect thereto, the Outstanding Multi-Currency Amount shall be equal to or less than such aggregate amount of Multi-Currency Commitments (and in the event that after such prepayment, the Outstanding Multi-Currency Amount is more than such aggregate amount of the Multi-Currency Commitments, the Company shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to the Multi-Currency Lenders such amounts, if any, as may be required pursuant to
Section 6.05.

          (d) If on any Reset Date, the Outstanding Canadian Amount exceeds 105% of the aggregate amount of the US$-Canadian Commitments and Canadian Commitments, then the Company shall, within three Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars or Canadian Dollars as selected by the Company) US$-Canadian Loans, C$ Loans or Canadian Letters of Credit in an aggregate amount such that, after giving effect thereto, the Outstanding Canadian Amount shall be equal to or less than such aggregate amount of US$-Canadian Commitments and Canadian Commitments. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to the US$-Canadian Lenders such amounts, if any, as may be required pursuant to Section 6.05.

          Section 3  BORROWINGS, CONVERSIONS AND PREPAYMENTS.

          3.01. PROCEDURE FOR US$ LOAN BORROWING, US$-CANADIAN LOAN BORROWING, TERM LOAN BORROWING AND MULTI-CURRENCY BORROWING.

          (a) The Company shall give the Administrative Agent or the Multi-Currency Payment Agent notice of each US$ Loan, US$-Canadian Loan, Multi-Currency Loan and Term Loan to be made hereunder as provided in Section
5.05 hereof.

          (b) Not later than 12:00 p.m. New York time on the date specified for each borrowing in Dollars hereunder, each US$ Lender, US$-Canadian Lender, Multi-Currency Lender or Term Lender shall make available the amount of the US$ Loan, US$-Canadian Loan or Term Loan to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the

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                                                                              43

same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent.

          (c) Not later than 11:00 a.m. London time on the date specified for each such borrowing hereunder, each Multi-Currency Lender or, if a US$-Canadian Loan is being made in Canadian Dollars, each US$-Canadian Lender, shall make available the amount of the Multi-Currency Loan or US$-Canadian Loan, as the case may be, to be made by it on such date to the Multi-Currency Payment Agent, at an account in London specified by the Multi-Currency Payment Agent, in immediately available funds, for account of the Company. The amount so received by the Multi-Currency Payment Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company with the Administrative Agent.

          3.02.  PREPAYMENTS AND CONVERSIONS.

          (a) OPTIONAL PREPAYMENTS AND CONVERSIONS. Company shall have the right to prepay Loans and to convert Loans in Dollars of one Type into Loans of the other Type, at any time or from time to time, provided, that the Company shall give the Administrative Agent or the Multi-Currency Payment Agent, notice of each such prepayment as provided in Section 5.05 hereof. Any prepayment of Term Loans hereunder may not be reborrowed.

          (b) MANDATORY PREPAYMENTS. (i) If on any date, the Company or any Subsidiary of the Company shall receive Net Cash Proceeds from any issuance subsequent to the Effective Date of Indebtedness, other than Indebtedness incurred pursuant to Section 9.08 hereof (except Section 9.08(viii)), or any Accounts Receivable Financing (it being understood that this Section 3.02(b) shall not constitute a waiver of any provision of Section 9.08), then the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below) in an amount equal to such Net Cash Proceeds (less any prepayments of the C$ Loans under Section 3.4(b) of Annex A hereto), but, the Revolving Commitments shall not be subject to automatic reduction.

          (ii) Amounts to be applied in connection with prepayments made pursuant to this Section 3.02(b) shall be applied, FIRST, to the prepayment of the Term Loans (which may not be reborrowed) and, SECOND, to the prepayment of the Revolving Loans. Each prepayment of the Loans under this Section 3.02(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (c) COMMITMENT REDUCTIONS; TERM LOAN PREPAYMENTS. (i) If on any date, the Company or any Subsidiary of the Company shall receive Net Cash Proceeds from any disposition of assets or any Recovery Event, then, unless such disposition of assets or Recovery Event shall be a Reinvestment Event, the Revolving Commitments shall be reduced or the Term Loans prepaid, as the case may be, by an amount equal to such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other such Net Cash Proceeds from dispositions of assets or Recovery Events that are not Reinvestment Events, exceeds $15,000,000 in the then-current fiscal year of the Company; PROVIDED, that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds from dispositions of assets and Recovery Events that may be excluded from the foregoing requirement for a Reinvestment Event shall not exceed 10% of the

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                                                                              44

Consolidated Net Tangible Assets of the Company as at the end of the immediately preceding fiscal year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Revolving Commitments or the prepayment of the Term Loans, as the case may be.

          (ii) Amounts to be applied in connection with prepayments and Revolving Commitment reductions made pursuant to this Section 3.02(c) shall be applied, FIRST, to the prepayment of the Term Loans (which may not be reborrowed) and, SECOND, to reduce permanently the Revolving Commitments. Each prepayment of the Loans under this Section 3.02(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. To the extent that, after giving effect to any such reduction of the Revolving Commitments, the aggregate principal amount of the US$ Loans, the US$-Canadian Loans or the Multi-Currency Loans and the aggregate amount of Letter of Credit Liabilities under the US$ Commitments, US$-Canadian Commitments or the Multi-Currency Commitments, as the case may be, would exceed such Commitments, the Company shall, first, prepay Loans thereunder and, second, provide cover for Letter of Credit Liabilities thereunder as specified in paragraph (d) below, in an aggregate amount equal to such excess. The Company shall notify the Administrative Agent promptly upon the occurrence of any event giving rise to a prepayment or Commitment reduction under this Section 3.02(c).

          (d) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that the US$ Loans or the Multi-Currency Loans have been repaid in full, amounts payable under Section 3.02(b) or 3.02(c) shall be applied to provide cash cover for outstanding Letters of Credit under the US$ Commitments or the Multi-Currency Commitments, as the case may be, in which event the Company shall effect the same by paying to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent or the Multi-Currency Payment Agent in the Collateral Account on behalf of the Lenders as collateral security for such Letter of Credit Liabilities until such time as the Letters of Credit under such Commitments shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          3.03.  PROCEDURE FOR SWINGLINE BORROWING; REFUNDING OF SWINGLINE
LOANS.

          (a) NOTICE AND BORROWING OF SWINGLINE LOANS. Whenever the Company desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than (x) in the case of US$ Swingline Loans, 11:00 a.m., New York City time, or (y) in the case of Multi-Currency Swingline Loans, 12:00 Noon, London time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of borrowings under the Multi-Currency Swingline Commitment, in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the Multi-Currency Swingline Lender. Not later than (x) in the case of US$ Swingline Loans, 3:00 p.m., New York City time, or (y) in the case of Multi-Currency Swingline Loans, 2:30 p.m., London time, on the Borrowing Date specified in

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                                                                              45

a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent, or the Multi-Currency Payment Agent, as applicable, at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent, or the Multi-Currency Payment Agent, as applicable, shall make the proceeds of such Swingline Loan available to the Company on such Borrowing Date by depositing such proceeds in the account of the Company with the Administrative Agent, or the Multi-Currency Payment Agent, as applicable, on such Borrowing Date in immediately available funds.

          (b) REFUNDED SWINGLINE LOANS. (i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$ Lender to make, and each US$ Lender hereby agrees to make, a US$ Loan, in an amount equal to such US$ Lender's US$ Commitment Percentage of the aggregate amount of the US$ Swingline Loans (the "REFUNDED US$ SWINGLINE LOANS") outstanding on the date of such notice, to repay the Swingline Lender. Each US$ Lender shall make the amount of such US$ Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such US$ Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Company irrevocably authorizes the Swingline Lender, on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge the Company's accounts with the Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$ Swingline Loans to the extent amounts received from the US$ Lenders are not sufficient to repay in full such Refunded US$ Swingline Loans.

          (ii) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swingline Lender to act on its behalf), on three Business Days' notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Multi-Currency Lender to make, and each Multi-Currency Lender hereby agrees to make, a Multi-Currency Loan, in an amount equal to such Multi-Currency Lender's Multi-Currency Percentage of the aggregate amount of the Multi-Currency Swingline Loans (the "REFUNDED MULTI-CURRENCY SWINGLINE LOANS") outstanding on the date of such notice, to repay the Swingline Lender. Each Multi-Currency Lender shall make the amount of such Multi-Currency Loan available to the Multi-Currency Payment Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, three Business Days after the date of such notice. The proceeds of such Multi-Currency Loans shall be immediately made available by the Multi-Currency Payment Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Company irrevocably authorizes the Swingline Lender, on three Business Days' notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge the Company's accounts with the Multi-Currency Payment Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Multi-Currency Swingline Loans to the extent amounts received from the Multi-

Currency Lenders are not sufficient to repay in full such Refunded Multi-Currency Swingline Loans.

          (c) SWINGLINE PARTICIPATION AMOUNT. (i) If prior to the time a US$ Loan would have otherwise been made pursuant to Section 3.03(b)(i), one of the events described in Section 10.01(f) shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$ Loans may not be made as contemplated by Section 3.03(b)(i), each US$ Lender shall, on the date such US$ Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(i), purchase for cash an undivided participating interest in the then outstanding US$ Swingline Loans by paying to the Swingline Lender an amount (the "US$ SWINGLINE PARTICIPATION AMOUNT") equal to (i) such US$ Lender's US$ Commitment Percentage TIMES (ii) the sum of the aggregate principal amount of US$ Swingline Loans then outstanding that were to have been repaid with such US$ Loans.

          (ii) If prior to the time a Multi-Currency Loan would have otherwise been made pursuant to Section 3.03(b)(ii), one of the events described in
Section 10.01(f) shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by the Swingline Lender in its sole discretion, Multi-Currency Loans may not be made as contemplated by Section 3.03(b)(ii), each Multi-Currency Lender shall, on the date such Multi-Currency Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(ii), purchase for cash an undivided participating interest in the then outstanding Multi-Currency Swingline Loans by paying to the Swingline Lender an amount (the "MULTI-CURRENCY SWINGLINE PARTICIPATION AMOUNT") equal to (i) such Multi-Currency Lender's Multi-Currency Percentage TIMES (ii) the sum of the aggregate principal amount of Multi-Currency Swingline Loans then outstanding that were to have been repaid with such Multi-Currency Loans.

          (d) DISTRIBUTION OF SWINGLINE PARTICIPATION AMOUNT. (i) Whenever, at any time after the Swingline Lender has received from any US$ Lender such Lender's US$ Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$ Swingline Loans, the Swingline Lender will distribute to such Lender its US$ Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swingline Lender is required to be returned, such US$ Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

          (ii) Whenever, at any time after the Swingline Lender has received from any Multi-Currency Lender such Lender's Multi-Currency Swingline Participation Amount, the Swingline Lender receives any payment on account of the Multi-Currency Swingline Loans, the Swingline Lender will distribute to such Lender its Multi-Currency Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due);

PROVIDED, HOWEVER, that in the event that such payment received by the Swingline Lender is required to be returned, such Multi-Currency Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

          (e) OBLIGATION ABSOLUTE. Each Lender's obligation to make the Loans referred to in Section 3.03(b) and to purchase participating interests pursuant to Section 3.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Company may have against the Swingline Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Basic Document by the Company, any other Obligor or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (f) NO AMENDMENT, WAIVER OR CONSENT. No amendment, waiver or consent shall be made with respect to this Section 3.03 and Section 2.01(d) without the consent of the Swingline Lender and the Administrative Agent.

          Section 4  PAYMENTS OF PRINCIPAL AND INTEREST.

          4.01.  REPAYMENT OF LOANS.

          (a) The Borrowers hereby promise to pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of each Revolving Lender the entire outstanding principal amount of such Lender's Revolving Loans, and each Revolving Loan shall mature, on the Commitment Termination Date.

          (b) The aggregate principal amount of the Initial Term Loans shall mature and be payable in consecutive quarterly installments, on the dates and in the amounts set forth below:

           Installment                  Principal Amount
           -----------                  ----------------
          August 31, 2004               $        500,000
          November 30, 2004             $        500,000
          February 28, 2005             $        500,000
          May 31, 2005                  $        500,000
          August 31, 2005               $        500,000
          November 30, 2005             $        500,000
          February 28, 2006             $        500,000
          May 31, 2006                  $        500,000
          August 31, 2006               $        500,000
          November 30, 2006             $        500,000
          February 28, 2007             $        500,000
          May 31, 2007                  $        500,000
          August 31, 2007               $        500,000
          November 30, 2007             $        500,000

          February 29, 2008             $        500,000
          May 31, 2008                  $        500,000
          August 31, 2008               $        500,000
          November 30, 2008             $        500,000
          February 28, 2009             $        500,000
          May 31, 2009                  $        500,000
          August 31, 2009               $        500,000
          November 30, 2009             $        500,000
          February 28, 2010             $        500,000
          May 31, 2010                  $        500,000
          August 31, 2010               $        500,000
          November 30, 2010             $        500,000
          February 28, 2011             $        500,000
          April 2, 2011                 $    186,500,000

          (c) The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice.

          4.02. INTEREST. The Company will pay to the Administrative Agent or, in the case of Multi-Currency Loans or non-Dollar-denominated US$-Canadian Loans, to the Multi-Currency Payment Agent, for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to the Company for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) if such Loan is an ABR Loan, the Alternate Base Rate PLUS the Applicable Margin; and

          (b) if such Loan is a Eurocurrency Loan, the Eurocurrency Rate PLUS the Applicable Margin.

          Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent or, in the case of Multi-Currency Loans or non-Dollar-denominated US$-Canadian Loans, to the Multi-Currency Payment Agent, for account of each Lender interest at the applicable Post-Default Rate (x) on any principal of any Loan made by such Lender to the Company, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder to or for account of such Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(a) hereof and for so long as such Event of Default shall be continuing, on any principal of any Loan made by such Lender to the Company.

          Accrued interest on each Loan shall be payable (i) if such Loan is an ABR Loan, on each Quarterly Date, (ii) if such Loan is a Eurocurrency Loan, on the last day of each Interest

Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; PROVIDED that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent (or the Multi-Currency Payment Agent, in the case of Multi-Currency Loans or non-Dollar-denominated US$-Canadian Loans,) or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and each Borrower thereof.

          Notwithstanding the foregoing provisions of this Section 4.02, if at any time the rate of interest set forth above on any Loan of any Lender (the "Stated Rate" for such Loan) exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the "Maximum Rate" for such Lender), the rate of interest charged on such Loan of such Lender hereunder shall be limited to the Maximum Rate for such Lender.

          In the event the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender's Loans hereunder if the Stated Rate had at all times been in effect.

          In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender's Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender's Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent or, in the case of Multi-Currency Loans or non-Dollar-denominated US$-Canadian Loans, to the Multi-Currency Payment Agent, for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender's Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender's Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

          Section 5  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          5.01.  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under the

US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans shall (except in the case of payments of principal and interest on Multi-Currency Loans or Letter of Credit Liabilities incurred under the Multi-Currency Commitments or non-Dollar-denominated US$-Canadian Loans) be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each payment received by the Administrative Agent under the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans (except in the case of payment of principal and interest on Multi-Currency Loans or Letter of Credit Liabilities incurred under the Multi-Currency Commitments or non-Dollar-denominated US$-Canadian Loans) for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          (b) Except to the extent otherwise provided herein, all payments of principal and interest on (i) Multi-Currency Loans and Letter of Credit Liabilities incurred under the Multi-Currency Commitments and (ii) non-Dollar-denominated US$-Canadian Loans, in either case to be made by the Company shall be made in the currency of the applicable Loan or Letter of Credit for which payment is being made, in immediately available funds, to the Multi-Currency Payment Agent at an account in London specified by the Multi-Currency Payment Agent, not later than 11:00 a.m. London time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Multi-Currency Payment Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Multi-Currency Payment Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Multi-Currency Payment Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Multi-Currency Payment Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation,
Section 5.02 hereof). Each such payment received by the Multi-Currency Payment Agent for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's

Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          (c) All payments made by the Company hereunder shall be made without set-off, deduction or counterclaim.

          5.02.  PRO RATA TREATMENT.

          (a) With respect to the US$ Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$ Lenders under Section 2.01 hereof shall be made from the US$ Lenders, each payment of commitment fees under
Section 2.03 hereof shall be made for the account of the US$ Lenders, and each termination or reduction of the US$ Commitments under Section 2.02 hereof shall be applied to the US$ Commitments of the US$ Lenders, PRO RATA according to the US$ Lenders' respective percentages of the US$ Commitments, (ii) each payment by the Company of principal of or interest on US$ Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$ Lenders PRO RATA in accordance with the respective unpaid principal amounts of such US$ Loans held by the US$ Lenders and (iii) each conversion of US$ Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made PRO RATA among the US$ Lenders in accordance with the respective principal amounts of such US$ Loans held by the US$ Lenders.

          (b) With respect to the US$-Canadian Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$-Canadian Lenders under Section 2.01 hereof shall be made from the US$-Canadian Lenders and each termination or reduction of the US$-Canadian Commitments under Section 2.02 hereof shall be applied to the US$-Canadian Commitments of the US$-Canadian Lenders, PRO RATA according to the US$-Canadian Lenders' respective percentages of the US$-Canadian Commitments, (ii) each payment by the Company of principal of or interest on US$-Canadian Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$-Canadian Lenders PRO RATA in accordance with the respective unpaid principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders and (iii) each conversion of US$-Canadian Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made PRO RATA among the US$-Canadian Lenders in accordance with the respective principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders.

          (c) With respect to the Multi-Currency Lenders, except to the extent otherwise provided herein: (i) each borrowing from the Multi-Currency Lenders under Section 2.01 hereof shall be made from the Multi-Currency Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the Multi-Currency Lenders, and each termination or reduction of the Multi-Currency Commitments under Section 2.02 hereof shall be applied to the Multi-Currency Commitments of the Multi-Currency Lenders, PRO RATA according to the Multi-Currency Lenders' respective percentages of the Multi-Currency Commitments and (ii) each payment by the Company of principal of or interest on Multi-Currency Loans (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Multi-Currency Payment Agent, in each case for the account of the Multi-Currency Lenders and PRO RATA in accordance with the respective unpaid principal amounts of such Multi-Currency Loans (whether denominated in Dollars or other currency) held by the Multi-Currency Lenders.

          (d) Any reduction of the Commitments under Section 2.02(b) or 3.02(c) and any mandatory prepayment under Section 3.02(b) shall be applied ratably to the US$ Commitments, US$-Canadian Commitments and the Multi-Currency Commitments.

          (e) With respect to the Term Lenders, except to the extent otherwise provided herein: (i) the borrowing from the Term Lenders under Section
2.01 hereof shall be made from the Term Lenders, PRO RATA according to the Term Lenders' respective percentages of the Initial Term Commitments or Incremental Term Loans, as the case may be, (ii) each payment (or prepayment) by the Company of principal or interest on Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Initial Term Lenders or Incremental Term Lenders, as applicable, PRO RATA in accordance with the respective unpaid principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable, and (iii) each conversion of Initial Term Loans or Incremental Term Loans, as the case may be, of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made PRO RATA among the Initial Term Lenders or Incremental Term Lenders, as applicable, in each case, in accordance with the respective principal amounts of such Initial Term Loans or Incremental Term Loans held by the Initial Term Lenders or Incremental Term Lenders, as applicable.

          (f)    Each prepayment by the Company of the Term Loans as provided by
Section 3.02 hereof shall be applied PRO RATA to the Term Loans and to the installments of the Term Loans, PRO RATA according to the then outstanding amounts thereof.

          5.03. COMPUTATIONS. Interest and fees shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of (a) ABR Loans the interest rate payable on which is then based on the Prime Rate and (b) Multi-Currency Loans denominated in Pounds Sterling) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          5.04.  MINIMUM AND MAXIMUM AMOUNTS; TYPES.

          (a) US$ LOANS; DOLLAR-DENOMINATED US$-CANADIAN LOANS; DOLLAR-DENOMINATED MULTI-CURRENCY LOANS; AND TERM LOANS. Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of US$ Loans, Dollar-denominated US$-Canadian Loans, Dollar-denominated Multi-Currency Loans and Term Loans shall be in an aggregate principal amount equal to (a) in the case of Eurocurrency Loans, $1,000,000 or a larger multiple of $100,000, and (b) in the case of ABR Loans, $500,000 or a larger multiple of $100,000 (borrowings, conversions or prepayments of Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for Type or Interest Period); provided that (i) any Loan may be in the aggregate amount of the unused portion of the relevant Commitments, (ii) Loans may be prepaid in full and (ii) any borrowing or prepayment of Loans that are ABR Loans may be in an aggregate principal amount equal to $100,000 or a larger multiple of $100,000.

          (b) NON-DOLLAR-DENOMINATED MULTI-CURRENCY LOANS AND NON-DOLLAR-DENOMINATED US$-CANADIAN LOANS. Each Multi-Currency Loan other than a Dollar-denominated Multi-Currency Loan shall be a Eurocurrency Loan, and each US$-Canadian Loan other than a Dollar-denominated US$-Canadian Loan shall be a Eurocurrency Loan. Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of non-Dollar-denominated Multi-Currency Loans and non-Dollar-denominated US$-Canadian Loans shall be in an aggregate principal amount which is an integral multiple of 100,000 units of the relevant Multi-Currency or 100,000 Canadian Dollars, as the case may be, and equal to or greater than an amount the Dollar Equivalent of which is $1,000,000.

          5.05.  CERTAIN NOTICES.

          (a) US$ LOANS AND DOLLAR-DENOMINATED US$-CANADIAN LOANS. Notices to the Administrative Agent of terminations or reductions of US$ Commitments and US$-Canadian Commitments, of borrowings, conversions and prepayments of US$ Loans and Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent (i) in the case of a notice of borrowing of US$ Loans as ABR Loans, not later than 10:00 a.m. New York Time on the relevant Borrowing Date and (ii) in the case of any other notice, not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

                                                          Number of
                                                           Business
                Notice                                    Days Prior
                ------                                    ----------
Termination or reduction of Commitments                        3

Borrowing or prepayment of ABR Loans                       Same Day

Borrowing or prepayment of,
conversion of or into, or
duration of Interest Period
for Dollar-denominated Eurocurrency Loans                      3

Prepayments required pursuant
to Section 3.02(b) or 3.02(c) for Dollars                      1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans and denominated in Dollars) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans. Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(a) with respect to dollar-denominated US$-Canadian Loans or Commitments, to the Multi-Currency Payment Agent.

          (b) MULTI-CURRENCY LOANS AND NON-DOLLAR-DENOMINATED US$-CANADIAN LOANS. Notices to the Multi-Currency Payment Agent of terminations or reductions of Multi-Currency Commitments and US$-Canadian Commitments, of borrowings and prepayments of Multi-Currency Loans and non-Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Multi-Currency Payment Agent not later than 11:00 a.m. London time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                          Number of
                                                           Business
                Notice                                    Days Prior
                ------                                    ----------
Termination or reduction of Commitments                        3

Borrowing or prepayment of Multi-Currency
Loans and non-Dollar-denominated US$-
Canadian Loans                                                 3

Prepayments required pursuant to
Section 3.02(b)                                                1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing or prepayment (which shall be a Business Day), the duration of the Interest Period therefor (subject to the definition of Interest Period) and the currency of Loans to be borrowed. Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Multi-Currency Payment Agent shall promptly notify the affected Lenders of the contents of each such notice. Each Borrower shall give a copy of each notice to be given by it pursuant to

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                                                                              55

this Section 5.05(b) with respect to non-Dollar-denominated US$-Canadian Loans or Commitments to the Administrative Agent.

          (c) TERM LOANS. Notices to the Administrative Agent of borrowing, conversions and prepayments of Term Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

                                                          Number of
                                                           Business
                Notice                                    Days Prior
                ------                                    ----------
Borrowing or prepayment of ABR Loans                           1

Borrowing or prepayment of,
conversion of or into, or
duration of Interest Period
for Dollar-denominated Eurocurrency Loans                      3

Prepayments required pursuant to
Section 3.02(b) or 3.02(c)                                     1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.

          5.06. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall have been notified by a US$ Lender, US$-Canadian Lender, Multi-Currency Lender, Term Lender or the Company (the "PAYOR") prior to the date on which such Lender is to make payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the proceeds of a Loan to be made by it hereunder or the Company is to make a payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"),

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                                                                              56

which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the recipient of such payment shall, on demand, pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, until the date the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period or, in the case of an amount payable in a currency other than Dollars, the rate determined by the Administrative Agent in its discretion of the appropriate rate for interbank settlements.

          5.07.  SHARING OF PAYMENTS; WAIVER OF ENFORCEMENT WITHOUT CONSENT.
ETC.

          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it or its affiliates for the account of the such Borrower at any of their offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or Reimbursement Obligations to such Borrower hereunder, or any other obligation of such Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Company, the relevant Borrower and the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Person purchasing a participation in the Loans to such Borrower made, or other obligations held, by another Person, whether or not acquired pursuant to the foregoing arrangements, may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of such Loans or other obligations in the amount of such participation.

          (b) If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly notify the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

          (c) Nothing contained herein shall require any Lender to exercise any right of set-off, banker's lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

          (d) This Section 5.07 is for the benefit of the Lenders only and does not constitute a waiver of any rights against any Borrower or any of their Subsidiaries or against any property held as security for any obligations hereunder or under any other Basic Document.

          5.08.  WITHHOLDING TAX EXEMPTION.

          (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver, to the extent it has not so delivered under the Existing Credit Agreement, to each of the Company and the Administrative Agent two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof or successors thereto), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit I (any such certificate an "EXEMPTION CERTIFICATE") and a Form W-8BEN (or any subsequent versions thereof or successors thereto), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or Form W-8ECI further undertakes to deliver to each of the Company and the Administrative Agent (or the Multi-Currency Payment Agent, in the case of Multi-Currency Lenders) two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be), in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (b) All payments made by the Company or the Canadian Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Multi-Currency Payment Agent, the Canadian Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Multi-Currency Payment Agent, the

Canadian Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Multi-Currency Payment Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or other taxes are required to be withheld from any amounts payable to the Administrative Agent, the Multi-Currency Payment Agent, the Canadian Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent, the Multi-Currency Payment Agent, the Canadian Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Multi-Currency Payment Agent, the Canadian Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and other taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Company or the Canadian Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (a) or (b) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company or the Canadian Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          5.09. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Company or the Canadian Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with other such currency at the Administrative Agent's New York Office on the Business Day that is on or immediately following the day on which final judgment is given. The obligations of the Company or the Canadian Borrower in respect of any sum due to any Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, the Company and the Canadian Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender, the Administrative Agent the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, such Lender or the

Administrative Agent, or the Multi-Currency Payment Agent, or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Company or the Canadian Borrower.

          Section 6 YIELD PROTECTION AND ILLEGALITY.

          6.01.  ADDITIONAL COSTS.

          (a) The Company shall pay to the Administrative Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurocurrency Loans hereunder to the Company or its obligation to make any of such Loans hereunder to the Company, or any reduction in any amount receivable by such Lender in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

                 (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (other than changes which affect taxes measured by or imposed on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                 (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof); or

                 (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Each Lender will notify the Company through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) (an "ADDITIONAL COST EVENT") as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Administrative Agent) will designate a different Applicable Lending Office for the Eurocurrency Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States of America) PROVIDED, that the Company shall not be obligated to compensate such Lender for any such Additional Costs incurred more than 180 days prior to the time the Lender first notifies the Company of such Additional Cost Event. Each Lender will furnish the Company with a statement setting forth the calculations and the basis therefor, in each case in reasonable detail, and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Eurocurrency Loans to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

          (b)    Without limiting the effect of the foregoing provisions of this
Section 6.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make Eurocurrency Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

          (c) Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

          (d) If any Lender demands compensation under this Section, the Company may, at any time upon at least three (3) Business Days' prior notice to such Lender through the Administrative Agent, convert in full the then outstanding Eurocurrency Loans of such Lender (in which case the Company shall be obligated, if such conversion is made on a day that is not the last day of the then current Interest Period applicable to such affected Eurocurrency Loan, to reimburse such Lender, in accordance with Section 6.05, for any resulting loss or expense incurred by it) to an ABR Loan.

          6.02. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, with respect to any Loans that are Eurocurrency Loans:

          (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurocurrency Base Rate" in Section 1.01 hereof are not being provided by the Reference Lenders in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

          (b) the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurocurrency Base Rate" in
     Section 1.01 thereof upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor;

then the Administrative Agent shall promptly notify the Company and each Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, either prepay such Loans or convert such Loans into ABR Loans in accordance with Section 3.02 hereof.

          6.03. ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurocurrency Loans hereunder, or (b) maintain Eurocurrency Loans hereunder, then such Lender shall promptly notify the relevant Borrower thereof through the Administrative Agent and such Lender's obligation to make Eurocurrency Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurocurrency Loans (in which case the provisions of Section 6.04 hereof shall be applicable).

          6.04. SUBSTITUTE ABR LOANS. If the obligation of any Lender to make Eurocurrency Loans shall be suspended pursuant to Section 6.01, 6.02 or 6.03 hereof, all Loans in Dollars which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as ABR Loans (and, if an event referred to in Section 6.01 (b)or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Dollar-denominated Eurocurrency Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurocurrency Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurocurrency Loans shall be applied instead to such ABR Loans.

          6.05. COMPENSATION. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

          (a) any payment, prepayment or conversion (including, without limitation, an automatic conversion pursuant to Section 10.02 hereof) of a Eurocurrency Loan made by such Lender to the Company on a date other than the last day of an Interest Period for such Loan;

          (b) any failure by the Company to borrow a Eurocurrency Loan to be made by such Lender to the Company on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof;

          (c) any failure by the Company to prepay a Eurocurrency Loan on the date specified in a notice of prepayment; or

          (d) any substitution of a Lender under Section 6.07 hereof on a date other than the last day of an Interest Period for each Loan of such Lender;

but excluding, in any event, loss of margin for the period after any such payment, prepayment or conversion or failure to borrow; PROVIDED that such Lender shall have delivered to the Company a certificate as to the amount of such loss and expense along with the calculation and the basis therefor, in each case in reasonable detail.

          6.06. CAPITAL ADEQUACY. If any Lender shall determine that the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy after the date hereof, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a "PARENT") as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis; and provided further that the Company shall not be obligated to compensate such Lender for any such reduction occurring more than 180 days prior to the time such Lender first notifies the Company of such adoption, implementation, change or compliance. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          6.07. SUBSTITUTION OF LENDER. If (i) the obligation of any Lender to make Eurocurrency Loans or the right of the Company to convert ABR Loans of any Lender to Eurocurrency Loans has been suspended pursuant to Section 6.03, or
(ii) any Lender has demanded compensation under Section 6.01, 6.06 or 6.09, the Company shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to Company and the Administrative Agent to assume the Commitments and Loans of such Lender. Any such Lender shall be obligated to sell Loans and Commitments for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Company and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

          6.08. ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrowers under Section 6.01 hereof (but without duplication) or Section 3.8 of Annex A hereto, if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the relevant Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, showing calculations and the basis therefor in reasonable detail, submitted by such Lender or Lenders to the relevant Borrower, shall be conclusive in the absence of manifest error as to the amount thereof.

          Section 7  CONDITIONS PRECEDENT.

          7.01. EFFECTIVE DATE. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Administrative Agent shall notify the Company and the Lenders that it has received (i) the executed counterparts of this Agreement in form and substance satisfactory to the Administrative Agent signed by the Company, the Canadian Borrower and the Initial Term Lenders, (ii) the executed counterparts of this Agreement in form and substance satisfactory to the Administrative Agent or a Lender Addendum signed by the Majority Lenders (as defined in the Existing Credit Agreement) and (iii) the following documents and other evidence, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (provided that this Agreement shall not become effective unless the Effective Date occurs on or before July 31, 2004):

          (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 7.02 hereof.

          (c) OPINIONS OF SPECIAL COUNSELS TO THE OBLIGORS. (i) An opinion, dated the Effective Date, of Sullivan & Worcester LLP, special New York counsel to the Obligors, substantially in the form of Exhibit G-1 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request, (ii) an opinion, dated the Effective Date, of Morgan, Lewis and Bockius LLP, special Pennsylvania counsel to the Obligors substantially in the form of Exhibit G-2 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request and (iii) an opinion,

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     dated the Effective Date, of Stewart McKelvey Stirling Scales, special Nova
     Scotia counsel to the Canadian Borrower substantially in the form of Exhibit G-3 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request.

          (d) OPINION OF SPECIAL NEW YORK COUNSEL TO THE ADMINISTRATIVE AGENT. An opinion, dated the Effective Date, of Simpson Thacher & Bartlett, special New York counsel to the Administrative Agent, substantially in the form of Exhibit H hereto.

          (e) ACKNOWLEDGMENT AND CONFIRMATION OF GUARANTEE OR SECURITY DOCUMENT. The Acknowledgment and Confirmation of Guarantee or Security Document, duly executed and delivered by the Company, each Subsidiary Guarantor, the Canadian Borrower and the Administrative Agent.

          (f) ACCRUED FEES. Evidence that all fees (including without limitation commitment fees) and other costs and expenses under the Credit Agreement (including the Existing Credit Agreement) accrued to the Effective Date shall have been paid in full.

          (g) COSTS. Evidence of payment by the Company or the Canadian Borrower of such fees as the Company or the Canadian Borrower shall have agreed to pay or deliver to any Lender or the Administrative Agent or the Canadian Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, special New York counsel to the Administrative Agent, and of Fraser Milner Casgrain LLP, special Ontario counsel to the Canadian Administrative Agent, both in connection with the negotiation, preparation, execution and delivery of this Agreement and any Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          (h) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

          (i) DESIGNATION OF INDEBTEDNESS AS "SENIOR DEBT" OR "SENIOR INDEBTEDNESS" UNDER THE SENIOR SUBORDINATED DEBT DOCUMENTS. Evidence that the Indebtedness of the Company and the Canadian Borrower hereunder and under the Guarantees of such Indebtedness by the Subsidiaries of the Company under the Subsidiary Guaranty, or, in the case of the Canadian Borrower, Guarantees of such Canadian Borrower's Indebtedness hereunder by the Company under the Company Guaranty, has been designated as "Senior Debt" or "Senior Indebtedness", as the case may be (and, accordingly, "Designated Senior Debt" or "Designated Senior Indebtedness", as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

          (j) PREPAYMENT OF TERM LOANS AND TERMINATION OF EXISTING REVOLVING COMMITMENTS. Evidence that the term loans under the Existing Credit Agreement have been paid in full.

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                                                                              65

          (k) FINANCIAL STATEMENTS. The Lenders shall have received (i) audited consolidated financial statements of the Company and its Subsidiaries referred to Sections 8.02(a) and (b) and (ii) unaudited interim consolidated financial statements of the Company and its Subsidiaries for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
     (i) of this paragraph, and such financial statements shall be reasonably satisfactory to the Administrative Agent.

          (l) APPROVALS. All material governmental and third party approvals (including landlords' and other consents) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

          7.02. INITIAL AND SUBSEQUENT LOANS. The obligation of each Lender to make any Loan to be made by it hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, is subject to the conditions precedent that, as of the date of such Loan or such issuance, and before and after giving effect thereto:

          (a)    no Default shall have occurred and be continuing;

          (b) the representations and warranties made by each of the Company, the Canadian Borrower, and the Subsidiary Guarantors in each Basic Document to which it is a party shall be true on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date; provided that the representations and warranties set forth in Section 8.10 hereof need be true only as of the Effective Date (except to the extent such representations and warranties relate to an earlier date, in which event they shall be true on and as of such earlier date); and

          (c) the borrowing of such Loan by the Company or the Canadian Borrower hereunder or the issuance of such Letter of Credit, as the case may be, and the related incurrence of obligations by the Company or the Canadian Borrower does not violate the provisions of any Senior Subordinated Debt Indenture or any other Senior Subordinated Debt Document.

Each notice of borrowing by the Company the Canadian Borrower hereunder shall constitute a certification by the Company or the Canadian Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company or the Canadian Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders and the Administrative Agent, as of the Effective Date and on the date of each Loan and of the issuance of each Letter of Credit, as follows:

          8.01.  CORPORATE EXISTENCE. Each of the Company and its Subsidiaries:
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its

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formation; (b) has all requisite power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental
Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted (except such licenses, authorizations, consents and approvals the lack of which, in the aggregate, will not have a Material Adverse Effect); and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          8.02.  INFORMATION.

          (a) The Company has heretofore furnished to each of the Lenders (i) the consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001, December 31, 2002 and December 31, 2003 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, respectively, for the fiscal years ended on said dates, with the opinion thereon of the independent public accountants referred to therein and (ii) the consolidated balance sheets of the Company and its Subsidiaries as at March 31, 2004 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, respectively, for the fiscal quarter ended on said date, with the opinion thereon of the independent public accountants referred to therein. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal years ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

          (b) The Company has disclosed to the Lenders in writing any and all facts (other than general economic conditions) which materially and adversely affect or may materially and adversely affect (to the extent it can reasonably foresee) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or the ability of the Company, the Canadian Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; PROVIDED, that with respect to any such information, report, financial statement, exhibit or schedule to the extent that it was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders and required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

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                                                                              67

          (c) Since March 31, 2004, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or, to the knowledge of the Company, in the ability of the Company, the Canadian Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

          8.03. LITIGATION. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or, to the knowledge of the Company, which could have a material adverse effect on the ability of the Company, the Canadian Borrower or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

          8.04. NO BREACH. None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation, LLC operating agreement or partnership agreements, or by-laws of the Company or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Basic Document, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05. CORPORATE ACTION. Each of the Company, the Canadian Borrower and the Subsidiary Guarantors has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution, delivery and performance by the Company, the Canadian Borrower and the Subsidiary Guarantors of the Basic Documents to which they are parties have been duly authorized by all necessary corporate or limited liability company action; and this Agreement has been duly and validly executed and delivered by each of the Company and the Canadian Borrower and constitutes its legal, valid and binding obligation and each of the other Basic Documents to which the Company, the Canadian Borrower or any of the Subsidiary Guarantors is to be a party constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          8.06. APPROVALS. Each of the Company, the Canadian Borrower and the Subsidiary Guarantors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof, except for filings and recordings of the Liens created pursuant to, or permitted by, the Security Documents.

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                                                                              68

          8.07. REGULATIONS U AND X. None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.

          8.08.   ERISA AND THE CANADIAN PENSION PLANS.

          (a) The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

          (b) Each Canadian Pension Plan is in substantial compliance with all applicable pension benefits and tax laws; no Canadian Pension Plan has any unfunded liabilities (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made.

          8.09. TAXES. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. The charges, accruals and reserves on the books of such Persons in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          8.10.    SUBSIDIARIES; AGREEMENTS; ETC.

          (a) Schedule II hereto is a complete and correct list on the Effective Date hereof of all Subsidiaries of the Company and of all equity Investments held by the Company or any of its Subsidiaries in any joint venture or other Person. Except for the Liens created by the Security Documents and except as otherwise provided on Schedule III hereof, on the Effective Date, the Company owns, free and clear of Liens, except for Liens permitted hereunder, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary of the Company) also owns, free and clear of Liens, all such Investments.

          (b) None of the Subsidiaries of the Company (other than the Excluded Subsidiaries) is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.21(d) hereof (other than the Senior Subordinated Debt Indentures).

          8.11. INVESTMENT COMPANY ACT. None of the Company or its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended,

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                                                                              69

or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

          8.12. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Company or its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.13. OWNERSHIP AND USE OF PROPERTIES. Each of the Company and its Subsidiaries will at all times have legal title to or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which are material to the operation of its business as proposed to be conducted.

          8.14.  ENVIRONMENTAL COMPLIANCE.

          (i) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Company or any Subsidiary of any Environmental Law, (B) alleged failure by the Company or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, treatment, storage, recycling, transportation or disposal or Release (each a "Regulated Activity") of any Hazardous Substances except for such as would not have a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has engaged in any Regulated Activity other than as a generator (as such term is used in RCRA) in compliance with all applicable Environmental Laws; and (iii) neither the Company nor any Subsidiary has assumed from any third party, or indemnified any third party for, any Environmental Liability, except for Environmental Liabilities of the Company and its Subsidiaries (without duplication) that relate to or result from any matter referred to in this clause which do not exceed in the aggregate, at any time, $10,000,000.

          8.15. SOLVENCY. At the Effective Date and after giving effect to the consummation of the transactions contemplated by this Agreement, the Company will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

          8.16. SENIOR DEBT. The Indebtedness of the Company to the Lenders hereunder and under the Company Guaranty and the Guarantees of such Indebtedness by the Subsidiaries of the Company under the Subsidiary Guaranty constitute "Senior Debt" (or similar debt) and, to the extent applicable and after giving effect to appropriate notices to be delivered on the Effective Date, "Designated Senior Debt", under and as defined in, and for all purposes of, Indebtedness of the Company under, and the Guarantees of such Indebtedness by the

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                                                                              70

Subsidiaries of the Company, under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

          Section 9 COVENANTS. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise pursuant to Section 12.05 hereof:

          9.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver:

          (a) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon (without qualification arising out of the scope of audit) of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year, and stating (or indicating in a footnote to such financial statements) that, in making the examination necessary for their above-described opinion (but without any special or additional procedures for that purpose), they obtained no knowledge, except as specifically stated, of any Default;

          (b) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), as soon as available and in any event within 60 days after the end of each fiscal quarter of the Company (or, in the case of the last fiscal quarter in each fiscal year, within 105 days) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, and accompanied, in each case, by a certificate of the chief financial officer or vice president-treasurer of the Company which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

          (c) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), within 30 days after the beginning of each fiscal year of the Company, a copy of the consolidated operating budget, such budget to be accompanied by a certificate of the chief financial officer or vice president-treasurer of the Company specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request;

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                                                                              71

          (d) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly upon the mailing thereof to the shareholders or creditors of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which the Company shall have filed with the Securities and Exchange Commission;

          (f) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender), if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, a copy of such notice;

          (g) to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly following the delivery thereof to the Company or to the Board of Directors or management of the Company, a copy of any management letter or similar written report by independent public accountants with respect to the financial condition, operations, business or prospects of the Company;

          (h) to the Administrative Agent (and the Administrative Agent will deliver such notice to each Lender), promptly after management of the Company knows or has reason to know that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail;

The Company will furnish to the Administrative Agent (and the Administrative Agent will deliver such notice to each Lender), at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of its chief executive officer, chief financial officer or vice president-treasurer (i) to the effect that, to the best of such Person's knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine the Applicable Leverage Ratio and to determine whether it was in compliance with Sections 9.08 through 9.15, 9.17 and 9.19 hereof as of the end of the respective fiscal quarter or fiscal year. Any financial statement or other document required to be delivered pursuant to this Section 9.01 shall be deemed to have been delivered on the date on which the Company posts such financial statement or other document on the Intralinks website on the Internet at www.intralinks.com; PROVIDED that the Company shall give

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                                                                              72

prompt notice of any such posting to the Administrative Agent (who shall then give prompt notice of any such posting to the Lenders). Notwithstanding the foregoing, the Company shall deliver paper copies of any financial statement or other document referred to in this Section 9.01 to the Administrative Agent if the Administrative Agent or any Lender requests the Company to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent or such Lender as the case may be.

          9.02. TAXES AND CLAIMS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Company or such Subsidiary, provided that neither the Company nor such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

          9.03. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company and its Subsidiaries operate, provided that in any event the Company shall maintain or cause to be maintained:

          (1) PROPERTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and its Subsidiaries, by reason of any Peril (as defined below), in amounts as shall be reasonable and customary, but in no event less than the functional replacement cost of all such real and personal property and improvements. Such policy shall include insurance against loss of operating income earned from the operation of the business of the Company and its Subsidiaries, by reason of any Peril affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting the Company to the extent covered by standard business interruption policies in the States in which the Properties are located.

          (2) EARTHQUAKE INSURANCE -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and its Subsidiaries, by reason of any earthquake peril, in amounts as shall be reasonable, customary and commercially available in the property/casualty insurance markets.

Such insurance (except the insurance described in paragraph (2) of this Section 9.03) shall be written by financially responsible companies selected by the Company, having an A.M. Best rating of "A-" or better, or as acceptable to the Majority Lenders.

          For purposes hereof, the term "Peril" shall mean, collectively, (i) earthquake outside California, (ii) fire, smoke, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief and
(iii) all other perils covered by the "all-risk" endorsement then in use in the States in which the Properties are located.

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                                                                              73

          9.04. MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Company will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; PROVIDED that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company or any Wholly-Owned Subsidiary of the Company so long as the Company or such Wholly-Owned Subsidiary is the surviving corporation (and, if such Subsidiary is not an Excluded Subsidiary prior to such merger or dissolution, the surviving corporation (if not the Company) is not an Excluded Subsidiary and is a Subsidiary Guarantor) (ii) the merger of any Subsidiary of the Company (a "Merging Subsidiary") with any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) provided that (A) such merger is permitted under Section 9.12(vi) hereof and (B) the surviving entity is either
(x) a Wholly-Owned Subsidiary (and, if such Merging Subsidiary is not an Excluded Subsidiary prior to such merger, the surviving entity is not an Excluded Subsidiary and is a Subsidiary Guarantor), or (y) an Excluded Subsidiary (PROVIDED that such Merging Subsidiary is an Excluded Subsidiary prior to such merger), or (iii) the abandonment of any right, privilege or franchise (including any lease) not material in the aggregate to the business of the Company and its Subsidiaries. Nothing in this Agreement shall, or shall be deemed to, prohibit or restrict the merger of the Company with or into another corporation for the sole purpose of changing the Company's domicile from Pennsylvania to Delaware, so long as the surviving corporation of such merger, if such surviving corporation is not the Company, shall expressly assume all of the obligations of the Company under this Agreement and the other Basic Documents to which it is a party and expressly agree to be bound by all other provisions applicable to the Company under this Agreement and the other Basic Documents to which it is a party in a manner reasonably satisfactory to the Administrative Agent.

          9.05.  MAINTENANCE OF AND ACCESS TO PROPERTIES.

          (a) The Company will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by the Company or such Subsidiary), ordinary wear and tear excepted, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Company and any such Subsidiary.

          (b) The Company will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect all trademarks, patents, service marks, trade names, copyrights, franchises and licenses, and any rights with respect thereto, which are necessary for and material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

          9.06. COMPLIANCE WITH APPLICABLE LAWS. The Company will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, ERISA and all Environmental
Laws), a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

          9.07. LITIGATION. The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of (i) all judgments against it or any of its Subsidiaries (other than judgments covered by insurance) which in the individual exceed $10,000,000 and in the aggregate exceed $20,000,000 (excluding unrelated individual judgments of $50,000) and (ii) all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Company or any of its Subsidiaries except litigation or proceedings which, if adversely determined, would not in the reasonable opinion of the Company have a Material Adverse Effect.

          9.08. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:
(i) Indebtedness to the Lenders hereunder; (ii) the Indebtedness existing on the Effective Date and set forth in Schedule III hereto (including any extensions, renewals or refunding of such Indebtedness, so long as the maximum principal amount of such Indebtedness is not increased); (iii) Indebtedness issued pursuant to the Senior Subordinated Debt Indentures and other Indebtedness subordinated to the obligations of the Company hereunder to at least the same extent as the Senior Subordinated Debt, so long as such other Indebtedness has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to such Indebtedness, the Company is in compliance on a PRO FORMA basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter; (iv) so long as no Default shall have occurred or be continuing hereunder at the time of such creation or incurrence, Permitted Indebtedness; (v) so long as no Default shall have occurred and be continuing hereunder at the time of such creation or incurrence, Indebtedness created or incurred by any Excluded Subsidiary (subject to the limitations set forth in Section 9.09 hereof, and provided that any Indebtedness incurred under this clause (v) shall be without recourse to and shall not be Guaranteed by the Company or any Subsidiary (other than any Excluded Subsidiary) of the Company, except as permitted by Section 9.24 hereof), PROVIDED that the aggregate amount of such Indebtedness under this clause (v) of Excluded Subsidiaries (other than IME and its Subsidiaries and the Canadian Borrower and other Canadian Subsidiaries) shall not at any time exceed $75,000,000; (vi) the Synthetic Lease Obligations set forth on Schedule III hereto; (vii) Indebtedness incurred pursuant to the instruments governing Accounts Receivable Financings (PROVIDED, that the aggregate amount outstanding of all such obligations incurred pursuant to such Accounts Receivable Financings permitted under this clause (vii) shall not at any time exceed $200,000,000); (viii) Indebtedness incurred pursuant to the instruments governing Permitted Mortgage Financings secured by Existing Facilities (PROVIDED, that the aggregate amount outstanding of all such obligations incurred pursuant to such Permitted Mortgage Financings permitted under this clause (viii) shall not at any time exceed $75,000,000); and (ix) Indebtedness incurred pursuant to the instruments governing Permitted Mortgage Financings secured by Facilities acquired by the Company or any of its Subsidiaries after the Effective Date hereof (PROVIDED, that the aggregate amount outstanding of all such obligations incurred pursuant to such Permitted Mortgage Financings permitted under this clause (ix) shall not at any time exceed $50,000,000).

          9.09. CONSOLIDATED LEVERAGE RATIO. The Company will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of (x) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Company and its Subsidiaries at such date over
(y) the aggregate amount of cash and Liquid Investments of the Company and

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                                                                              75

Subsidiaries at such date to (ii) EBITDA for such period (the "CONSOLIDATED LEVERAGE RATIO") to exceed the ratio set forth below:

                                                             Consolidated
          Period                                            Leverage Ratio
          ------                                            --------------
          From June 30, 2004 through December 31, 2004         5.25 to 1

          From January 1, 2005 through December 31, 2005       5.00 to 1

          From January 1, 2006 through December 31, 2006       4.75 to 1

          From January 1, 2007 through December 31, 2007       4.50 to 1

          From January 1, 2008 and thereafter                  4.25 to 1

          9.10. DOMESTIC LEVERAGE RATIO. The Company will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of
(x) the aggregate outstanding principal amount of Indebtedness (including Guaranties of the Indebtedness of Excluded Subsidiaries) of the Company, the Domestic Subsidiaries and the Canadian Subsidiaries at such date over (y) the aggregate amount of cash and Liquid Investments of the Company, the Domestic Subsidiaries and Canadian Subsidiaries at such date to (ii) EBITDA for such period (excluding any such EBITDA of non-Canadian Excluded Subsidiaries and dividends therefrom) (the "DOMESTIC LEVERAGE RATIO") to exceed:

          Period                                           Domestic Leverage Ratio
          ------                                           -----------------------
          From June 30, 2004 through December 31, 2004            5.50 to 1

          From January 1, 2005 through December 31, 2005          5.25 to 1

          From January 1, 2006 through December 31, 2006          5.00 to 1

          From January 1, 2007 through December 31, 2007          4.75 to 1

          From January 1, 2008 and thereafter                     4.50 to 1

          Solely for purposes of this Section, in determining the Domestic Leverage Ratio, EBITDA shall be determined by including only the Domestic Subsidiaries.

          9.11. FIXED CHARGES COVERAGE RATIO. The Company will not, as at the end of any fiscal quarter from the Effective Date and all times thereafter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Adjusted EBITDA for such period to
(ii) Fixed Charges for such period to be less than 1.20 to 1.

          For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the PRO FORMA amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a PRO FORMA basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by the Company and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

          9.12. MERGERS, ASSET DISPOSITIONS. ETC. Except as expressly permitted by Section 9.04, the Company will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, except:

                 (i) dispositions and acquisitions of inventory in the ordinary course of business;

                 (ii) dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Company and its Subsidiaries, provided that no single disposition of tools or equipment shall have a fair market value (determined in good faith by the Company at the time of such disposition) in excess of $15,000,000;

                 (iii)  Capital Expenditures;

                 (iv) acquisitions of Investments permitted under Section 9.14 hereof, dispositions of Investments described in clauses (i), (ii) and
          (iii) of Section 9.14 hereof and dispositions of other assets; PROVIDED, that the aggregate fair market value of such other assets, when added to the value of all such other assets disposed of during such fiscal year, shall not, without the prior consent of the Majority Lenders, exceed $50,000,000, and that the aggregate fair market value of such other assets, when added to the value of all such other assets disposed of after the Effective Date, shall not, without the prior consent of the Majority Lenders, exceed $250,000,000; and PROVIDED, FURTHER, that the Net Cash Proceeds of the dispositions of such assets shall be subject to the provisions of Section

          3.02(c) (including that such Net Cash Proceeds in any fiscal year of more than 10% of Consolidated Net Tangible Assets at the end of the immediately preceding fiscal year may not be used for a Reinvestment Event and shall cause a mandatory reduction of the Commitments);

                 (v) subject to compliance with the provisions of Section 9.21(b) hereof, the sale, lease, assignment, transfer or other disposition of any assets by the Company or any Subsidiary of the Company to the Company or any Subsidiary thereof (other than Excluded Subsidiaries), PROVIDED, that (i) if such transfer is of material assets by the Company or a Subsidiary Guarantor, the recipient of such transfer shall also be the Company or a Subsidiary Guarantor and (ii) any Excluded Subsidiary may transfer assets to the Company or any other Subsidiary (including any Excluded Subsidiary); and

                 (vi) so long as no Default shall have occurred and be continuing hereunder at the time of such Acquisition or transaction, Permitted Acquisitions and related Additional Expenditures and any other transaction expressly permitted by Section 9.14 hereof; PROVIDED, that any such Permitted Acquisition is an acquisition of another business operating principally in the United States of America.

                 (vii) dispositions of accounts receivable and related general intangibles, and related lockbox and other collection accounts records and/or proceeds pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

          For purposes of this Section 9.12, "PERMITTED ACQUISITION" shall mean any Acquisition complying with the following:

          (a) COMPLIANCE WITH FINANCIAL COVENANTS. After giving effect to each such acquisition and any related incurrence of Indebtedness, the Company is in compliance on a PRO FORMA basis with Sections 9.09 through
     9.11 hereof as at the last day of the latest fiscal quarter.

          (b) LINES OF BUSINESS. ETC. Each such Acquisition shall not be "hostile" and shall be of assets relating to the records and information management business or activities related thereto (or of 100% of the stock of corporations whose assets consist substantially of such assets) or through the merger of such a corporation into a Subsidiary of the Company, which shall be the surviving corporation.

          9.13. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents; (ii) the Liens existing on the Effective Date set forth in Schedule III and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on Schedule III, PROVIDED that the principal amount of such Indebtedness is not increased and is not secured by any additional assets;
(iii) (A) Liens contemplated by clauses

(ii), (iv), (v) and (vii) of the definition of Permitted Indebtedness; and (B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, PROVIDED that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $10,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted;
(v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; (vi) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (vii) Liens on property leased pursuant to the Synthetic Lease Obligations permitted by clause (vi) of Section 9.08 hereof; and
(viii) Liens under the instruments governing (A) an Accounts Receivable Financing or (B) a Mortgage Financing permitted by Section 9.08 hereof.

          9.14. INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called "INVESTMENTS"), except (subject to Section
9.24 hereof):

                 (i) operating deposit accounts with any bank or financial institution;

                 (ii) Liquid Investments (including Liquid Investments in the name and under the control of the Administrative Agent (or a collateral sub-agent for the Administrative Agent) as contemplated by the Security Documents);

                 (iii) subject to Section 9.16 hereof, Investments in accounts and chattel paper as defined in the Uniform Commercial Code and notes receivable acquired in the ordinary course of business as presently conducted;

                 (iv) Investments in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by
          Section 9.03;

                 (v) (w) equity Investments in Wholly-Owned Subsidiaries of the Company; (x) additional equity Investments in Subsidiaries of the Company (other than Wholly-Owned Subsidiaries) with the prior written consent of the Majority Lenders and (y) Investments in the form of loans, advances or other obligations owed by any Wholly-Owned Subsidiary to the Company, and Investments in the form of loans, advances or other obligations owed by the Company to any Wholly-Owned Subsidiary; PROVIDED that the aggregate amount of Investments by the Company permitted by subclauses (w) or (y) of this clause (v) in any Subsidiary of the Company that is a mortgagor under any Permitted

          Mortgage shall not exceed, in the aggregate for all such Subsidiaries, $20,000,000 at any one time outstanding.

                 (vi) Investments consisting of loans or advances to officers and directors of the Company and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate and loans or advances made to employees of the Company to permit such employees to exercise options to purchase Capital Stock of the Company;

                 (vii) (x) Investments in Persons that are not Subsidiaries of the Company and (y) Investments in Subsidiaries of the Company (to the extent such Investments are not permitted under clause (v) of this
          Section 9.14); PROVIDED that the aggregate outstanding amount of Investments made after the Effective Date pursuant to this clause
          (vii) shall not at any time exceed $60,000,000;

                 (viii) Investments consisting of (a) Permitted Acquisitions in accordance with Section 9.12 hereof and (b) any acquisition (by purchase of shares, merger or otherwise) by any Excluded Subsidiary of
          (x) a majority of the shares of Capital Stock of any Person principally engaged in the same line or lines of business as the Company and its Subsidiaries or (y) assets principally related to the records and information management business or related activities; PROVIDED, that any acquisition under this clause shall not be "hostile";

                 (ix) subject to Section 9.16 hereof and on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent, Investments in Affiliates of the Company (which are not Wholly-Owned Subsidiaries of the Company) to facilitate the construction or acquisition of records management facilities including, without limitation, the acquisition of real estate for development purposes;

                 (x) subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Company pursuant to the Senior Subordinated Debt Documents;

                 (xi) equity Investments and loans and advances and other extensions of credit to any Excluded Subsidiary or any other person organized outside of the United States or principally conducting its business outside of the United States;

                 (xii) Investments constituted by Hedging Agreements permitted under Section 9.25 hereof; and

                 (xiii) Investments by the Company in a Subsidiary formed pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

          9.15. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment, except that the Company may:

                 (i) provided that no Default has occurred and is continuing, purchase shares of any class of Capital Stock, or options to purchase such shares, of the Company from employees or former employees of the Company or its Subsidiaries in amounts not to exceed $500,000 in any fiscal year and $1,000,000 in the aggregate after the Effective Date;

                 (ii) make additional Restricted Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Company (such Restricted Payments, "STOCK REPURCHASES"), subject to the satisfaction of each of the following conditions on the date of such Stock Repurchase and after giving effect thereto:

          (a) no Default shall have occurred and be continuing; and

          (b) the ratio of Senior Debt on the last day of the most recently completed fiscal quarter of the Company to EBITDA for the four fiscal quarters then ended on a PRO FORMA basis, after giving effect to any purchase, redemption or retirement of any Subordinated Indebtedness consummated on or prior to the date thereof and to any borrowings to finance the same and the Stock Repurchases is less than or equal to 2.0 to 1.

                 (iii) declare and make dividend payments on any shares of any class of Capital Stock of the Company in an amount for all classes of such Capital Stock not to exceed $30,000,000 in the aggregate for any fiscal year through 2006 and $50,000,000 in the aggregate for any fiscal year from 2007 and thereafter; and

                 (iv)   in addition to the dividend payments permitted by
          Section 9.15(iii), during the three-month period following each fiscal quarter ending on a fiscal quarter-end date on which the Consolidated Leverage Ratio for each of such fiscal quarter and the immediately preceding fiscal quarter is less than or equal to 4.0 to 1, declare and make dividend payments on shares of any class of Capital Stock of the Company in an aggregate amount for all classes of such Capital Stock not to exceed (x) the sum of 50% of the net income on a consolidated basis for the Company and its Subsidiaries for such fiscal quarter PLUS (y) the excess of (I) the amount set forth in clause (x) for all previous such fiscal quarters OVER (II) the aggregate amount of dividend payments actually made by the Company pursuant to this paragraph (iv).

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

          9.16. TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                 (i)    make any Investment in an Affiliate of the Company;

                 (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate of the Company;

                 (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate of the Company; or

                 (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including, without limitation, guarantees and assumptions of obligations of an Affiliate of the Company);

PROVIDED that (a) any Affiliate who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation or indemnification in connection with his or her services in such capacity; (b) the Company or a Subsidiary of the Company may enter into any transaction with an Affiliate of the Company if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person similarly situated to the Company but not an Affiliate of the Company; and (c) the Company may make Investments in Affiliates permitted by Section 9.14(ix) hereof and may create Residual Assurances for the benefit of an Affiliate permitted by Section 9.23 hereof in either case in connection with the construction and/or acquisition of records management facilities to be leased to the Company or a Subsidiary, so long as, taking such transaction as a whole (giving effect to such Investment or Residual Assurance, and the lease of such facility to the Company or such Subsidiary) such Affiliate is not disproportionately benefited.

          9.17. SUBORDINATED INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for:

                 (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness;

                 (ii) so long as no Default has occurred and is continuing, scheduled payments of principal of (not to exceed $15,000,000 in the aggregate, excluding payments made in connection with that certain company named Datavault acquired by the Company in the United Kingdom) and interest on, and expenses and indemnities incurred in connection with, Seller Indebtedness;

                 (iii) any voluntary purchase, redemption or retirement of the 1999 Senior Subordinated Notes; and

                 (iv) any other purchase, redemption or retirement of Subordinated Indebtedness, so long as (i) no Default has occurred and is continuing and (ii) either (A) such other purchase, redemption or retirement is in connection with a refinancing of such Subordinated Indebtedness with the proceeds of, or in connection with an exchange of such Subordinated Indebtedness for a new series of, Senior Subordinated Debt issued within 90 days of the substantial completion of such purchase, redemption or retirement, or (B) after giving effect to such purchase, redemption or retirement, the ratio of Senior Debt on the last day of the most recently completed fiscal quarter of the Company to EBITDA for the four quarters then ended on a PRO FORMA basis, after giving effect to such purchase, redemption or retirement and any Stock Repurchase consummated on or prior to the date hereof, and to any borrowings to finance the same, as at the last day of the latest fiscal quarter is less than or equal to 2.0 to 1.

          9.18. LINES OF BUSINESSES. Neither the Company nor any of its Subsidiaries, taken as a whole, shall engage to any substantial extent in any business activity other than the records and information management business or activities related or incidental thereto.

          9.19. MODIFICATION OF OTHER AGREEMENTS. The Company will not request or consent to any modification, supplement or waiver of any of the provisions of any instrument or document evidencing or governing Subordinated Indebtedness except on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

          9.20. INTEREST RATE AND CURRENCY EXCHANGE PROTECTION. The Company shall at all times maintain a program reasonably acceptable to the Administrative Agent providing for the hedging or mitigation of interest rate and currency exchange risk whereby at least 50% of the Funded Indebtedness of the Company and its Subsidiaries is effectively subject to a fixed interest rate.

          9.21.  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

          (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (i) all of the issued and outstanding shares of each class of Capital Stock of each of such Person's Subsidiaries (other than, in each case, Capital Stock of Excluded Subsidiaries) and (ii) more than 50% of the issued and outstanding shares of Capital Stock of each Person acquired pursuant to clauses (b) and (c) of Section 9.14(viii) hereof. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (other than an Excluded Subsidiary) owned by them, nor permit any Subsidiary of the Company (other than an Excluded Subsidiary) to issue any shares of Capital Stock of any class whatsoever to any Person (other than to the Company or to another Wholly-Owned Subsidiary or pursuant to Section 9.12 hereof). In the event that any such additional shares of Capital Stock shall be issued by any Subsidiary of the Company, or any Subsidiary shall be acquired, the Company agrees (so long as the certificates evidencing such shares of stock are not subject to a lien permitted under Section 9.13(v) hereof, and in any event subject to clause (c) below) forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank as well as, in accordance with the Security Documents, promissory notes and intercompany notes specified as Collateral as defined in the Security Documents and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents.

          (b) The Majority Lenders shall have the right from time to time to require the Company, pursuant to a written request from the Administrative Agent, to cause such Subsidiaries of the Company as may be specified in such request (except for any SPE) to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Majority Lenders, guaranteeing payment of the Company's obligations hereunder. Any such request shall be made by the Majority Lenders in the good faith and reasonable exercise of their discretion. Within 30 days after any such request, the Company shall, and shall cause the appropriate Subsidiaries of the Company to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such guaranties and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security.

          (c)    Notwithstanding anything to the contrary in this Section 9.21:

                 (I) no Excluded Subsidiary shall be required to be or become a party to the Subsidiary Guaranty or otherwise Guarantee the obligations of the Company hereunder;

                 (II) the Company and its Subsidiaries shall not be required to pledge more than 66% of the aggregate Voting Stock of such Excluded Subsidiary directly held by the Company or its Domestic Subsidiaries to the Administrative Agent under the Security Documents; and

                 (III) the Company and its Subsidiaries shall not be required to pledge the stock of any other Excluded Subsidiary.

          (d) The Company will not permit any of its Subsidiaries (other than Excluded Subsidiaries or any SPE acting pursuant to the terms of an Accounts Receivable Financing or Permitted Mortgage Financing permitted by the terms of this Agreement) to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (other than the Senior Subordinated Debt Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.22. ENVIRONMENTAL MATTERS. The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, remedial action, loss, damage, cost, expense, fine, penalty or sanction resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Company or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with such property or any part thereof

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(including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of the cases (i), (ii), (iii) and (iv), which individually or in the aggregate could have a Material Adverse Effect.

          9.23. RESIDUAL ASSURANCES. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Residual Assurances, except that (notwithstanding Sections 9.08 and 9.14) the Company may create a Residual Assurance with respect of the construction or acquisition of any records management facility by any Affiliate of the Company so long as (a) the maximum liability of the Company in respect of such Residual Assurance does not exceed 15% of the fair market value (as determined in good faith by the Board of Directors of the Company) of the completed records management facility, and (b) the maximum liability of the Company in respect of all Residual Assurances does not exceed $3,000,000 in the aggregate.

          9.24. INVESTMENTS IN EXCLUDED SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries (other than its Excluded Subsidiaries), to make any advance, loan or other extension of credit to, or any other Investment in, or Guarantee any Indebtedness of, any Excluded Subsidiary or any other person organized outside of the United States or principally conducting its business outside the United States if, after giving effect thereto, the aggregate outstanding amount of such Investments and Guaranties (other than (a) Guaranties permitted under clause (viii) of the definition of "Permitted Indebtedness" in Section 1.01 hereof, (b) the Guaranties by the Company and its Subsidiaries of Indebtedness under the Canadian Commitments and
(c) Investments by the Company of up to EURO 30,000,000 in IME in order for it to acquire "Project Mont Blanc") made after the Effective Date is greater than $150,000,000 (with the applicable exchange rate for any Investment or Guaranty or repayment thereof determined by reference to the relevant Exchange Rate in effect at the time of such Investment or Guaranty or repayment); PROVIDED that if the Domestic Leverage Ratio on the last day of each of the most recently completed fiscal quarter and the quarter immediately preceding such quarter is equal to or less than 4.0 to 1, the Company will be permitted to make such Investments and Guaranties up to the aggregate amount of $300,000,000.

          9.25. HEDGING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business (including Hedging Agreements in respect of Indebtedness permitted under Section 9.08 hereof), and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates. Without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to, enter into any derivatives or other transactions with any financial institution, commodities or stock exchange or clearing house (a "DERIVATIVES COUNTERPARTY") obligating the Company or any of its Subsidiaries to make any payments to such Derivatives Counterparty as a result of a change in market value of the Company's Capital Stock or any Subordinated Indebtedness.

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          9.26.  PERFECTION OF SECURITY INTERESTS IN STOCK OF FOREIGN
SUBSIDIARIES. Within 60 days after the Effective Date, the Company shall have completed the perfection of security interests in the stock of Subsidiaries organized in a jurisdiction outside of the United States of America and listed in Annex 1 to the Company Pledge Agreement, Annex 1 to the Canadian Borrower Pledge Agreement or Annex 1 to the Subsidiary Pledge Agreement.

          Section 10  DEFAULTS.

          10.01. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) default in the payment of any principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable hereunder when due; or

          (b) the Company or any of its Subsidiaries (other than Excluded Subsidiaries) shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $10,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of the Company or any of its Subsidiaries (other than Excluded Subsidiaries) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (c) any representation or warranty made or deemed made by the Company, the Canadian Borrower or any Subsidiary Guarantor in any Basic Document, or in any certificate or financial information furnished to any Lender, the Administrative Agent or the Canadian Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (d) (i) the Company shall default in the performance of any of its obligations under Sections 9.08 through 9.21 and 9.23 hereof or (ii) the Company, the Canadian Borrower or any Subsidiary Guarantor shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (ii) shall continue unremedied for a period of 25 days after notice thereof to the Company by the Administrative Agent or the Majority Lenders (through the Administrative Agent); or

          (e) the Company or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) the Company or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization,

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     winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) a final judgment or judgments (other than up to $25,000,000 of judgments as to which the Company is fully insured and the relevant insurer has agreed to pay such judgment) by a court or courts (or a final order by an appropriate Governmental Authority) shall be rendered against the Company or any of its Subsidiaries (except any De Minimus Excluded Subsidiary) in excess of $10,000,000 in the aggregate, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, or the Company or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 shall be filed under Title IV of ERISA by the Company or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company or any member of the Controlled Group to enforce
     Section 515 or 421 9(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 421 9(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Company or one or more members of the Controlled Group to incur a current payment obligation in excess of $10,000,000; or

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          (j)    an Excluded Subsidiary Material Adverse Change or any Change of
     Control shall occur;

          (k) (i) any Security Document or the Company Guaranty or the Subsidiary Guaranty shall cease, for any reason, to be in full force and effect (other than as provided therein) or any party thereto (other than the Lenders) shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby; or

          (l) any event of default (subject to an additional grace period, except in the case of a bankruptcy event, of 10 business days for payment defaults and of 20 business days otherwise) under the IME Credit Agreement.

THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Canadian Borrower; PROVIDED that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Canadian Borrower.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company, the Canadian Borrower to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10.01 with respect to the Company or the Canadian Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn stated amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities.

          10.02. RATABLE TREATMENT OF LENDERS. In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date (the "ACCELERATION DATE") pursuant to Section 10.01 hereof, the Company, the Canadian Borrower and the Revolving Lenders agree that the outstanding Revolving Loans and Reimbursement Obligations and accrued but unpaid interest thereon not denominated in Dollars

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shall be automatically converted to Dollars on the Acceleration Date at the then applicable Exchange Rate and any Reimbursement Obligation not denominated in Dollars thereafter arising shall be automatically converted to Dollars on the date of the drawing giving rise thereto under the relevant Letter of Credit at the then applicable Exchange Rate. The Revolving Lenders hereby irrevocably agree for the benefit of each other (and not for the benefit of the Company, the Canadian Borrower or the other Obligors) that, effective as of the Acceleration Date, each Revolving Lender shall acquire participations in each then outstanding Revolving Loan and Letter of Credit Liability in proportion to the aggregate Revolving Commitments of such Revolving Lender to the aggregate Revolving Commitments of all the Revolving Lenders, in each case determined immediately prior to the Acceleration Date (such Revolving Lender's "PROPORTION"). On or promptly following the Acceleration Date, the Administrative Agent shall determine for each Revolving Lender the difference between (a) such Revolving Lender's Proportion of the aggregate principal amount of the outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversion to Dollars and
(b) the aggregate principal amount of such Revolving Lender's actual outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversions to Dollars. Each Revolving Lender whose difference is positive shall make a payment which is equal to such difference to the Administrative Agent in Dollars in immediately available funds on a date set by the Administrative Agent promptly following the Acceleration Date. The Administrative Agent shall distribute such payment to the Revolving Lenders whose differences are negative, with such distribution to be ratable based upon the respective amounts of such negative differences. On each subsequent date on which a Reimbursement Obligation arises by virtue of a draw on a Letter of Credit, each Revolving Lender shall, promptly after being notified thereof, make a payment to the Issuing Lender equal to its Proportion of such Reimbursement Obligation. To the extent that any Revolving Lender shall fail to pay any amount required to be paid pursuant to this Section 10.02 on the due date therefor, such Revolving Lender shall pay interest to the Administrative Agent for ratable distribution to the Revolving Lenders or Issuing Lenders entitled thereto on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, PROVIDED that if such Revolving Lender shall fail to make such payment within three Business Days of such due date, then, retroactively to the due date, such Revolving Lender shall be obligated to pay interest on such amount at the ABR Rate.

          Section 11  THE ADMINISTRATIVE AGENT.

          11.01. APPOINTMENT POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity,

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                                                                              89

effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company, the Canadian Borrower or any of the Subsidiary Guarantors or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          11.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than a Default of the type specified in Section 10.01(a)) unless the Administrative Agent has received notice from a Lender or the Company or the Canadian Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall deliver to the Lenders a copy of any written declaration made pursuant to the second to last paragraph of Section 10.01 hereof.

          11.04. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company, the Canadian Borrower and the Subsidiary Guarantors (and their respective Affiliates) as if it were not acting as the Administrative Agent, and the

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Administrative Agent in its individual capacity may accept fees and other consideration from the Company or the Canadian Borrower (in addition to the agency fees and arrangement fees heretofore agreed to between the Company or the Canadian Borrower and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company under said Sections
12.03 and 12.04), ratably in accordance with the principal amount of their respective Loans and Reimbursement Obligations outstanding, or if no Loans or Reimbursement Obligations are outstanding, ratably in accordance with their respective Revolving Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Canadian Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company, the Canadian Borrower and the Subsidiary Guarantors of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company, the Canadian Borrower or any of the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or the other Basic Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, the Canadian Borrower or any of the Subsidiary Guarantors (or any of their affiliates) which may come into the possession of the Administrative Agent.

          11.07. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations

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under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          11.08. RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company. Upon any such resignation or removal, the Administrative Agent that resigned or was removed shall, to the extent that its annual agency fee was paid in advance, pay to the Company an amount equal to such fee multiplied by a fraction the numerator of which shall be the number of days remaining on the date of such resignation or removal until the next anniversary of the Effective Date, and the denominator of which shall be 365. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent (the "Notice Date"), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          11.09. CONSENTS UNDER BASIC DOCUMENTS. Without the prior written consent of the Majority Lenders, the Administrative Agent will not consent to any modification, supplement or waiver under any of the Basic Documents or any of the other documents described in Section 9.19 hereof.

          11.10. COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by the Security Documents, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Administrative Agent thereunder.

          11.11. MULTI-CURRENCY PAYMENT AGENT AND CANADIAN ADMINISTRATIVE AGENT. The Multi-Currency Payment Agent referred to herein and the Canadian Administrative Agent referred to in Annex A hereto shall be deemed to be sub-agents of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Section 11.

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                                                                              92

          11.12. ADDITIONAL MINISTERIAL POWERS OF THE ADMINISTRATIVE AGENT. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute any document creating any Lien and to release any Lien covering any asset of the Company or any of its Subsidiaries (including, without limitation, any Facilities, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement.

          Section 12  MISCELLANEOUS.

          12.01. WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Basic Documents are cumulative and not exclusive of any remedies provided by law.

          12.02. NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient (a) in the case of the Company, the Canadian Borrower, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent at the "Address for Notices" specified below its name on the signature pages hereof;
(b) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to the Company, the Canadian Borrower and the Administrative Agent given in accordance with this Section
12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03. EXPENSES ETC. The Company agrees to pay or reimburse each of the Lenders, the Administrative Agent and the Arranger for paying: (a) the reasonable fees and expenses of Simpson Thacher & Bartlett, special counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the Security Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any other Basic Document (including, without limitation, the amendment and restatement evidenced hereby); (b) all reasonable costs and expenses of the Lenders, the Administrative Agent and the Arranger (including reasonable counsels' fees) in connection with the enforcement of this Agreement or any other Basic Document or any bankruptcy, insolvency or other proceedings); (c) all mortgage, intangible, transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Basic Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein.

          12.04. INDEMNIFICATION. The Company shall indemnify the Administrative Agent, the Arranger, the Canadian Administrative Agent, the Lenders and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, relate to or result from any (i) Loan by any Lender hereunder or (ii) breach by the Company or the Canadian Borrower of this Agreement or any other Basic Document or (iii) any Environmental Liabilities (whether known or unknown) or (iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Administrative Agent, the Canadian Administrative Agent and each Lender, and each affiliate and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

          12.05. AMENDMENTS. ETC. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Company or the Canadian Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a defaulting Lender) directly affected thereby, (i) extend the Commitment Termination Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, Loans shall not constitute any such extension), or extend the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or extend the scheduled date of any payment of principal of any Term Loan, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees, or reduce the principal amount thereof, or increase any Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of a Commitment of a Lender), (ii) amend, modify or waive any provision of this Section 12.05, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Majority Lenders, (iv) release all or substantially all of the security for the obligations of the Company or the Canadian Borrower under this Agreement, (v) change the order of any mandatory prepayment provided for in Section 3.02(b) or (c) hereof without the consent of Term Lenders having at least 51% of the aggregate principal amount of the Term Loans or (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty. Notwithstanding anything in this Section 12.05 to the contrary, no amendment, waiver or consent shall be made (x) with respect to
Section 11 without the consent of the Administrative Agent or (y) with respect to Annex A hereto without the consent of the Canadian Borrower.

          12.06. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Company and the Canadian Borrower may not assign their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may assign all or a portion of its rights and obligations under this Agreement (i) with respect to the Term Loans, (x) to any other Lender, to any affiliate of a Lender or to any entity (an "APPROVED FUND") (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender, an affiliate of such Lender or an entity or an affiliate of an entity that administers or manages a Lender, or (y) with the consent of the Administrative Agent and of the Company, and (ii) with respect to the Revolving Commitments, (x) with the consent of the Administrative Agent and of the Issuing Bank or the Canadian Issuing Bank, to any other Lender, to any affiliate of a Lender or to an Approved Fund, or (y) with the consent of the Administrative Agent, of the Issuing Bank or the Canadian Issuing Bank, and of the Company (provided, that the consent of the Company to any assignment shall not be required if an Event of Default hereunder shall have occurred and be continuing), which consents (other than the consent of the Administrative Agent to the assignment of any Revolving Commitment) shall not be unreasonably withheld or delayed, to any other bank or financial institution (it being understood that, in the case of the Canadian Issuing Bank, it shall not be unreasonable to withhold consent in the case of any proposed assignment to any entity or entities rated below BBB+ by Standard & Poor's, a Division of the McGraw-Hill Companies, Inc., or other comparable rating by another comparable rating agency), PROVIDED that any such partial assignment shall not, unless the Company and the Administrative Agent otherwise agree, be less than $5,000,000 (or, in the case of Term Loans, $1,000,000), or if the remainder of the Lender's Commitment or Term Loans is less than $5,000,000, such lesser amount. Upon execution and delivery to the Administrative Agent of an Assignment and Assumption substantially in the form of Exhibit N hereto by the assignor and the assignee together with payment by such assignee to the Administrative Agent of a processing fee of $2,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein), released from its obligations under this Agreement. Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans or any Commitment or Commitments made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof) (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii), (iii),(iv), (v) or (vi) of Section 12.05 hereof). Each of the Company and the Canadian Borrower agrees that each participant shall be entitled to the benefits of Sections 5.07 and 6 of this Agreement and Section
3.8 of Annex A hereto with respect to its participation; PROVIDED that no participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note or C$ Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them from such Lender.

          In addition to the assignments and participations permitted the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Canadian Borrower, the Administrative Agent, the Issuing Bank or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) with respect to any Lender which is a fund, to its trustee or creditors in support of its obligations to its trustee or creditors, and such Loans and Notes shall be fully transferable as provided therein. No such assignment pursuant to the preceding sentence shall release the assigning Lender from its obligations hereunder.

          The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Letter of Credit Liabilities owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          12.07. CONFIDENTIALITY. Each Lender agrees to exercise all reasonable efforts to keep any information delivered or made available by or on behalf of the Company to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to the officers, directors, employees, agents, attorneys and accountants of such Lender or its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, the Company, the Canadian Borrower, any Subsidiary Guarantor or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07.

          12.08. SURVIVAL. The obligations of the Company under Sections 6.01, 6.05, 6.06, 6.08, 6.09, 12.03 and 12.04 hereof and of the Canadian Borrower under such Sections and Section 3.8 of Annex A hereto and the obligations of the Lenders under Section 11.05 shall survive the repayment of the Loans and the termination of the Commitments.

          12.09. CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.10. COUNTERPARTS; INTEGRATION. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

          12.11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL .. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE CANADIAN BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE CANADIAN BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY, THE CANADIAN BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12. CANADIAN BORROWER'S AGENT. The Canadian Borrower, by execution and delivery of this Agreement, irrevocably appoints the Company as its agent and attorney-in-fact for all purposes of this Agreement, irrevocably designates, appoints and empowers the Company, as its designee and agent, for service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and hereby ratifies and confirms, and agrees to be bound by, all actions taken by the Company on its behalf pursuant to the foregoing authorization. The Company irrevocably accepts such appointment. Without limiting the generality of the foregoing, all notices from and to the Canadian Borrower hereunder shall be given by or to the Company on its behalf. Each Lender, the Canadian Administrative Agent and the Administrative Agent may conclusively rely on the authority of the Company to act on behalf of the Canadian Borrower.

          12.13. DESIGNATION OF INDEBTEDNESS. The indebtedness incurred hereunder constitutes "Senior Debt" or "Senior Indebtedness", as the case may be (and, accordingly, "Designated Senior Debt" or "Designated Senior Indebtedness", as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

          12.14. AMENDMENTS TO SECURITY DOCUMENTS, ETC. Each of the parties hereby consents to and approves in all material respects the Acknowledgment and Confirmation of Guarantee or Security Documents, dated as of the date hereof, among the Company, Iron

Mountain Canada Corporation, the Subsidiary Guarantors, the Administrative Agent and the Canadian Administrative Agent, and substantially in the form attached hereto as Exhibit J, upon the terms and conditions set forth therein, including, without limitation, the amendments to the Security Documents effected thereby, including the amendment to the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Canadian Borrower Pledge Agreement to include as part of the Collateral, as defined therein, intercompany notes and advances and the amendment to the Company Guarantee to include within such Guarantee the Reimbursement Obligations of the Canadian Borrower in respect of Canadian Letters of Credit.

          12.15. USA PATRIOT ACT. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Act.

          The following schedules and exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

SCHEDULE I        -      Commitments
EXHIBIT A-1       -      Form of Revolving Credit Note
EXHIBIT A-2       -      Form of Term Note
EXHIBIT B         -      Subsidiary Guaranty
EXHIBIT C         -      Company Guaranty
EXHIBIT D         -      Company Pledge Agreement
EXHIBIT E         -      Subsidiary Pledge Agreement
EXHIBIT F         -      Canadian Borrower Pledge Agreement
EXHIBIT G-1       -      Form of Opinion of Special New York Counsel to the Company
EXHIBIT G-2       -      Form of Opinion of Special Pennsylvania Counsel to the Company
EXHIBIT G-3       -      Form of Opinion of Special Nova Scotia Counsel to the Canadian
                         Borrower

EXHIBIT H         -      Form of Opinion of Special New York Counsel to the
                         Administrative Agent

EXHIBIT I         -      Exemption Certificate
EXHIBIT J         -      Form of Acknowledgment and Confirmation of Guarantee or Security
                         Document

EXHIBIT K         -      Form of Commitment Increase Supplement
EXHIBIT L         -      Form of Additional Lender Supplement
EXHIBIT M         -      Form of Incremental Term Loan Activation Notice
EXHIBIT N         -      Form of Assignment and Assumption
EXHIBIT O         -      Form of Lender Addendum

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       COMPANY:

                                       IRON MOUNTAIN INCORPORATED


                                       By /s/
                                          ----------------
                                       Title:

                                       Address for Notices:

                                       745 Atlantic Avenue
                                       Boston, Massachusetts 02111

                                       Attention:    John F. Kenny, Jr.
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                       Fax No.:      (617) 350-7881

                                       Taxpayer ID Number:
                                                           ----------------

                                       COPY TO:

                                       Sullivan & Worcester LLP
                                       One Post Office Square
                                       Boston, Massachusetts 02109
                                       Attention: Harry E. Ekblom, Jr.

                                       Fax No.: (617) 338-2880

                                       CANADIAN BORROWER:

                                       IRON MOUNTAIN CANADA CORPORATION


                                       By /s/
                                          ----------------
                                       Title:

                                       Address for Notices:

                                       Iron Mountain Canada Corporation
                                       195 Summerlea Road
                                       Brampton, Ontario, Canada L6T 4P6
                                       Fax: (905) 792-2567

                                       with a copy to:
                                       Iron Mountain Incorporated.
                                       745 Atlantic Avenue
                                       Boston, Massachusetts 02111
                                       Attention:    John F. Kenny, Jr.
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                    US$ LENDERS


                                       JPMORGAN CHASE BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       FLEET NATIONAL BANK
                                       Name of Lender


                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       THE BANK OF NOVA SCOTIA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       HSBC BANK USA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       UNION BANK OF CALIFORNIA, N.A.
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CITIZEN BANK OF MASSACHUSETTS
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       BANK ONE, NA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       BNP PARIBAS
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       NATIONAL CITY BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       UNITED OVERSEAS BANK LTD., NEW YORK
                                       AGENCY
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CIBC INC.
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       SOVEREIGN BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:

                              MULTI-CURRENCY LENDERS


                                       JPMORGAN CHASE BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       FLEET NATIONAL BANK
                                       Name of Lender


                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       THE BANK OF NOVA SCOTIA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       HSBC BANK USA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CREDIT LYONNAIS NEW YORK BRANCH
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       UNION BANK OF CALIFORNIA, N.A.
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CITIZEN BANK OF MASSACHUSETTS
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       BANK ONE, NA
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       BNP PARIBAS
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       NATIONAL CITY BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       UNITED OVERSEAS BANK LTD., NEW YORK
                                       AGENCY
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       CIBC INC.
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       GENERAL ELECTRIC CAPITAL CORPORATION
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:


                                       SOVEREIGN BANK
                                       Name of Lender

                                       By:/s/
                                          ----------------
                                          Name:
                                          Title:

                                  TERM LENDERS

                              US$-CANADIAN LENDERS


                 JPMORGAN CHASE BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 WACHOVIA BANK, NATIONAL ASSOCIATION
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 THE BANK OF NOVA SCOTIA
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 HSBC BANK USA
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UNION BANK OF CALIFORNIA, N.A.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 BANK ONE, NA
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 BNP PARIBAS
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 NATIONAL CITY BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UNITED OVERSEAS BANK LTD., NEW YORK AGENCY
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 CIBC INC.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 GENERAL ELECTRIC CAPITAL CORPORATION
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 SOVEREIGN BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:

                                CANADIAN LENDERS

                 JPMORGAN CHASE BANK, TORONTO BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 CONGRESS FINANCIAL
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 THE BANK OF NOVA SCOTIA
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 HSBC BANK USA, TORONTO BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UNION BANK OF CALIFORNIA, N.A.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 BANK ONE, NA, CANADA BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 BNP PARIBAS (CANADA) (as a Canadian Lender)
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 NATIONAL CITY BANK, CANADA BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UNITED OVERSEAS BANK LIMITED
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 CIBC INC.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 GE CANADA FINANCE HOLDING COMPANY
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:

                                  TERM LENDERS

                 JPMORGAN CHASE BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 GENERAL ELECTRIC CAPITAL CORPORATION
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 WEBSTER BANK, NATIONAL ASSOCIATION
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 FLEET NATIONAL BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 THE SUMITOMO TRUST AND BANKING CO., LTD., NEW YORK BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 CAYLON NEW YORK BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 CITIZENS BANK OF MASSACHUSETTS
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 ECL FUNDING LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 THE BANK OF NEW YORK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UNION BANK OF CALIFORNIA, N.A.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 WINGED FOOT FUNDING TRUST
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 WACHOVIA BANK, NATIONAL ASSOCIATION
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 SEQUILS - PILGRIM I, LTD.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 ING PRIME RATE TRUST
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 ING SENIOR INCOME FUND
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 MOUNTAIN CAPITAL CLO 1LTD.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 PPM SPYGLASS FUNDING TRUST
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 BEAR STEARNS CORPORATE LENDING INC.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 JUPITER LOAN FUNDING LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 NATIONAL CITY BANK
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 PPM SHADOW CREEK FUNDING LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 MADISON AVENUE CDO I, LIMITED
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 VAN KAMPEN SENIOR INCOME TRUST
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 KZH PONDVIEW LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 OASIS COLLATERALIZED HIGH INCOME
                 PORTFOLIOS-1, LTD.
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 SAWGRASS TRADING LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:

                 SANKATY ADVISORS, LLC AS COLLATERAL MANAGER FOR
                 CASTLE HILL II - INGOTS, LTD., AS TERM LENDER

                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 SANKATY ADVISORS, LLC AS COLLATERAL MANAGER FOR
                 CASTLE HILL III CLO, LIMITED, AS TERM LENDER

                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 SANKATY ADVISORS, LLC AS COLLATERAL MANAGER FOR
                 GREAT POINT CLO 1999-1 LTD., AS TERM LENDER

                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 HARBOUR TOWN FUNDING LLC
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:

                 SANKATY ADVISORS, LLC AS COLLATERAL MANAGER FOR
                 RACE POINT CLO, LIMITED, AS TERM LENDER

                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:


                 UBS AG, STAMFORD BRANCH
                 ------------------------
                 Name of Lender


                 By: /s/
                   ----------------------
                   Name:
                   Title:

                              ADMINISTRATIVE AGENT


                                    JPMORGAN CHASE BANK,
                                      as Administrative Agent


                                    By: /s/
                                        ----------------
                                         Title:

                                    Address for Notices Given Pursuant to
                                    Section 5.05:

                                    (a) US$ Notices

                                    JPMorgan Chase Bank
                                    Loan and Agency Group
                                    1111 Fannin
                                    10th Floor
                                    Houston, TX  77002
                                    Attention: Leah Hughes
                                    Telecopier No.: (713) 750-2932
                                    Telephone No.: (713) 750-2885

                                    (b) Multicurrency Notices

                                    J.P. Morgan Europe Limited
                                    Agency Department
                                    125 London Wall
                                    London
                                    EC2Y 5AJ
                                    Attention:  James Beard
                                    Telephone No.: 44-207-777-2355
                                    Telecopier No.: 44-207-777-2360

                                    ADDRESS FOR OTHER NOTICES:
                                    JPMorgan Chase Bank
                                    270 Park Avenue
                                    47th Floor
                                    New York, New York 10017
                                    Attention: Robert Sacks
                                    Telecopier No.: (212) 270-5120
                                    Telephone No.: (212) 270-4118

                          CANADIAN ADMINISTRATIVE AGENT


                                    JPMORGAN CHASE BANK, TORONTO BRANCH, as
                                    Canadian Administrative Agent


                                    By: /s/
                                        ---------------
                                        Title:

                                    ADDRESS FOR FUNDING NOTICES:
                                    JPMorgan Chase Bank, Toronto Branch
                                    200 Bay St.
                                    Royal Bank Plaza, South Tower
                                    Suite 1800
                                    Toronto, Ontario M5J 2J2
                                    Attention: Amanda Staff
                                    Telecopier No.: (416) 981-9128
                                    Telephone No.: (416) 981-9235

                                    ADDRESS FOR NOTICES:
                                    JPMorgan Chase Bank, Toronto Branch
                                    200 Bay St.
                                    Royal Bank Plaza, South Tower
                                    Suite 1800
                                    Toronto, Ontario M5J 2J2
                                    Attention: Christine Chan
                                    Telecopier No.: (416) 981-9278
                                    Telephone No.: (416) 981-9123

                                                                         Annex A
                                                         to the Credit Agreement

                             SECTION 1. DEFINITIONS

          DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

          "ACCEPTANCE FEE" shall mean the fee payable in C$ to each Canadian Lender in respect of Bankers' Acceptances and BA Equivalent Loans computed in accordance with subsection 2.3(e).

          "APPLICABLE BA DISCOUNT RATE" shall mean (i) with respect to any
     Schedule I Canadian Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule I Canadian Lender on any day, the CDOR Rate and
     (ii) with respect to any Schedule II/III Canadian Lender or any other Canadian Lender which is not a Schedule I, II or III Canadian Lender, as applicable to a Bankers' Acceptance being purchased by, or BA Equivalent Loan to be advanced by, such Canadian Lender on any day, the lesser of (x) the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule II/III Reference Canadian Lender as the percentage discount rate at which such Schedule II/III Reference Canadian Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such Schedule II/III Reference Canadian Lender having a term and a face amount comparable to the term and face amount of such Bankers' Acceptance or BA Equivalent Loan, as applicable and
     (y) the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers' Acceptances, or advance of any BA Equivalent Loan.

          "APPLICABLE MARGIN FOR CANADIAN BORROWING" shall mean the rate for the respective type of C$ Loan set forth below opposite the level (either Level 1, Level 2, Level 3 or Level 4) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

                                                                 Applicable Margin (% per annum)
                                                            ----------------------------------------
                                                                                       Bankers'
         Range of                                             C$ Prime              Acceptances/BA
      Leverage Ratio                                           Loans               Equivalent Loans
     ----------------                                       ------------          ------------------
          LEVEL 4

     Greater than or equal to 4.50 to 1.00                      1.00%                    2.00%

          LEVEL 3

     Less than 4.50 to 1.00 and
     greater than or equal to 3.75 to 1.00                      0.75%                    1.75%

          LEVEL 2

     Less than 3.75 to 1.00 and greater than or
     equal to 3.25 to 1.00                                      0.50%                    1.50%

          LEVEL 1

     Less than 3.25 to 1.00                                     0.25%                    1.25%

          "BA DISCOUNT PROCEEDS" shall mean in respect of any Bankers' Acceptance to be purchased by a Canadian Lender, or in respect of any BA Equivalent Loan to be made by a Canadian Lender, on any day under subsection 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

          (a) the face amount of such Bankers' Acceptance or BA Equivalent Loan; by

          (b)  the sum of one PLUS the product of:

                   (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance or BA Equivalent Loan; and

                   (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance or BA Equivalent Loan and the denominator of which is 365;

                        with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "BA EQUIVALENT LOAN" shall mean an advance in Canadian Dollars made by a Canadian Lender to the Canadian Borrower evidenced by a BA Equivalent Note.

          "BA EQUIVALENT NOTE" shall mean a promissory note executed and delivered by the Canadian Borrower to a Canadian Lender in substantially the form of Exhibit C to this Annex A.

          "BANKERS' ACCEPTANCE" shall mean a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in C$ drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to subsection 2.3.

          "BORROWING DATE (CANADA)" shall mean any Business Day (Canada) specified in a notice as a date on which the Canadian Borrower requests the relevant Canadian Lenders to make C$ Loans under this Annex A to the Credit Agreement.

          "BUSINESS DAY (CANADA)" shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes (i) Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada and (ii) any day on which commercial banks are authorized or required to close in New York City or Boston, Massachusetts.

          "CANADIAN ADMINISTRATIVE AGENT" shall mean JPMorgan Chase Bank, Toronto Branch, together with its affiliates, as the agent for the Canadian Lenders under the Credit Agreement and the other Basic Documents.

          "CANADIAN ADMINISTRATIVE OFFICE" shall mean the Canadian Administrative Agent's office located at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, or such other office in Canada as may be designated as such by the Canadian Administrative Agent by written notice to the Canadian Borrower and the Lenders.

          "CANADIAN COMMITMENT" shall mean as to any Canadian Lender, the obligation of such Canadian Lender to make C$ Prime Loans or BA Equivalent Loans to and purchase Bankers' Acceptances from the Canadian Borrower hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Canadian Lender's name on Schedule I to the Credit Agreement under the caption "Canadian Commitment" (expressed in Canadian Dollars) or, in the case of a Person that is party to an assignment permitted under Section
     12.06 of the Credit Agreement after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to subsection 3.3 of this Annex A or reallocated from time to time pursuant to subsection 2.6 of this Annex A, and may be increased from time to time pursuant to Section 2.01 of the Credit Agreement). The original aggregate principal amount of the Canadian Commitments is the Canadian Dollar equivalent (determined by the Administrative Agent using the Canadian Exchange Rate) of US$175,000,000 minus the original aggregate amount of the US$-Canadian Commitments; PROVIDED, that in no event shall the aggregate outstanding principal amount of the C$ Loans and the aggregate amount of all Letter of Credit Liabilities outstanding under the Canadian Commitments, together with the aggregate outstanding principal amount of the US$-Canadian Loans, exceed US$175,000,000.

          "CANADIAN DOLLARS" or "C$" shall mean dollars in lawful currency of Canada.

          "CANADIAN EXCHANGE RATE" shall mean on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In the event that such rate does not appear on such Reuters page, the "CANADIAN EXCHANGE RATE" shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day (Canada) immediately preceding the relevant date of determination); PROVIDED, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.

          "CANADIAN ISSUING BANK" shall mean any Canadian Lender so designated by the Canadian Borrower with the consent of such Canadian Lender and the Canadian Administrative Agent.

          "CANADIAN LENDER" shall mean each of the lenders that is a signatory to the Credit Agreement under the caption "CANADIAN LENDER" on the signature pages thereto and each lender or financial institution that becomes a Canadian Lender after the date hereof pursuant to Section 12.06 of the Credit Agreement; PROVIDED, that as of the Effective Date (or the effective date of the relevant assignment pursuant to Section 12.06 of the Credit Agreement), any such lender shall be itself or shall operate through an applicable Canadian Lending Office which is either (x) resident in Canada for the purposes of the INCOME TAX ACT (CANADA), as amended (the "ITA"), or (y) deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to such lender hereunder.

          "CANADIAN LENDING OFFICE" shall mean for each Canadian Lender, the lending office for such Canadian Lender (or of an affiliate of such Canadian Lender) designated for each type of C$ Loan in the Administrative Questionnaire of such Canadian Lender or such other lending office of such Canadian Lender (or of an affiliate of such Canadian Lender) as such Canadian Lender may from time to time specify to the Canadian Administrative Agent and the Canadian Borrower as the office by which its C$ Loans of such type are to be made and maintained.

          "CANADIAN LETTERS OF CREDIT" shall have the meaning assigned to such term in subsection 2.8 hereof.

          "C$ COMMITMENT PERCENTAGE" shall mean as to any Canadian Lender at any time, the percentage of the aggregate Canadian Commitments then constituted by such Canadian Lender's Canadian Commitment.

          "C$ LOANS" shall mean the collective reference to C$ Prime Loans and Bankers' Acceptances and BA Equivalent Loans; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers' Acceptance or BA Equivalent Loan shall be deemed to be the undiscounted face amount of such Bankers' Acceptance, or BA Equivalent Note, respectively.

          "C$ NOTE" as defined in subsection 3.2 hereof.

          "C$ PRIME LOANS" shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the C$ Prime Rate.

          "C$ PRIME RATE" shall mean with respect to a C$ Prime Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for 30 days and (ii) 0.50% per annum.

          "CDOR RATE" shall mean on any date, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers' acceptances for a term comparable to that specified in the Borrowing Notice appearing on the "Reuters Screen CDOR Page" on such date, or if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada); PROVIDED, HOWEVER, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to C$ bankers' acceptances quoted by the
     Schedule I Reference Canadian Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada).

          "DRAFT" shall mean a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit A to this Annex A, drawn by the Canadian Borrower on a Canadian Lender, denominated in C$ and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

          "DRAWING" shall mean the creation and purchase of Bankers' Acceptances and/or the purchase of completed Drafts, by the Canadian Lenders pursuant to subsection 2.3.

          "RELATED AFFILIATE" shall mean with respect to any Canadian Lender, an Affiliate or lending office of such Canadian Lender designated by it to make its US$-Canadian Commitment and US$-Canadian Loans available to the Company under this Agreement.

          "REQUIREMENT OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SCHEDULE I CANADIAN LENDER" shall mean any Canadian bank named on
     Schedule I to the Bank Act (Canada).

          "SCHEDULE I REFERENCE CANADIAN LENDERS" shall mean Canadian Imperial Bank of Commerce and The Bank of Nova Scotia.

          "SCHEDULE II/III CANADIAN LENDER" shall mean any bank named on
     Schedule II or Schedule III to the Bank Act (Canada).

          "SCHEDULE II/III REFERENCE CANADIAN LENDER" shall mean JPMorgan Chase Bank, Toronto Branch and HSBC Bank USA, Toronto Branch.

                       SECTION 2. THE CANADIAN COMMITMENTS

          2.1. THE CANADIAN COMMITMENTS. Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (which shall be C$ Prime Loans) to, to accept and, at the option of the Canadian Borrower, purchase Bankers' Acceptances from (or, at the option of a Canadian Lender, make a BA Equivalent Loan in lieu of purchasing a Bankers' Acceptance), and to issue letters of credit pursuant to subsection 2.8 for the account of, the Canadian Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Canadian Lender's Canadian Commitment. During the Commitment Period, the Canadian Borrower may use the Canadian Commitments by borrowing, prepaying (other than Bankers' Acceptances or BA Equivalent Loans) or repaying the C$ Prime Loans, Bankers' Acceptances or BA Equivalent Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          2.2. PROCEDURE FOR C$ PRIME LOAN BORROWING. The Canadian Borrower may borrow C$ Prime Loans during the Commitment Period on any Business Day (Canada), provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the Canadian Administrative Agent prior to 12:00 Noon, Toronto time, one Business Day (Canada) prior to the requested Borrowing Date (Canada)), specifying (a) the amount to be borrowed, (b) the requested Borrowing Date (Canada) and (c) the designation of an account to which funds will be transferred. Each borrowing of C$ Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof. Upon receipt of any such irrevocable notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. Each Canadian Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date (Canada) requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available on such date to the Canadian Borrower by the Canadian Administrative Agent by wire transfer of such funds to the account specified in such irrevocable notice with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

          2.3. BANKERS' ACCEPTANCES AND BA EQUIVALENT LOANS.

          (a) The Canadian Borrower may (i) issue Bankers' Acceptances denominated in C$, for acceptance and, at the Canadian Borrower's option, purchase by the Canadian Lenders or (ii) borrow BA Equivalent Loans, each in accordance with the provisions of this subsection 2.3.

          (b) PROCEDURES.

          (1) NOTICE. The Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, three Business Days (Canada) prior to the date of the relevant borrowing in respect of any borrowing by way of Bankers' Acceptances or BA Equivalent Loans.

          (2) MINIMUM BORROWING AMOUNT. Each borrowing by way of Bankers' Acceptances or BA Equivalent Loans shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

          (3) FACE AMOUNTS. The face amount of each Bankers' Acceptance or BA Equivalent Loan shall be C$100,000 or any whole multiple thereof.

          (4) TERM. Bankers' Acceptances and BA Equivalent Notes shall be issued and shall mature on a Business Day (Canada). Each Bankers' Acceptance and BA Equivalent Note shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the Canadian Lenders), shall mature on or before the Commitment Termination Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

          (5) BANKERS' ACCEPTANCES AND BA EQUIVALENT NOTES IN BLANK. To facilitate the acceptance of Bankers' Acceptances and the issuance of BA Equivalent Notes under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Lender as its attorney, with respect to Bankers' Acceptances and BA Equivalent Notes for which the Canadian Borrower has provided a Bankers' Acceptance or BA Equivalent Loan notice:

               (i) to complete and sign on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers' Acceptances (with, in each Canadian Lender's discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act (Canada)") or the BA Equivalent Notes, as applicable;

               (ii) after the acceptance thereof by any Canadian Lender, to endorse on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers' Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian

          Lender's discretion, such Canadian Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

               (iii) to deliver such Bankers' Acceptances to such purchaser or to deposit such Bankers' Acceptances with such clearing house; and

               (iv) to comply with the procedures and requirements established from time to time by such Canadian Lender or such clearing house in respect of the delivery, transfer and collection of bankers' acceptances and depository bills.

     The Canadian Borrower recognizes and agrees that all Bankers' Acceptances and BA Equivalent Notes signed, endorsed, delivered or deposited on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower. Each Canadian Lender is hereby authorized to accept such Drafts or issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender in accordance with the terms of this Agreement, PROVIDED that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance or make a BA Equivalent Loan if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts or BA Equivalent Notes to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts and BA Equivalent Notes as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower. Each Canadian Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason,
     (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities and of BA Equivalent Notes (i) received by it from the Canadian Administrative Agent in blank hereunder,
     (ii) voided by it for any reason and (iii) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

          (6) EXECUTION OF BANKERS' ACCEPTANCES AND BA EQUIVALENT NOTES. Drafts of the Canadian Borrower to be accepted as Bankers' Acceptances and BA Equivalent Notes hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance or BA Equivalent Note as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance or advance of a BA Equivalent Loan, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or advance, and any such Bankers' Acceptance or BA Equivalent Note so signed shall be binding on the Canadian Borrower.

          (7) ISSUANCE OF BANKERS' ACCEPTANCES OR BA EQUIVALENT NOTE. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances or BA Equivalent Loans, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Draft to be accepted by it or BA Equivalent Loan to be made by it and the term thereof. The aggregate face amount of Drafts to be accepted or BA Equivalent Loans to be made by a Canadian Lender shall be determined by the Canadian Administrative Agent on a pro rata basis by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Draft or BA Equivalent Loans which would otherwise be accepted by a Canadian Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

          (8) ACCEPTANCE OF BANKERS' ACCEPTANCES. Each Draft to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's Canadian Lending Office.

          (9) PURCHASE OF BANKERS' ACCEPTANCES/ADVANCE OF BA EQUIVALENT LOAN. Each Canadian Lender shall be required to purchase (subject to the commercial availability of a resale market in the case of Bankers' Acceptances with a term of approximately 30, 60, 90 or 180 days, as the case may be) from the Canadian Borrower on the Borrowing Date (Canada), at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such date or to advance the subject BA Equivalent Loan and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date (Canada) for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under subsection 2.3(e) in respect of each Bankers' Acceptance accepted and purchased by such Canadian Lender from the Canadian Borrower or each BA Equivalent Loan made by such Canadian Lender to the Canadian Borrower shall be set off against the BA Discount Proceeds payable by such Canadian Lender under this subsection 2.3(b)(9). Not later than 2:00 P.M., Toronto time, on such Borrowing Date (Canada), the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Borrower by wire transfer of such funds to an account designated by the Canadian Borrower with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

          (10) SALE OF BANKERS' ACCEPTANCES. Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

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                                                                              10

          (11) WAIVER OF PRESENTMENT AND OTHER CONDITIONS. To the extent permitted by applicable law, the Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it or BA Equivalent
     Note issued to it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance or BA Equivalent Note being held, at the maturity thereof, by such Canadian Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances or BA Equivalent Notes for payment of the amount payable by the Canadian Borrower thereunder.

          (c) The Canadian Borrower shall reimburse a Canadian Lender for, and there shall become due and payable at 10:00 A.M., Toronto time, on the maturity date for each Bankers' Acceptance or BA Equivalent Note , an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers' Acceptance or BA Equivalent Note. The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers' Acceptance or Refunding BA Equivalent Note (as such terms are defined in subsection 2.3(d) below) issued in accordance with subsection 2.3(d) or conversion of such Bankers' Acceptance or BA Equivalent Loan in accordance with subsection 2.4 to be applied in reduction of such reimbursement payment; and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause (i)) with the Canadian Administrative Office in accordance with subsection 3.7. The Canadian Borrower's payment in accordance with this subsection shall satisfy its obligations under any Bankers' Acceptance or BA Equivalent Loan to which it relates, and the Canadian Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

          (d) The Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, two Business Days (Canada) prior to the maturity date of each Bankers' Acceptance or BA Equivalent Note of the Canadian Borrower's intention to issue a Bankers' Acceptance or BA Equivalent Note, respectively, on such maturity date (a "REFUNDING BANKERS' ACCEPTANCE" or a "REFUNDING BA EQUIVALENT NOTE", respectively) to provide for the payment of such maturing Bankers' Acceptance or BA Equivalent Note (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance or BA Equivalent Note and the related Refunding Bankers' Acceptance or Refunding BA Equivalent Note shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance or BA Equivalent Note and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance or Refunding BA Equivalent Note). If the Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 2.3(c)(ii), the Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances or BA Equivalent Note be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances or BA Equivalent Note.

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                                                                              11

          (e) An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in subsection 2.3(b)(9) hereof) upon the issuance of a Bankers' Acceptance to be accepted by such Canadian Lender or a BA Equivalent Loan to be advanced by such Canadian Lender calculated at the rate per annum equal to the Applicable Margin for Canadian Borrowing, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance or such BA Equivalent Loan and to be computed on the basis of the number of days in the term of such Bankers' Acceptance or such BA Equivalent Loan and a year of 365 days.

          (f) In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date of maturity or pursuant to Section 10.01 of the Credit Agreement, the Canadian Borrower shall, forthwith, without any demand or the taking of any action by the Canadian Administrative Agent, provide cover for all outstanding Bankers' Acceptances and BA Equivalent Loans by paying to the Canadian Administrative Agent immediately available funds in an amount equal to the then aggregate face amount of all outstanding Bankers' Acceptances and BA Equivalent Loans, which funds shall be held by the Canadian Administrative Agent in an account as collateral security, and in addition to any other rights or remedies of any Canadian Lender and the Canadian Administrative Agent hereunder, any Canadian Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such Canadian Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Lenders, amounts which are received by such Canadian Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the Canadian Lenders or the Canadian Administrative Agent, or any of them hereunder.

          2.4. CONVERSION OPTION . Subject to the provisions of this Agreement, the Canadian Borrower may, prior to the Commitment Termination Date, effective on any Business Day (Canada), convert, in whole or in part, C$ Prime Loans into Bankers' Acceptances or BA Equivalent Loans or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of subsection 2.2 or 2.3, as applicable, PROVIDED that:

          (a) no C$ Prime Loan may be converted into a Bankers' Acceptance or a BA Equivalent Loan when any Event of Default has occurred and is continuing;

          (b) each conversion to Bankers' Acceptances or BA Equivalent Loans shall be for an aggregate amount of C$1,000,000 (and whole multiples

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                                                                              12

                  of C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$300,000; and

          (c) Bankers' Acceptances and BA Equivalent Loans may be converted only on the maturity date of such Bankers' Acceptances and BA Equivalent Loans and, PROVIDED that, if less than all Bankers' Acceptances and BA Equivalent Loans are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers' Acceptances or BA Equivalent Loans.

          2.5. CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES AND BA EQUIVALENT LOANS UNAVAILABLE.

          (a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

          (i) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptance or BA Equivalent Loans shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

          (ii) any notice relating to a borrowing by way of Bankers' Acceptance or BA Equivalent Loans which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to subsection 2.2).

          (b) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance or BA Equivalent Loans and of the termination of such suspension.

          2.6. DESIGNATION OF BORROWINGS. The Company and the Canadian Borrower shall give notice to each of the Canadian Administrative Agent (on or prior to the date which is five (5) Business Days (Canada) prior to the first day of each month) and the Administrative Agent (on or prior to the date which is five (5) Business Days prior to the first day of each month), respectively, of the aggregate Canadian Commitment and the aggregate US$-Canadian Commitment to be available during such month (the "US-CANADIAN ALLOCATION"), and the Canadian Administrative Agent and the Administrative Agent shall promptly notify the Canadian Lenders and the US$-Canadian Lenders, respectively, thereof. With the consent of each of the US$-Canadian Lenders, the Canadian Lenders, the Administrative Agent and the Canadian Administrative Agent (as evidenced in a manner satisfactory to the Administrative Agent), the Company and the Canadian Borrower may modify the then-current US-

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                                                                              13

Canadian Allocation for any period and subject to any notice as they may request; and in the event of a failure by the Company and the Canadian Borrower to give a timely notice as to the US-Canadian Allocation for any month, the US-Canadian Allocation for the immediately preceding month shall continue in effect. The Company and the Canadian Borrower agree that at no time during such month shall the aggregate principal amount of the C$ Loans, together with the amount of Letter of Credit Liabilities outstanding under the Canadian Commitments, exceed the aggregate Canadian Commitment specified in such notice, nor shall the aggregate principal amount of the US$-Canadian Loans exceed the aggregate US$-Canadian Commitment specified in such notice, and in no event shall the aggregate of the Dollar Equivalent of the Canadian Commitments and the US$-Canadian Commitments exceed US$175,000,000. Each Canadian Lender acknowledges that some or all of its US$-Canadian Commitment may be allocated from time to time under this subsection 2.6 to the Company. Each Canadian Lender that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall, subject to the terms and conditions of this agreement, fulfill such US$-Canadian Commitment to the Company, but nothing herein shall obligate a Canadian Lender that is not such a "United States person" to lend money to the Company; PROVIDED that a Canadian Lender that is not such a "United States person" shall designate in writing to the Administrative Agent on the Effective Date, and otherwise from time to time, a Related Affiliate of such Canadian Lender that is either such a "United States person" or is a Non-U.S. Lender that has fulfilled the requirements of Section 5.08 of the Credit Agreement and thereafter shall, subject to the terms and conditions of this Agreement, cause such Related Affiliate to fulfill the US$-Canadian Commitment to the Company.

          2.7. FEES. The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Canadian Lender commitment fees in Canadian Dollars on the daily average unused amount of such Canadian Lender's Canadian Commitment (for which purpose, the aggregate amount of any Bankers' Acceptance liabilities and BA Equivalent Loans shall be deemed to be a PRO RATA (based on the Canadian Commitments) use of each Canadian Lender's Canadian Commitment and the daily average used amount of each Canadian Lender's Canadian Commitment shall be determined after taking into account its outstanding C$ Loans and outstanding Letter of Credit Liabilities under the Canadian Commitments) for the period from the Effective Date to and including the earlier of the date the Canadian Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this subsection
2.7 shall be payable on the Quarterly Dates and on the earlier of the date the Canadian Commitments are terminated and the Scheduled Revolving Credit Commitment Termination Date. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Effective Date, syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Effective Date and on each anniversary thereof, so long as any of the Canadian Commitments are in effect and until payment in full of all C$ Loans hereunder, all interest thereon and all other amounts payable hereunder, and an annual agency fee in the amount heretofore mutually agreed in writing.

          2.8. CANADIAN LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Canadian Commitments may be utilized, upon the request of the Canadian Borrower, in addition to the Loans provided for by subsection 2.2 hereof, by the issuance by the Canadian Issuing Bank of standby letters of credit ("CANADIAN LETTERS OF CREDIT") for the account of the Canadian Borrower, PROVIDED that in no event shall (i) the aggregate amount of all Letter

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                                                                              14

of Credit Liabilities under the Canadian Commitments, together with the aggregate outstanding principal amount of the C$ Loans, exceed the aggregate amount of the Canadian Commitments as in effect from time to time, (ii) the aggregate outstanding amount of all Letter of Credit Liabilities under the Canadian Commitments exceed $10,000,000 and (iii) the expiration date of any Canadian Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Canadian Letter of Credit (provided that any Canadian Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date). Prior to the issuance of any Canadian Letter of Credit, the Administrative Agent shall have first determined, and advised the relevant Canadian Issuing Bank, that the requested amount of Canadian Letters of Credit shall be available under the Canadian Commitments.

          The following additional provisions shall apply to Canadian Letters of
Credit:

          (a) The Canadian Borrower shall give the Canadian Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 5 days preceding the Commitment Termination Date) on which each Canadian Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Canadian Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such notice, the Canadian Administrative Agent shall determine the amount of Letters of Credit that are available under the Canadian Commitments and advise the Canadian Issuing Bank of the contents thereof. The Canadian Issuing Bank shall notify the Canadian Administrative Agent of the issuance of any Canadian Letter of Credit and of any drawing thereunder or termination or expiry thereof.

          (b) On each day during the period commencing with the issuance by the Canadian Issuing Bank of any Canadian Letter of Credit and until such Canadian Letter of Credit shall have expired or been terminated, the Canadian Commitment of each Canadian Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Canadian Lender's C$ Commitment Percentage of the then undrawn stated amount of such Canadian Letter of Credit. Each Canadian Lender (other than the Canadian Issuing Bank) agrees that, upon the issuance of any Canadian Letter of Credit hereunder, it shall automatically acquire a participation in the Canadian Issuing Bank's rights and obligations under such Canadian Letter of Credit in an amount equal to such Canadian Lender's C$ Commitment Percentage of such rights and obligations, and each Canadian Lender (other than the Canadian Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Canadian Issuing Bank to pay and discharge when due, its C$ Commitment Percentage of the Canadian Issuing Bank's obligation to pay drawings under such Canadian Letter of Credit.

          (c) Upon receipt from the beneficiary of any Canadian Letter of Credit of any demand for payment under such Canadian Letter of Credit, the Canadian Issuing Bank shall promptly notify the Canadian Borrower (through the Canadian Administrative Agent) of the amount to be paid by the Canadian Issuing Bank as a result of such demand and the date on which payment is to be made by the Canadian Issuing Bank to such beneficiary in respect of

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                                                                              15

such demand. Notwithstanding the identity of the account party of any Canadian Letter of Credit, the Canadian Borrower hereby unconditionally agrees to pay and reimburse the Canadian Administrative Agent for account of the Canadian Issuing Bank for the amount of each demand for payment under such Canadian Letter of Credit that is in substantial compliance with the provisions of such Canadian Letter of Credit at or prior to the date on which payment is to be made by the Canadian Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in paragraph
(c) of this subsection 2.8, the Canadian Borrower shall advise the Canadian Administrative Agent whether or not the Canadian Borrower intends to borrow by way of C$ Prime Loans hereunder to finance its obligation to reimburse the Canadian Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 of the Credit Agreement.

          (e) Each Canadian Lender shall pay to the Canadian Administrative Agent for account of the Canadian Issuing Bank at the Canadian Administrative Office in Canadian Dollars and in immediately available funds the amount of such Canadian Lender's C$ Commitment Percentage of any payment under a Canadian Letter of Credit upon notice by the Canadian Issuing Bank (through the Canadian Administrative Agent) to such Canadian Lender requesting such payment and specifying such amount. Each such Canadian Lender's obligation to make such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank under this paragraph (e), and the Canadian Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than gross negligence or wilful misconduct of the Canadian Issuing Bank), including, without limitation, the failure of any other Canadian Lender to make its payment under this paragraph (e), the financial condition of the Company or the Canadian Borrower (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to the Canadian Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Canadian Lender shall default in its obligation to make any such payment to the Canadian Administrative Agent for account of the Canadian Issuing Bank, for so long as such default shall continue the Canadian Administrative Agent may at the request of the Canadian Issuing Bank withhold from any payments received by the Canadian Administrative Agent under this Agreement for account of such Canadian Lender the amount so in default and, to the extent so withheld, pay the same to the Canadian Issuing Bank in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Canadian Lender to the Canadian Issuing Bank pursuant to paragraph (e) above in respect of any Canadian Letter of Credit, such Canadian Lender shall, automatically and without any further action on the part of the Canadian Administrative Agent, the Canadian Issuing Bank or such Canadian Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Canadian Issuing Bank hereunder and under the Canadian Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Canadian Lender's C$ Commitment Percentage in any interest or other amounts payable by the Canadian Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Canadian

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                                                                              16

Issuing Bank pursuant to paragraph (g) of this subsection 2.8). Upon receipt by the Canadian Issuing Bank from or for account of the Canadian Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Canadian Issuing Bank shall promptly notify the Canadian Administrative Agent of such receipt and pay to the Canadian Administrative Agent for account of each Canadian Lender entitled thereto such Canadian Lender's C$ Commitment Percentage of such payment, each such payment by the Canadian Issuing Bank to be made in the same money and funds in which received by the Canadian Issuing Bank. In the event any payment received by the Canadian Issuing Bank and so paid to the Canadian Lenders hereunder is rescinded or must otherwise be returned by the Canadian Issuing Bank, each Canadian Lender shall, upon the request of the Canadian Issuing Bank (through the Canadian Administrative Agent), repay to the Canadian Issuing Bank (through the Canadian Administrative Agent) the amount of such payment paid to such Canadian Lender, with interest at the rate specified in paragraph (j) of this subsection 2.8.

          (g) The Canadian Borrower shall pay to the Canadian Administrative Agent for account of the Canadian Lenders (ratably in accordance with their respective C$ Commitment Percentages) a letter of credit fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Canadian Letter of Credit and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day). In addition, the Canadian Borrower shall pay to the Canadian Issuing Bank a fronting fee in Canadian Dollars in respect of each Canadian Letter of Credit in an amount equal to a percentage per annum to be agreed upon of the daily average undrawn stated amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit (i) in the case of a Canadian Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Canadian Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Canadian Letter of Credit, to but excluding the date such Canadian Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Canadian Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Canadian Issuing Bank from time to time in like circumstances with respect to the issuance of each Canadian Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the end of each calendar month, the Canadian Issuing Bank shall deliver (through the Canadian Administrative Agent) to each Canadian Lender and the Canadian Borrower a notice describing the aggregate amount of all Canadian Letters of Credit outstanding at the end of such month. Upon the request of any Canadian Lender from time

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                                                                              17

to time, the Canadian Issuing Bank shall deliver any other information reasonably requested by such Canadian Lender with respect to each Canadian Letter of Credit then outstanding.

          (i) The issuance by the Canadian Issuing Bank of each Canadian Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 of the Credit Agreement, be subject to the conditions precedent that (i) such Canadian Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Canadian Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Canadian Letter of Credit shall be denominated in Canadian Dollars and (iii) the Canadian Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Canadian Letter of Credit as the Canadian Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Canadian Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this subsection
2.8 on the due date therefor, such Canadian Lender shall pay interest to the Canadian Issuing Bank (through the Canadian Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at the rate determined by the Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements, PROVIDED that if such Canadian Lender shall fail to make such payment to the Canadian Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Canadian Lender shall be obligated to pay interest on such amount at the rate then payable by the Canadian Borrower on such amount.

          (k) The issuance by the Canadian Issuing Bank of any modification or supplement to any Canadian Letter of Credit hereunder shall be subject to the same conditions as are applicable under this subsection 2.8 to the issuance of new Canadian Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Canadian Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Canadian Lender shall have consented thereto.

          The Company and the Canadian Borrower hereby jointly and severally indemnify and hold harmless each Canadian Lender (including the Canadian Issuing Bank and the Canadian Administrative Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses that such Canadian Lender or the Canadian Administrative Agent may incur (or that may be claimed against such Canadian Lender or the Canadian Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Canadian Issuing Bank under any Canadian Letter of Credit; PROVIDED that the Company and the Canadian Borrower shall not be required to indemnify any Canadian Lender or the Canadian Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Canadian Issuing Bank in determining whether a request presented under any Canadian Letter of Credit complied with the terms of such Canadian Letter of Credit or (y) in the case of the Canadian Issuing Bank, its failure to pay under any Canadian

Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Canadian Letter of Credit. Nothing in this subsection 2.8 is intended to limit the other obligations of the Company, Canadian Borrower, any Canadian Lender or the Canadian Administrative Agent under this Agreement.

                          SECTION 3. GENERAL PROVISIONS

          3.1. REPAYMENT OF LOANS; EVIDENCE OF DEBT. The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each C$ Loan of such Canadian Lender on the Commitment Termination Date (or such earlier date on which the C$ Loans become due and payable pursuant to Section 10 of the Credit Agreement). The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the C$ Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.5 hereof.

          3.2. C$ NOTES. The Canadian Borrower, upon receipt of written notice from the relevant Canadian Lender, agrees to issue a C$ Note to any Canadian Lender (each, a "C$ NOTE") in substantially the form of Exhibit B to this Annex A, dated the Effective Date, payable to such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender as in effect on the Effective Date and otherwise duly completed. Each Canadian Lender is hereby authorized by the Canadian Borrower to endorse on the schedule (or a continuation thereof) attached to each C$ Note of such Canadian Lender, to the extent applicable, the date and amount for each C$ Prime Loan made by such Canadian Lender to the Canadian Borrower hereunder, and the date and amount of each payment or prepayment of principal of such C$ Loan received by such Canadian Lender, provided that any failure by such Canadian Lender to make any such endorsement shall not affect the obligations of the Canadian Borrower under such C$ Note or hereunder in respect of such C$ Prime Loan.

          3.3. TERMINATION OR REDUCTION OF COMMITMENTS.

          (a) The Canadian Commitments shall terminate on the Commitment Termination Date.

          (b) The Canadian Borrower shall have the right to terminate or reduce the unused Canadian Commitments at any time or from time to time to an amount not less than the aggregate principal amount of the C$ Prime Loans, Bankers' Acceptances and BA Equivalent Loans outstanding, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, PROVIDED that (i) the Canadian Borrower shall give no less than two Business Days' (Canada) notice of each such termination or reduction to the Canadian Administrative Agent and (ii) each partial reduction shall be in an aggregate amount at least equal to C$1,000,000 and, if greater, in integral multiples of C$100,000. Any termination of the Canadian Commitments shall be accompanied by prepayment in full of all C$ Prime Loans together with accrued interest thereon to the date of such prepayment, and by cash collateralization, but not prepayment, of the Bankers' Acceptances and BA Equivalent Loans on terms satisfactory to the Canadian Administrative Agent.

          3.4. OPTIONAL AND MANDATORY PREPAYMENTS.

          (a) OPTIONAL PREPAYMENTS. The Canadian Borrower shall have the right to prepay the C$ Loans, in whole or in part, at any time or from time to time, PROVIDED that the Canadian Borrower shall give the Canadian Administrative Agent at least one Business Days' (Canada) irrevocable notice of each such prepayment specifying the date and amount of such prepayment. Upon receipt of any such notice the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 12.04 of the Credit Agreement. Partial prepayments shall be in an aggregate principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof. Notwithstanding anything to the contrary above, C$ Loans consisting of Bankers' Acceptances or BA Equivalent Loans may not be prepaid pursuant to this subsection.

          (b) MANDATORY PREPAYMENTS. (i) If, at any time during the Commitment Period, the aggregate principal amount of C$ Loans outstanding with respect to all Canadian Lenders, together with the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments outstanding, exceeds the aggregate Canadian Commitments then in effect by more than 5% of the aggregate principal amount of the Canadian Commitments then in effect, the Canadian Borrower shall repay (on the same day upon which notice from the Canadian Administrative Agent of such event is received by the Canadian Borrower or, if such notice is received after 12:00 Noon, Toronto time, on the next succeeding Business Day (Canada)) the C$ Loans (or, in the case of Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment.

          (ii) If on any date, the Canadian Borrower or any Subsidiary of the Canadian Borrower shall receive Net Cash Proceeds from any issuance subsequent to the Effective Date of Indebtedness other than Indebtedness incurred pursuant to Section 9.08 of the Credit Agreement (it being understood that this subsection 3.4(b) shall not constitute a waiver of any provision of said Section 9.08), then the Canadian Borrower shall prepay the C$ Loans (or, in the case of Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralize such Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities) in an amount equal to such Net Cash Proceeds (less any prepayment on account of the receipt of such Net Cash Proceeds under Section 3.02(b) of the Credit Agreement), but the Canadian Commitments shall not be subject to automatic reduction.

          (c) APPLICATION OF MANDATORY PREPAYMENTS. To the extent that prepayment is required to be made by the Canadian Borrower, such prepayment shall be applied to reduce (ratably among the Canadian Lenders) such of the then outstanding C$ Loans (or, in the case of Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities outstanding under the Canadian Commitments, cash collateralization of such Bankers' Acceptances, BA Equivalent Loans or Letter of Credit Liabilities on terms satisfactory to the Canadian Administrative Agent, which cash collateral shall be invested in a manner satisfactory to the Canadian Administrative Agent) as the Canadian Borrower shall determine in its sole discretion.

          (d) Notwithstanding anything to the contrary contained above, (i) all prepayments of C$ Loans shall be made in Canadian Dollars and (ii) all cash collateralization of Bankers' Acceptances and BA Equivalent Loans shall be made in Canadian Dollars.

          3.5. INTEREST RATES AND PAYMENT DATES.

          (a) Subject to subsection 3.5(b) below, each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate PLUS the Applicable Margin for Canadian Borrowing.

          (b) The Canadian Borrower hereby promises to pay to the Canadian Administrative Agent for account of each Canadian Lender interest at the applicable Post-Default Rate (x) on any principal of any C$ Loan made by such Canadian Lender and on any other amount payable by the Canadian Borrower hereunder held by such Canadian Lender to or for account of such Canadian Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(a) of the Credit Agreement and for so long as such Event of Default shall be continuing, on any principal of any C$ Loan made by such Canadian Lender.

          (c) Accrued interest on each C$ Prime Loan shall be calculated monthly and payable quarterly in arrears, and in any event, upon the payment or prepayment thereof, but only on the principal so paid or prepaid; PROVIDED that interest payable after the occurrence of a Default at the Post-Default Rate shall be payable from time to time on demand of the Canadian Administrative Agent or the Canadian Lenders having at least 51% of the aggregate amount of the Canadian Commitments. Promptly after the determination of any interest rate provided for herein or any change therein, the Canadian Administrative Agent shall notify the Canadian Lenders and the Canadian Borrower thereof.

          (d) Interest in respect of C$ Prime Loans (and all other amounts denominated in C$) shall be payable in C$ and shall be payable based upon a year of 365 days.

          (e) (i) If any provision of this Annex would obligate any party to the Credit Agreement to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the CRIMINAL CODE (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

          (x) first, by reducing the amount or rates of interest required to be paid under this subsection 3.5; and

          (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of
                  Section 347 of the CRIMINAL CODE (Canada).

          (ii) If, notwithstanding the provisions of clause (i) of this subsection 3.5(e), and after giving effect to all adjustments contemplated thereby, any Canadian Lender shall have received an amount in excess of the maximum permitted by such clause, then the party having paid such amount shall be entitled, by notice in writing to such Canadian Lender, to obtain reimbursement from such Canadian Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to such party.

          (iii) Any amount or rate of interest referred to in this subsection 3.5(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any C$ Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the CRIMINAL CODE (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Effective Date to the Scheduled Revolving Credit Commitment Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

          3.6. COMPUTATION OF INTEREST AND FEES. For the purposes of the INTEREST ACT (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively. In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          3.7. PRO RATA TREATMENT AND PAYMENTS.

          (a) Each borrowing by the Canadian Borrower from the Canadian Lenders hereunder, each payment by the Canadian Borrower on account of any commitment fee or Acceptance Fee hereunder and any reduction of the Canadian Commitments of the Canadian Lenders shall be made pro rata according to the respective C$ Commitment Percentages. Each payment by the Canadian Borrower on account of principal of and interest on the C$ Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant C$ Loans then held by the relevant Canadian Lenders. All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Office in C$ and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders promptly upon receipt in like funds as received, but the Canadian Borrower shall have satisfied its payment obligation hereunder upon payment to the Canadian Administrative Agent, regardless of whether such Canadian Administrative Agent distributes such payments as required hereunder. If any payment hereunder becomes due and payable on a day other than a Business Day (Canada), such payment shall be extended to the next succeeding Business Day (Canada), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to 11:00 A.M., Toronto time, on any Borrowing Date (Canada) that such Lender will not make available to the Canadian Administrative Agent such Canadian Lender's share of the borrowing requested to be made on such Borrowing Date (Canada), the Canadian Administrative Agent may assume that such Canadian Lender has made its share of such borrowing available to the Canadian Administrative Agent on such Borrowing Date (Canada), and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such Borrowing Date (Canada) a corresponding amount. If such amount is not so made available to the Canadian Administrative Agent by such Canadian Lender on such Borrowing Date (Canada), the Canadian Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the C$ Prime Rate determined for such day PLUS 1%, on demand, from the relevant Canadian Lender. Nothing contained in this subsection 3.7(b) shall relieve any Canadian Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which the Canadian Borrower may have against any Canadian Lender as a result of any default by such Canadian Lender to make loans.

          (c) The failure of any Canadian Lender to make the C$ Loan to be made by it on any Borrowing Date (Canada) shall not relieve any other Lender of its obligation, if any, hereunder to make its C$ Loan on such Borrowing Date (Canada), but no Lender shall be responsible for the failure of any other Canadian Lender to make the C$ Loan to be made by such other Canadian Lender on such Borrowing Date (Canada).

          3.8. ADDITIONAL COSTS.

          (a) If the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by any Governmental Authority or compliance by any Canadian Lender or any corporation controlling such Canadian Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Canadian Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Canadian Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Canadian Lender to be material, then from time to time, the Canadian Borrower shall promptly pay to such Canadian Lender, upon written demand therefor, such additional amount or amounts as will compensate such Canadian Lender for such reduced rate of return. In determining such additional amounts, each Canadian Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Canadian Lender's loans or commitments in general and are not specifically attributable to C$ Loans or Canadian Commitments hereunder, be calculated with respect to all loans or commitments similar to the C$ Loans or Canadian Commitments made by such Canadian Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Canadian Lender to charge the respective borrower on a basis similar to that provided in this subsection 3.8.

          (b) If any Canadian Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Canadian Borrower (with a copy to the Canadian Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Canadian Lender to the Canadian Borrower (with a copy to the Canadian Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the C$ Loans and all other amounts payable thereunder.

          3.9. TAXES. All payments made by the Canadian Borrower, the Company or any Subsidiary Guarantor in respect of amounts owing under this Annex A shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Canadian Administrative Agent or any Canadian Lender as a result of a present or former connection between the Canadian Administrative Agent or such Canadian Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Administrative Agent or such Canadian Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex A). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Canadian Administrative Agent or any Canadian Lender hereunder, the amounts so payable to the Canadian Administrative Agent or such Canadian Lender shall be increased to the extent necessary to yield to the Canadian Administrative Agent or such Canadian Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Annex A, PROVIDED, HOWEVER, that neither the Canadian Borrower, the Company, nor any Subsidiary Guarantor shall be required to increase any such amounts payable to the Canadian Administrative Agent, any Canadian Lender or any holder of Bankers' Acceptances or BA Equivalent Notes if such increased amount arises as a result of the failure of such Canadian Lender, the Canadian Administrative Agent or any holder of Bankers' Acceptances or BA Equivalent Notes to be a Person resident in Canada for the purposes of the INCOME TAX ACT (Canada). The Canadian Borrower shall also indemnify the Canadian Administrative Agent and each Canadian Lender on an after-tax basis for any additional taxes on net income which the Canadian Administrative Agent or such Canadian Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 3.9. Whenever any Non-Excluded Taxes are payable by the Canadian Borrower, the Company or any Subsidiary Guarantor, as promptly as possible thereafter but in any event within 45 days after the date of payment the Canadian Borrower, the Company or such Subsidiary Guarantor shall send to the Canadian Administrative Agent for its own account or for the account of such Canadian Lender, as the case may be, a certified copy of an original official receipt received by the Canadian Borrower, the Company or such Subsidiary Guarantor showing payment thereof. If the Canadian Borrower, the Company or any Subsidiary Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent the required receipts or other required documentary evidence, the Canadian Borrower, the Company or such Subsidiary Guarantor shall indemnify the Canadian Administrative Agent and the Canadian Lenders for any incremental taxes, interest or penalties that may become payable by the Canadian Administrative Agent or any Canadian Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Annex A and the payment of the C$ Loans and all other amounts payable hereunder.

          3.10. SUBSTITUTION OF LENDER. If any Canadian Lender has demanded compensation under subsection 3.8 of this Annex A, the Canadian Borrower shall have the right, with the assistance of the Canadian Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to the Canadian Borrower and the Canadian Administrative Agent to assume the Canadian Commitments and C$ Loans of such Canadian Lender. Any such Canadian Lender shall be obligated to sell the Canadian Commitments and C$ Loans for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Canadian Administrative Agent and the Canadian Borrower and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

                                                                       EXHIBIT B
                                                                      To Annex A

                                [Form of C$ Note]

                                 PROMISSORY NOTE

          FOR VALUE RECEIVED, IRON MOUNTAIN CANADA CORPORATION, a Nova Scotia corporation (the "CANADIAN BORROWER"), hereby promises to pay to ___________________ (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, the aggregate unpaid principal amount of the C$ Prime Loans made by the Bank to the Canadian Borrower under the Credit Agreement), in lawful money in the currency of such C$ Prime Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such C$ Prime Loan, at such office, in like money and funds, for the period commencing on the date of such C$ Prime Loan until such C$ Prime Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount and interest rate of each C$ Prime Loan made by the Bank to the Canadian Borrower and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this C$ Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Canadian Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the C$ Prime Loans made by the Bank.

          This C$ Note is one of the C$ Notes referred to in the Seventh Amended and Restated Credit Agreement dated as of July 8, 2004 (as the same may be modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Iron Mountain Incorporated, Iron Mountain Canada Corporation, the lenders parties thereto (including the Bank), Fleet National Bank, as Syndication Agent, The Bank of Nova Scotia and Wachovia Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc., as Arranger and evidences C$ Prime Loans made by the Bank thereunder. Terms used but not defined in this C$ Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this C$ Note upon the occurrence of certain events and for prepayments of C$ Prime Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this C$ Note may not be assigned by the Bank to any other Person.

          This C$ Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                IRON MOUNTAIN CANADA CORPORATION


                                                By:
                                                   -------------------------
                                                   Name:
                                                   Title:

                           SCHEDULE OF C$ PRIME LOANS

          This C$ Note evidences C$ Prime Loans made, Continued or Converted under the within-described Credit Agreement to the Canadian Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.

                     Principal                         Amount Paid,
  Date Made,          Amount                             Prepaid,             Unpaid
  Continued             of                             Continued or          Principal          Notation
 or Converted          Loan          Interest Rate       Converted            Amount             Made by
--------------   ---------------   ----------------   --------------    ------------------   --------------



                                                                       EXHIBIT C
                                                                      To Annex A

                          [Form of BA Equivalent Note]

                                 PROMISSORY NOTE

          FOR VALUE RECEIVED, IRON MOUNTAIN CANADA CORPORATION, a Nova Scotia corporation (the "CANADIAN BORROWER"), hereby promises to pay to ___________________ (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, on _____________ the principal sum of ___________ Canadian Dollars.

          This BA Equivalent Note is one of the BA Equivalent Notes referred to in the Seventh Amended and Restated Credit Agreement dated as of July 8, 2004 (as the same may be modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between Iron Mountain Incorporated, Iron Mountain Canada Corporation, the lenders parties thereto (including the Bank), Fleet National Bank, as Syndication Agent, The Bank of Nova Scotia and Wachovia Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and J.P. Morgan Securities Inc., as Arranger and evidences a BA Equivalent Loan made by the Bank thereunder. Terms used but not defined in this BA Equivalent Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this BA Equivalent Note upon the occurrence of certain events and for prepayments of BA Equivalent Loans upon the terms and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this BA Equivalent Note may not be assigned by the Bank to any other Person.

          This BA Equivalent Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                IRON MOUNTAIN CANADA CORPORATION


                                                By:
                                                   ------------------------
                                                Name:
                                                Title:

                                   SCHEDULE II
                          (Pursuant to Section 8.10(a))

  LIST OF SUBSIDIARIES

Name                                            Jurisdiction           Shares Held by
----                                            ------------           --------------
Archivage Actif Groupe Iron Mountain SAS*       France                 Iron Mountain (France) SA
Archive Services Limited*                       United Kingdom         Iron Mountain (UK) Limited
Archivex Box Company Limited*                   Alberta                Archivex Limited
Archivex Limited*                               Nova Scotia            Iron Mountain Incorporated
Arcus Data Security Ltd.*                       United Kingdom         Iron Mountain Europe Limited
Britannia Data Management Limited*              United Kingdom         Kestral Data UK Limited
COMAC, Inc.                                     Delaware               Iron Mountain Information Management, Inc.
Custodia De Documentos LTDA(1)*                 Chile                  Custodia S.O.S. Limitada
Custodia S.O.S. Limitada(2)*                    Chile                  Iron Mountain Chile S.A.
Datavault Holdings Limited*                     United Kingdom         Iron Mountain Europe Limited
Datavault Limited(3)*                           Scotland               Datavault Holdings Limited
Datavault Northwest Limited*                    United Kingdom         Datavault Limited
Datavault Southwest Limited*                    United Kingdom         Datavault Limited
DSI Technology Escrow Services, Inc.            Delaware               Iron Mountain Information Management, Inc.
Eurostorage Holdings B.V.*                      Netherlands            Iron Mountain, Incorporated (10%)
FIME S.A.*                                      France                 Iron Mountain (France) SA
Honanross Ltd.*                                 Ireland                Record Data Limited
H. Investments Ltd.*                            Cayman Islands         Iron Mountain Cayman Ltd.
IMSA Peru SRL(4)*                               Peru                   Iron Mountain South America, Ltd.
Inmobilsac Ltda.(5) *                           Mexico                 Iron Mountain Mexico S.A. de R.L. de C.V.
Iron Mountain Argentina SA(6)*                  Argentina              Iron Mountain South America Limited
Iron Mountain Assurance Corporation*            Vermont                Iron Mountain, Incorporated
Iron Mountain Box Company*                      Nova Scotia            Iron Mountain Canada Corporation
Iron Mountain Belgium NV*                       Belgium                Iron Mountain Holdings (Europe) Limited
Iron Mountain Canada Corporation*               Nova Scotia            Treeline Services Corporation
Iron Mountain Cayman Ltd.*                      Cayman Islands         Iron Mountain Global, Inc.

----------
         (1) Custodia De Documentos LTDA is owned 99.9% by Custodia S.O.S. Limitada and owned 0.1% by Iron Mountain South America, Ltd.

         (2) Custodia S.O.S. Limitada is owned 55% by Iron Mountain Chile S.A. and 45% by BBS Investment SA (Bruisenes family)

         (3) Datavault Limited is owned 65.97% by Datavault Holdings Limited, 28.12% by Iron Mountain Europe Limited and 5.91% by Silver Sky.

         (4) IMSA Peru SRL is owned 99.96% by Iron Mountain South America, Ltd., owned 0.03% by Alexis Tschudi and owned 0.01% by Carlos Saco Veriz Tvdela.

         (5) Inmobilsac Ltda. Is owned 50.1% by Iron Mountain Mexico S.A. de D.L. de C.V. and 49.9% by Raul Perez.

         (6) Iron Mountain Argentina SA is owned 80.5% by Iron Mountain South America, Ltd., 14.85% by Kestral Document Services Ltd. and 4.65% by other individual shareholders.

Name                                            Jurisdiction           Shares Held by
----                                            ------------           --------------
Iron Mountain Chile S.A.(7)*                    Chile                  Iron Mountain South America, Ltd.
Iron Mountain Deutschland GmbH*                 Germany                Iron Mountain Europe Limited
Iron Mountain Deutschland M.i.l.l. GmbH*        Germany                Iron Mountain Deutschland GmbH
Iron Mountain DIMS Limited*                     United Kingdom         Iron Mountain Europe Limited
Iron Mountain Disos GmbH*                       Germany                Iron Mountain Deutschland GmbH
Iron Mountain do Brazil S.A.(8)*                Brazil                 Iron Mountain South America, Ltd.
Iron Mountain Espana, S.A.*                     Spain                  Iron Mountain Holdings (Europe) Limited
Iron Mountain Europe Limited(9)*                United Kingdom         Iron Mountain Group (Europe) Limited
Iron Mountain (France), S.A.*                   France                 Iron Mountain Holdings (France), SNC
Iron Mountain Global, Inc.                      Delaware               Iron Mountain Information Management, Inc.
Iron Mountain Global, LLC                       Delaware               Iron Mountain Global, Inc.
Iron Mountain Group (Europe) Limited(10)*       United Kingdom         Iron Mountain Global, Inc.
Iron Mountain Holdings (Europe)   Limited*      United Kingdom         Iron Mountain Europe Limited
Iron Mountain Holdings (France),  SNC(11)*      France                 Iron Mountain DIMS Limited
Iron Mountain Information Management, Inc.      Delaware               Iron Mountain Incorporated
Iron Mountain Ireland Ltd.*                     Ireland                Iron Mountain Ireland (Holdings) Ltd.
Iron Mountain Ireland (Holdings) Ltd.*          Ireland                Iron Mountain Holdings (Europe) Limited
Iron Mountain Livingston Limited*               Scotland               Iron Mountain Group (Europe) Limited
Iron Mountain Mayflower Ltd.*                   United Kingdom         Iron Mountain Global, Inc.
Iron Mountain MDM Limited*                      United Kingdom         Iron Mountain (UK) Limited
     Iron Mountain Mexico, S.A. de R.L. de      Mexico                 Iron Mountain Global, Inc.
     C.V.(12)*
Iron Mountain Nederland (Holdings) B.V.*        Netherlands            Iron Mountain Holdings (Europe) Limited
Iron Mountain Nederland B.V.*                   Netherlands            Iron Mountain Nederland (Holdings) B.V.
Iron Mountain (Netherlands) B.V.*               Netherlands            Iron Mountain Global, Inc.
Iron Mountain Norge AS*                         Norway                 Iron Mountain Holdings (Europe) Limited

----------
         (7) Iron Mountain Chile S.A. is owned 55% by Iron Mountain South America, Ltd., owned 15% by Servibanca S.A., owned 10% by Jericho S.A. and owned 20% by other individual shareholders.

         (8) Iron Mountain do Brazil S.A. is owned 70% by Iron Mountain South America, Ltd. and owned 30% by Serial Comercio e Representacoes, Ltda.

         (9) Iron Mountain Europe Limited is owned 50.01% by Iron Mountain Group (Europe) Limited and 49.99% by Iron Mountain Mayflower Ltd.

         (10) Iron Mountain Group (Europe) Limited is owned 62% by Iron Mountain Global, Inc. and 38% by Iron Mountain (Netherlands) B.V.

         (11) Iron Mountain Holdings (France), SNC is owned 99.9% by Iron Mountain DIMS Limited and 0.1% by Iron Mountain MDM Limited.

         (12) Iron Mountain Mexico, S.A. de R.L. de C.V. is owned 99.9% by Iron Mountain Global, Inc. and 0.1% by Iron Mountain Global, LLC.

Name                                            Jurisdiction           Shares Held by
----                                            ------------           --------------
Iron Mountain Norsk Geodata Senter AS*          Norway                 Iron Mountain Tape Technology Norge AS
Iron Mountain Peru S.A.(13)*                    Peru                   IMSA Peru SRL
Iron Mountain Records Management (Puerto        Puerto Rico            Iron Mountain Incorporated
    Rico), Inc.*
Iron Mountain Scotland (Holdings) Limited*      United Kingdom         Iron Mountain Europe Limited
Iron Mountain Scotland Limited(14)*             United Kingdom         Iron Mountain Scotland (Holdings) Limited
Iron Mountain Servicios(15)*                    Chile                  Iron Mountain Chile SA
Iron Mountain South America Ltd.(16)*           Cayman Islands         Iron Mountain Cayman Ltd.
Iron Mountain Statutory Trust - 1998            Connecticut            Iron Mountain Information Management, Inc.
Iron Mountain Statutory Trust - 1999            Connecticut            Iron Mountain Information Management, Inc.
Iron Mountain Step S.p.A.(17)*                  Italy                  Iron Mountain Europe Limited
Iron Mountain Tape Technology Norge AS*         Norway                 Iron Mountain Norge AS
Iron Mountain (UK) Limited*                     United Kingdom         Iron Mountain Europe Limited
JAD (93) Limited*                               United Kingdom         Iron Mountain Scotland (Holdings) Limited
Jones & Crossland Limited*                      United Kingdom         Archive Services Limited
Kestrel Data Services Limited*                  United Kingdom         Iron Mountain (UK) Limited
Kestrel Data UK Limited*                        United Kingdom         Kestrel Data Services Limited
Kestrel Reprographics Limited*                  United Kingdom         Kestrel Data UK Limited
Memogarde, S.A.*                                France                 FIME S.A.
Mountain Real Estate Assets, Inc.               Delaware               Iron Mountain Information Management, Inc.
Mountain Reserve II, Inc.                       Delaware               Iron Mountain Information Management, Inc.
Mountain West Palm Real Estate, Inc.*           Delaware               Iron Mountain Information Management, Inc.
Movers & Files SA*                              Peru                   H. Investments Ltd.
Pierce Leahy Europe, Limited*                   United Kingdom         Iron Mountain Incorporated
Record Data Limited*                            Ireland                Iron Mountain Ireland Ltd.
Silver Sky*                                     Jersey Channel         Iron Mountain Europe Limited
                                                Islands
Sistemas de Archivo Corporativo, S.A.           Mexico                 Iron Mountain Mexico, S.A. de R.L. de C.V.
    de R.L. de C.V.(18)*
Sistemas de Archivo de Mexico, S.A.             Mexico                 Sistemas de Archivo Corporativo, S.A. de R.L.

----------
         (13) Iron Mountain Peru S.A. is owned 99.99% by IMSA Peru SRL and owned 0.1% by Iron Mountain Incorporated.

         (14) Iron Mountain Scotland Limited is owned 71.8% by Iron Mountain Scotland (Holdings) Limited and 28.2% by JAD (93) Limited.

         (15) Iron Mountain Servicios is owned 99.9% by Iron Mountain Chile SA and 0.1% by Iron Mountain South America Ltd.

         (16) Iron Mountain South America, Ltd. is owned 50.1% by Iron Mountain Cayman Ltd. and owned 49.9% by Compass Capital Fund, L.P.

         (17) Iron Mountain Step S.p.A. is owned 70% by Iron Mountain Europe Limited and 30% by Step S.p.A.

         (18) Sistemas de Archivo Corporativo, S.A. de R.L. de C.V. is owned 50.1% by Iron Mountain Mexico, S.A. de R.L. de C.V. and owned 49.9% by Padilla & Perez, Sistemas de Archive S.A. de C.V.

Name                                            Jurisdiction           Shares Held by
----                                            ------------           --------------
    de R.L. de C.V.*                                                   de C.V.
Sistemas de Archivo, S.A. de R.L. de            Mexico                 Sistemas de Archivo Corporativo, S.A. de R.L.
    C.V.*                                                              de C.V.
Societe Civile Immobiliere du Chemin            France                 FIME S.A.
    Cornillon*
Storbox S.A.(19)*                               Chile                  Iron Mountain Chile S.A.
The Document Storage Company Limited*           United Kingdom         Iron Mountain Europe Limited
397499 British Columbia Ltd.*                   British Columbia       Iron Mountain Canada Corporation
Treeline Services Corporation                   Delaware               Iron Mountain Incorporated
Upper Providence Venture I, L.P.*               Pennsylvania           Iron Mountain Information Management, Inc. (54%
                                                                       limited partnership interest and 1% general
                                                                       partnership interest)

* Denotes a non-Guarantor Subsidiary


----------
         (19) Storbox S.A. is owned 55% by Iron Mountain Chile S.A. and 45% by BBS Investment S.A. (Brisenos family).

  Listing of Investments in Joint Ventures

Docuguard Austria G.m.b.H.*                     Austria                Docuguard Holdings Limited
Docuguard CR- s.r.o.*                           Czech Republic         Docuguard Holdings Limited (95%)
Docuguard CR s.r.v.*                            Czech Republic         Docuguard Holdings Limited (95%)
Docuguard Holdings Limited*                     Cyprus                 Iron Mountain Canada Corporation (25%)
Docuguard Kft*                                  Hungary                Docuguard Holdings Limited
Docuguard Romania Srl*                          Romania                Docuguard Holdings Limited
Docuguard Slovakia s.r.o.*                      Slovakia               Docuguard Holdings Limited
Sabero Pierce Archive Limited*                  India                  Iron Mountain, Incorporated (2%)

                                  SCHEDULE III
                      (Pursuant to Sections 9.08 and 9.13)

PART I.      EXISTING INDEBTEDNESS

1. Promissory Note to Zurich Data Incorporated, issued November 5, 1996 with a current outstanding principal amount of $248,545 and a maturity date of November 5, 2005.

2. Loan Note Instruments issued February 26, 1999 by Pierce Leahy Europe, Limited in connection with the acquisition of Datavault in the principal amount of L11,715,000 (entitled to the benefit of Letters of Credit issued for the account of Iron Mountain Incorporated). The Loan Note Instruments mature February 28, 2009.

3.   Indebtedness secured by Liens identified in Part II of this Schedule III.

PART II.     EXISTING LIENS

1. Mortgage held by Sun America Life Insurance Company on property located at 1905 John Connally Drive, Carrolton, Texas.

2. Mortgage held by First Union Bank on property located at 64 Leone Lane, Chester, New York.

3. Mortgage held by Sun America Life Insurance Company on property located at 5775 Royalty Drive, Houston, Texas.

4. Mortgage held by LaSalle Bank National Association as Trustee for Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1998 CF1 on property at 3501 Electronics Way, West Palm Beach, Florida.

5. Mortgage held by Commerce Bank on property located at 1000 Campus Drive, Collegeville, Pennsylvania.

6. Up to $100 million lease financing under the Master Lease and Security Agreement (the "2001 Synthetic Lease"), dated as of May 22, 2001, between Iron Mountain Statutory Trust - 2001, in its capacity as lessor (the "Lessor") and Iron Mountain Information Management, Inc., as lessee (the "Lessee"), and the related Unconditional Guaranty dated as of May 22, 2001 by Iron Mountain Incorporated in favor of the Lessor of the obligations of the Lessee under the 2001 Synthetic Lease.

7. Charges, pledges and assignments of substantially all the assets of Iron Mountain Europe and its subsidiaries (including pledges of share capital of such subsidiaries) to secure obligations under the Multi-Currency Term, Revolving Credit Facilities Agreement dated March 2004 among Iron Mountain Europe Limited, certain of its subsidiaries, the financial institutions party thereto and The Governor and Company of the Bank of Scotland, as Facility Agent, Issuing Bank and Security Trustee.

                                   SCHEDULE IV

                               IRON MOUNTAIN, INC.
                                LETTERS OF CREDIT
                               AS OF APRIL 2, 2004
                                (US$ EQUIVALENTS)

LETTERS OF CREDIT OUTSTANDING

US$ TRANCHE                                                                   Original       US$
                                                                                US$      Equivalent &
Entity    Issuer       Beneficiary         LC #      Issue Date   Exp. Date    Amount    Outstanding       Purpose          Notes
------   -------       -----------         ----      ----------   ---------   ---------  ------------      -------          -----
IMI      Chase NY   North 5th & 45th     P351058       1/5/1998    1/5/2005      50,000        50,000   Secure Property   Ever Green
                    Realty Corp                                                                         Lease             Rollover
IMI      Chase NY   Zurich American      P294827     11/17/1999    8/1/2004   4,635,456       289,716   For Insurance     Declining
                    Insurance Company                                                                   Claims            Value with
                                                                                                                          Time
IMI      Chase NY   Zurich American      P207203      11/1/2000   1/27/2005   5,283,064     1,650,974   For Insurance     Declining
                    Insurance Company                                                                   Claims            Value with
                                                                                                                          Time
IMI      Chase NY   Zurich American      T-220823      1/2/2002    1/2/2005   6,750,000     6,750,000   For Insurance     Ever Green
                    Insurance Company                                                                   Claims            Rollover
IMI      Chase NY   Zurich American      T-231493     11/5/2002   1/31/2005   8,000,000     8,000,000   For Insurance     Ever Green
                    Insurance Company                                                                   Claims            Rollover
IMI      Chase NY   State of Vermont     P-231634    11/13/2002    1/1/2005   1,000,000     1,000,000   For Iron          Ever Green
                                                                                                        Mountain          Rollover
                                                                                                        Assurance Corp.
IMI      Chase NY   PHH Vehicle          P-245813      3/1/2004   1/31/2005     154,340       148,720   Iron Mountain     Ever Green
                    Management Services  200,000 C$                                                     Canada            Rollover

IMI      Chase NY   Zurich American      P246902       4/1/2004   1/31/2005   5,000,000     5,000,000   For Insurance     Ever Green
                    Insurance Company                                                                   Claims            Rollover

Totals                                                                       25,872,860   22,889,410